Certain confidential information contained in this document, marked by “[***]”, has been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is both (i) not material and (ii) is the type of information that the Company treats as private or confidential. Certain schedules (or similar attachments) also marked by “[***]” have been omitted pursuant to Item 601(a)(5) of Regulation S-K.
EXHIBIT 10.4
WHCO FACILITY    EXECUTION
AMENDMENT NO. 1
TO MASTER REPURCHASE AGREEMENT
Amendment No. 1 to Master Repurchase Agreement, dated as of May 2, 2025 (this “Amendment”), among ATLAS SECURITIZED PRODUCTS, L.P. (“Atlas”, the “Administrative Agent” and a “Buyer”), AGF WHCO 1-A3 LP (a “Buyer” and together with Atlas, “Buyers”), and LOANDEPOT.COM, LLC (the “Seller”).
RECITALS
The Administrative Agent, Buyers and the Seller are parties to that certain (a) Master Repurchase Agreement, dated as of November 14, 2024 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Repurchase Agreement”; and as further amended by this Amendment, the “Repurchase Agreement”) and (b)  Pricing Side Letter, dated as of November 14, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Side Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.
The Administrative Agent, Buyers and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.
Accordingly, the Administrative Agent, Buyers and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:
SECTION 1.Amendment to the Existing Repurchase Agreement. Effective as of the Amendment Effective Date, the Existing Repurchase Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A hereto. The parties hereto further acknowledge and agree that Exhibit A constitutes the Repurchase Agreement as amended and modified by the terms set forth herein.
SECTION 2.Conditions Precedent to Amendment. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the execution and delivery of this Amendment, by all parties hereto.
SECTION 3.Representations and Warranties.  Seller hereby represents and warrants to the Administrative Agent and the Buyers that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 13 of the Repurchase Agreement.
SECTION 4.Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.
SECTION 5.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 6.Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Amendment in a Portable Document Format (PDF) shall be effective as delivery of a manually executed original counterpart of this Amendment. The parties agree that this Amendment, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Amendment may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign, the UETA and any applicable state law. Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service providers, as long as such service providers use system logs and audit trails that establish a temporal and process link between the presentation of identity documents and the electronic signing, together with identifying information that can be used to verify the electronic signature and its attribution to the signer’s identity and evidence of the signer’s agreement to conduct the transaction electronically and of the signer’s execution of each electronic signature.
SECTION 7.GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, WHICH SHALL GOVERN), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
[Signature Pages Follow]
2

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

ATLAS SECURITIZED PRODUCTS, L.P., as Administrative Agent and a Buyer

By: Atlas Securitized Products GP, LLC, its general partner
By:/s/ Dominic Obaditch
Name: Dominic Obaditch
Title: Managing Director

AGF WHCO 1-A3 LP, as a Buyer

By: AASP Management, LP, its investment manager

By: /s/ William B Kuesel
Name: William B. Kuesel
Title: Vice President and AGM General Counsel, Americas

Signature Page to Amendment No. 1 to MRA (Atlas-LD/WHCO)

LOANDEPOT.COM, LLC, as Seller

By: /s/ David Hayes
Name: David Hayes
Title: CFO

Signature Page to Amendment No. 1 to MRA (Atlas-LD/WHCO)

Exhibit A
REPURCHASE AGREEMENT

(See attached)
Exhibit A

WHCO FACILITY     CONFORMED THROUGH AMENDMENT NO. 1

MASTER REPURCHASE AGREEMENT
ATLAS SECURITIZED PRODUCTS, L.P., as administrative agent
(“Administrative Agent”) and as a buyer (a “Buyer”),
AGF WHCO 1-A3 LP, as a buyer (a “Buyer”), and other Buyers from time to time (“Buyers”),
and
LOANDEPOT.COM, LLC, as seller (“Seller”)
Dated November 14, 2024

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TABLE OF CONTENTS
Page

1. Applicability	- 1 -
2. Definitions	- 1 -
3. Program; Initiation of Transactions	- 30 -
4. Repurchase	- 32 -
5. Price Differential.	- 33 -
6. Margin Maintenance; Reallocation of Purchase Price	- 34 -
7. Income Payments	- 35 -
8. Security Interest	- 37 -
9. Payment and Transfer	- 40 -
10. Conditions Precedent	- 40 -
11. Program; Costs	- 44 -
12. Servicing	- 48 -
13. Representations and Warranties	- 49 -
14. Covenants	- 55 -
15. Events of Default	- 62 -
16. Remedies Upon Default	- 65 -
17. Reports	- 68 -
18. Repurchase Transactions	- 72 -
19. Single Agreement	- 72 -
20. Notices and Other Communications	- 73 -
21. Entire Agreement; Severability	- 74 -
22. Non assignability	- 74 -
23. Set-off	- 75 -
24. Binding Effect; Governing Law; Jurisdiction	- 76 -
25. No Waivers, Etc.	- 76 -
26. Intent	- 76 -
27. Disclosure Relating to Certain Federal Protections	- 77 -
28. Power of Attorney	- 78 -
29. Buyers May Act Through Administrative Agent	- 78 -
30. Indemnification; Obligations	- 78 -
31. Counterparts	- 79 -
32. Confidentiality	- 80 -
33. Recording of Communications	- 81 -
34. Conflicts	- 81 -
35. Acknowledgment of Assignment and Administration of Repurchase Agreement	- 81 -
36. Periodic Due Diligence Review	- 82 -
37. Authorizations	- 83 -
38. Administration of Repurchase Agreement	- 83 -
39. Acknowledgement of Anti-Predatory Lending Policies	- 83 -
- i -
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40. Documents Mutually Drafted	- 84 -
41. General Interpretive Principles	- 84 -
42. Bankruptcy Non-Petition	- 84 -
43. Limited Recourse	- 85 -
44. Pool Subdivisions	- 85 -
45. Nominee	- 86 -

- ii -
LEGAL02/46008510v3

SCHEDULES
Schedule 1 – Representations and Warranties with Respect to Purchased Mortgage Loans
Schedule 2 – Authorized Representatives
Schedule 3 – Non-Affiliate Joint Venture Companies
EXHIBITS

Exhibit A     Form of Power of Attorney (Seller)

Exhibit B     Escrow Instruction Letter

- iii -
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This is a MASTER REPURCHASE AGREEMENT, dated as of November 14, 2024, by and between ATLAS SECURITIZED PRODUCTS, L.P. (“Atlas”, the “Administrative Agent” and a “Buyer”) on behalf of Buyers, including but not limited to AGF WHCO 1-A3 LP (“WHCO” and a “Buyer” and together with Atlas, the “Buyers”) and LOANDEPOT.COM, LLC (“Seller”).
1.Applicability
From time to time the parties hereto may enter into transactions in which Seller agrees to transfer to Administrative Agent on behalf of Buyers certain Purchased Assets (as hereinafter defined) on a servicing released basis against the transfer of funds by Administrative Agent, with a simultaneous agreement by Administrative Agent on behalf of Buyers to transfer to Seller such Purchased Assets on a servicing released basis at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any annexes identified herein, as applicable hereunder. For the avoidance of doubt, and for administrative and tracking purposes, (a) the purchase and sale of each Purchased Mortgage Loan shall be deemed a separate Transaction and (b) with respect to each Designated Mortgage Loan, such Designated Mortgage Loan may, at Buyers’ option, be sold to different Buyers on a pro rata basis, such that one Buyer pays the Purchase Price-Base and other Buyers pay the Purchase Price-Incremental 1 and Purchase Price-Incremental 2, as applicable, and, in which case, the Administrative Agent shall own the Designated Mortgage Loan, for the benefit of the purchasing Buyers, on a pro rata, pari passu basis.

2.Definitions
Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings; provided that any terms used but not otherwise defined herein shall have the meanings given to them in the Pricing Side Letter:
“1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Acceptable State” means any state acceptable pursuant to Seller’s Underwriting Guidelines.
“Acceptable Valuation” means, with respect to a Mortgaged Property or an REO Property, (a) on the Purchase Date, a FIRREA Appraisal (including, without limitation, property inspection waivers permitted pursuant to the Fannie Mae Guides and Freddie Mac Guides); (b) on any date after the initial Purchase Date, any other written valuation approved by the Administrative Agent in its sole discretion; and (c) solely with respect to HELOCs and Second Lien Mortgage Loans, an AVM that is FIRREA compliant.
“Accepted Servicing Practices” means, with respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions (including as set forth in

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the Fannie Mae Guides, the Freddie Mac Guides, the GNMA Guide, the FHA Regulations and the VA Regulations, if applicable) which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, and which are in accordance with any applicable Agency servicing practices and procedures for mortgage-backed security pool mortgages as set forth in the applicable Agency guides, including future updates.
“Act of Insolvency” means, with respect to any Person, (a) (i) the filing of a petition by such Person commencing, or authorizing the commencement of any case or proceeding, or the voluntary joining by such Person of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors, or (ii) suffering by such Person of any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief, which, in the case of clause (ii) (and solely to the extent not consented to), remains undismissed, unstayed or in effect for a period of [***] days or more; (b) the seeking of the appointment of a receiver, trustee, custodian or similar official for such Person or any substantial part of the property of such Person; (c) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (d) the making or offering by such Person of a composition with its creditors or a general assignment for the benefit of creditors; (e) the admission by a Responsible Officer of such Person of its inability to pay its debts or discharge its obligations as they become due or mature; or (f) that any governmental authority or agency or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person.
“Additional Buyers” shall have the meaning set forth in Section 35 hereof.
“Additional Collateral” has the meaning set forth in Section 8.a(2) hereof.
“Administration Agreement” means that certain Repo Administration and Allocation Agreement, dated as of the date hereof, by and among Seller, Atlas Securitized Products, L.P. as administrative agent and certain Buyers identified therein, as amended, restated, supplemented or otherwise modified from time to time.
“Administrative Agent” means Atlas Securitized Products, L.P. or any successor thereto under the Administration Agreement.
“Affiliate” means, with respect to any specified entity, any other entity directly or indirectly controlling, or controlled by, or under common control with such entity, provided that no securitization trust or special purpose vehicle that issues non-recourse debt shall be considered an Affiliate; provided that, for the avoidance of doubt, with respect to Administrative Agent and Buyers, “Affiliate” means Atlas Securitized Products, L.P., WHCO Intermediate Holdings L.P., their respective Subsidiaries and any CP Conduit. For the purposes of this definition, “control” means the power to direct the management and policies of such entity,

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directly or indirectly, whether through the ownership of voting equity, by contract or otherwise. For the avoidance of doubt, none of the Permitted Holders, nor any joint venture of which Seller or LD Holdings Group LLC owns less than fifty percent (50%) of the equity interests therein nor any of the joint venture companies listed on Schedule 3 hereto, shall be considered an Affiliate for purposes of this Agreement.
“Agency” means Freddie Mac, Fannie Mae or GNMA, as applicable.
“Agency Approvals” means approval by GNMA as an approved issuer, by FHA as an approved mortgagee, by VA as an approved VA lender, in each case in good standing, by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act.
“Agency Mortgage Loan” means, collectively, Conforming Mortgage Loans, State Agency Program Loans, USDA Loans, FHA Loans and VA Loans (but not Early Buyout Loans).
“Agency Security” means a mortgage-backed security issued by an Agency including a GNMA Security.
“Agency-Required eNote Legend” means the legend or paragraph required by Fannie Mae, Freddie Mac or GNMA, as applicable, to be set forth in the text of an eNote, which includes the provisions set forth on an exhibit to the Custodial Agreement, as may be amended from time to time by Fannie Mae, Freddie Mac or GNMA, as applicable.
“Aggregate Purchase Price-Base” means, as of any date of determination, the aggregate outstanding Purchase Price-Base for a Purchased Mortgage Loan.
“Aggregate Purchase Price-Incremental 1” means, as of any date of determination, the aggregate outstanding Purchase Price-Incremental 1 for a Purchased Mortgage Loan.
“Aggregate Purchase Price-Incremental 2” means, as of any date of determination, the aggregate outstanding Purchase Price-Incremental 2 for a Purchased Mortgage Loan.
“Aging Limit” has the meaning assigned to such term in the Pricing Side Letter.
“Agreement” means this Master Repurchase Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Allocated Percentage” means, with respect to a Purchased Mortgage Loan, the percentage obtained by (a) with respect to the Purchase Price-Base, the Purchase Price Percentage-Base divided by the Purchase Price Percentage-Total; (b) with respect to the Purchase Price-Incremental 1, the Purchase Price Percentage-Incremental 1 divided by the Purchase Price Percentage-Total and (c) with respect to the Purchase Price-Incremental 2, the Purchase Price Percentage-Incremental 2 divided by the Purchase Price Percentage-Total.

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“Appraised Value” means (i) the “as is” value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property, (ii) in the case of property inspection waiver Mortgage Loans, the value accepted by Fannie Mae or Freddie Mac’s automated underwriting system as the value of the Mortgaged Property or (iii) in the case of Second Lien Mortgage Loans and HELOCs, the value set forth in the AVM.
“Approved Product Type” has the meaning assigned to such term in the Pricing Side Letter.
“Asset Documents” means the documents in the related Asset File to be delivered to the Custodian.
“Asset File” means the Mortgage File.
“Asset Matrix” has the meaning assigned to such term in the Pricing Side Letter.
“Asset Schedule” means, with respect to any Transaction as of any date, an Asset Schedule in the form prescribed by the Custodial Agreement.
“Asset Value” means with respect to any Purchased Mortgage Loan, the sum of the Asset Value-Base, the Asset Value-Incremental 1 and the Asset Value-Incremental 2.
“Asset Value-Base” means, with respect to any Purchased Mortgage Loan as of any date of determination, an amount equal to the product of (a) the applicable Purchase Price Percentage-Base, and (b) the applicable Maximum Value Amount; provided that the Asset Value-Base of a Purchased Mortgage Loan may be reduced to zero by Administrative Agent or a Buyer if any Value Reduction Event shall occur.
“Asset Value-Incremental 1” means, with respect to any Purchased Mortgage Loan as of any date of determination, an amount equal to the product of (a) the applicable Purchase Price Percentage-Incremental 1, and (b) the applicable Maximum Value Amount; provided, that, the Asset Value-Incremental 1 of a Purchased Mortgage Loan may be reduced to zero by Administrative Agent or a Buyer if any Value Reduction Event shall occur.
“Asset Value-Incremental 2” means, with respect to any Purchased Mortgage Loan as of any date of determination, an amount equal to the product of (a) the applicable Purchase Price Percentage-Incremental 2, and (b) the applicable Maximum Value Amount; provided, that, the Asset Value-Incremental 2 of a Purchased Mortgage Loan may be reduced to zero by Administrative Agent or a Buyer if any Value Reduction Event shall occur.
“Assignment and Acceptance” has the meaning assigned to such term in Section 22 hereof.
“Assignment of Mortgage” means an assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment and pledge of the Mortgage.

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“Assignment of Proprietary Lease” means the specific agreement creating a first lien on and pledge of the Co-op Shares and the appurtenant Proprietary Lease securing a Co-op Loan.
“Authoritative Copy” means, with respect to an eNote, a single authoritative copy of such document that is unique, identifiable and unalterable, is marked as the original and has no indication that it is a non-authoritative copy.
“AVM” means an automated valuation model providing computer-generated home appraisals for mortgages based on comparable sales, title records and other market factors, and having a minimum confidence score of at least 80%.
“Bailee Letter” has the meaning assigned to such term in the applicable Custodial Agreement.
“Bank” means JPMorgan Chase Bank, National Association and any successor or assign.
“Bankruptcy Code” means the United States Bankruptcy Code of 1978, as amended from time to time.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BPL – Holdback” means a Business Purpose Mortgage Loan with respect to which there exists a Holdback Amount.
“BPL – Long” means a Business Purpose Mortgage Loan with respect to which (a) the related Mortgaged Property consists of (i) [***] or less or (ii) between [***] and [***] and with an original outstanding principal amount less than $[***] and (b) the related maturity date [***] or more from the date of the Mortgage Note.
“Business Day” means any day other than (i) a Saturday or Sunday; (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed or (iii) a public or bank holiday in New York City.
“Business Purpose Mortgage Loan” means a Mortgage Loan with respect to which the related Mortgaged Property (a) is non-owner occupied; (b) is primarily used for business or commercial purposes (as referenced in the Truth and Lending Act and its implementing regulation, Regulation Z); and (c) has been originated or acquired in accordance with Underwriting Guidelines.
“Buyer” means Administrative Agent, in its capacity as a buyer, WHCO and each other Buyer which becomes a party hereto pursuant to and in accordance with Section 22 hereof and, with respect to Section 11 hereof, its participants.

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“Capital Lease Obligations” means, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of the Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.
“Change in Control” means:
(1)any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, other than the Permitted Holders becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended) of fifty-one percent (51%) of the equity securities of loanDepot, Inc., a Delaware corporation, entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis;
(2)the sale, transfer, or other disposition of all or substantially all of Seller’s assets (excluding any such action taken in connection with any securitization transaction); or
(3)if Seller is a Delaware limited liability company, Seller enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated.
“Clearing Account” means the account into which HUD, VA and USDA remit all Income (including, without limitation, claims and proceeds) on account of Early Buyout Loans.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collection Account” means the account described in the Collection Account Control Agreement, into which all collections and proceeds on or in respect of the Purchased Mortgage Loans shall be deposited by Seller or Servicer.
“Collection Account Control Agreement” means that certain collection account control agreement, dated as of the date hereof, among Administrative Agent, Seller and Bank, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Combined Loan to Value Ratio” or “CLTV” means with respect to any Second Lien Mortgage Loan or HELOC, the ratio of (i) the combined amount of the original amount (or the related credit limit with respect to a HELOC) of the Second Lien Mortgage Loan or HELOC, as applicable, plus all secured loans on the related property that are equal or senior in priority to that Second Lien Mortgage Loan or HELOC, as applicable, the Appraised Value of the Mortgaged Property at origination of the Second Lien Mortgage Loan or HELOC.

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“Committed Mortgage Loan” means a Purchased Mortgage Loan which is the subject of a Take-out Commitment with a Take-out Investor.
“Concentration Limit” has the meaning assigned to such term in the Pricing Side Letter.
“Conforming Mortgage Loan” means a first lien Mortgage Loan, including State Agency Program Loans, originated in accordance with the criteria of an Agency for purchase of Mortgage Loans, including, without limitation, conventional Mortgage Loans, as determined by Administrative Agent in its sole good faith discretion.
“Control” means, with respect to an eNote, the “control” of such eNote within the meaning of UETA and/or, as applicable, E-SIGN, which is established by reference to the MERS eRegistry and any party designated therein as the Controller.
“Control Failure” means, with respect to an eNote, the failure of the Controller status of the eNote in the MERS eRegistry to reflect Administrative Agent’s MERS Org ID as a result of an unauthorized Transfer of Control or unauthorized Transfer of Control and Location, in either case, initiated by Custodian or through Custodian’s system, in contravention of the terms of this Agreement; provided that (i) Custodian delivered the most recent Custodial Mortgage Loan Schedule and exception report reflecting the Location status of the eNote as the Custodian’s MERS Org ID and the Controller status of the eNote as Administrative Agent’s MERS Org ID and (ii) the Controller status and Location status of such eNote have not been transferred pursuant to (x) a Request for Release of Documents (as defined in the Custodial Agreement) or (y) Administrative Agent’s written request or instruction.
“Controller” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Controller”, and who in such capacity shall be deemed to be “in control” or to be the “controller” of such eNote within the meaning of UETA or E-SIGN, as applicable.
“Co-op Corporation” means, with respect to any Co-op Loan, the cooperative apartment corporation that holds legal title to the related Co-op Project and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.
“Co-op Loan” means a Mortgage Loan secured by the pledge of stock allocated to a Co-op Unit in a Co-op Corporation and collateral assignment of the related Proprietary Lease.
“Co-op Project” means, with respect to any Co-op Loan, all real property and improvements thereto and rights therein and thereto owned by a Co-op Corporation including without limitation the land, separate dwelling units and all common elements.
“Co-op Shares” means, with respect to any Co-op Loan, the shares of stock issued by a Co-op Corporation and allocated to a Co-op Unit and represented by a Stock Certificates.
“Co-op Unit” means, with respect to any Co-op Loan, a specific unit in a Co-op Project.
“CP Conduit” means any Buyer that is an asset-backed commercial paper conduit.

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“Credit Limit” means, with respect to each HELOC, the maximum amount permitted under the terms of the related Credit Line Agreement as identified in the related Asset Schedule.
“Credit Line Agreement” means, with respect to each HELOC, the related home equity line of credit agreement, account agreement and promissory note (if any) executed by the related Mortgagor and any amendment or modification thereof.
“Custodial Agreement” means the custodial agreement, dated as of the date hereof, among Seller, Administrative Agent, Buyers and Custodian identified therein, as it may be amended, restated, supplemented or otherwise modified from time to time.
“Custodial Mortgage Loan Schedule” has the meaning assigned to such term in the Custodial Agreement.
“Custodian” means Deutsche Bank National Trust Company or such other party specified by Administrative Agent and agreed to by Seller, which approval shall not be unreasonably withheld.
“Daily Simple SOFR” means, for any day, SOFR, with conventions (including, without limitation, a lookback) established by the Administrative Agent in [***] in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR”; provided that, if the Administrative Agent determines that any such convention is not administratively, operationally, or technically feasible for the Administrative Agent, then the Administrative Agent may establish another convention in [***].
“DE Compare Ratio” means the Two Year FHA Direct Endorsement Lender Compare Ratio, excluding streamline FHA refinancings, as made publicly available by HUD.
“Debtor Relief Law” means any law, administration, or regulation relating to reorganization, winding up, administration, composition or adjustment of debts or otherwise relating to bankruptcy or insolvency.
“Default” means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.
“Delegatee” means, with respect to an eNote, the party designated in the MERS eRegistry as the “Delegatee” or “Delegatee for Transfers”, and in such capacity is authorized by the Controller to perform certain MERS eRegistry transactions on behalf of the Controller such as Transfers of Control and Transfers of Control and Location.
“Delinquency Advance” means any advance made by Seller under the Servicing Agreements, to cover due, but uncollected or unavailable as a result of funds not yet being cleared, principal and interest payments on the Purchased Mortgage Loans included in the portfolio of Purchased Mortgage Loans serviced by Seller pursuant to the Servicing Agreements, including Purchased Mortgage Loans with respect to which the related Mortgaged Property is being held pending liquidation.

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“Designated Mortgage Loan” means a Purchased Mortgage Loan that is identified by Administrative Agent as eligible for a Purchase Price-Base, a Purchase Price-Incremental 1 and/or a Purchase Price-Incremental 2.
“Disqualification Event” means, with respect to a Designated Mortgage Loan which has Purchase Price-Incremental 2, the occurrence of any of the following events: (a) a Participant materially breaches the applicable Participation Agreement, (b) an Act of Insolvency occurs with respect to a Participant, (c) the failure of a Participant to purchase the participation interest pursuant to a Participation Agreement with respect to a Designated Mortgage Loan, (d) the Administrative Agent, a Participant or a Buyer shall have determined in its sole good faith discretion that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent, any Participant or any Buyer has made it unlawful, for Administrative Agent, any Participant or any Buyer to purchase Purchased Mortgage Loan or participations in Transactions, or (e) the Administrative Agent determines in its sole discretion, that it will no longer enter into Transactions comprised of Purchase Price-Incremental 2 on account of a Purchased Mortgage Loan.
“Division” means the division of a limited liability company into two or more limited liability companies pursuant to and in accordance with Section 18-217 of Chapter 18 of the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq., as amended.
“Dollars” and “$” means dollars in lawful currency of the United States of America.
“Draw” means, with respect to each HELOC, an additional borrowing by the Mortgagor in accordance with the related Credit Line Agreement.
“Due Date” means the day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.
“Early Buyout” means the purchase of a modified or delinquent FHA Loan, VA Loan or USDA Loan by Seller from a pool of mortgage loans backing a GNMA Security.
“Early Buyout Loans” means an FHA Loan, USDA Loan or VA Loan which is subject to an Early Buyout and is a Purchased Mortgage Loan.
“Effective Date” means the date upon which the conditions precedent set forth in Section 10 shall have been satisfied.
“Electronic Agent” means MERSCORP Holdings, Inc., or its successor in interest or assigns.
“Electronic Record” means, as the context requires, (i) “Record” and “Electronic Record,” both as defined in E-SIGN, and shall include but not be limited to, recorded telephone conversations, fax copies or electronic transmissions, including without limitation, those involving the Warehouse Electronic System, and (ii) with respect to an eMortgage Loan, the

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related eNote and all other documents comprising the Mortgage File electronically created and that are stored in an electronic format, if any.
“Electronic Tracking Agreement” means one or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Purchased Mortgage Loans held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Administrative Agent.
“eMortgage Loan” means a Mortgage Loan that is a Conforming Mortgage Loan (other than an FHA Loan or VA Loan) with respect to which there is an eNote and as to which some or all of the other documents comprising the related Mortgage File may be created electronically and not by traditional paper documentation with a pen and ink signature.
“eNote” means, with respect to any eMortgage Loan, the electronically created and stored Mortgage Note that is a Transferable Record.
“eNote Delivery Requirements” shall have the meaning set forth in Section 3(c) hereof.
“eNote Replacement Failure” shall have the meaning set forth in the Custodial Agreement.
“eNote Secured Party” means the party designated in the MERS eRegistry as the “Secured Party”.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and administrative rulings issued thereunder.
“ERISA Affiliate” means any corporation or trade or business that, together with Seller is treated as a single employer under Section 414(b) or (c) of the Code or solely for purposes of Section 302 of ERISA and Section 412 of the Code is treated as single employer described in Section 414 of the Code.
“Escrow Agreement” means that certain Fourth Amended and Restated Escrow Agreement dated as of August 16, 2016 among [***] and such other parties joined thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Escrow Instruction Letter” means the Escrow Instruction Letter from Seller to the Settlement Agent, in the form of Exhibit B hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Escrow Payments” means, with respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments

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required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.
“eVault” means an electronic repository established and maintained by an eVault Provider for delivery and storage of eNotes.
“eVault Provider” means Document Systems, Inc. d/b/a DocMagic, or its successor in interest or assigns, or such other entity agreed upon by Custodian or Administrative Agent.
“Event of Default” has the meaning specified in Section 15 hereof.
“Event of Termination” means with respect to Seller (a) with respect to any Plan, a reportable event, as defined in Section 4043 of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within [***] of the occurrence of such event, or (b) the withdrawal of Seller or any ERISA Affiliate thereof from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (c) the failure by Seller or any ERISA Affiliate thereof to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA with respect to any Plan, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code (or Section 430(j) of the Code as amended by the Pension Protection Act) or Section 302(e) of ERISA (or Section 303(j) of ERISA, as amended by the Pension Protection Act), (d) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Seller or any ERISA Affiliate thereof to terminate any Plan, or (e) the failure to meet requirements of Section 436 of the Code resulting in the loss of qualified status under Section 401(a)(29) of the Code, or (f) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (g) the receipt by Seller or any ERISA Affiliate thereof of a notice from a Multiemployer Plan that action of the type described in the previous clause (f) has been taken by the PBGC with respect to such Multiemployer Plan, or (h) any event or circumstance exists which may reasonably be expected to constitute grounds for Seller or any ERISA Affiliate thereof to incur liability under Title IV of ERISA or under Sections 412 (b) or 430 (k) of the Code with respect to any Plan.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Buyer or other recipient of any payment hereunder or required to be withheld or deducted from a payment to such Buyer or such other recipient: (a) Taxes based on (or measured by) net income or net profits, franchise Taxes and branch profits Taxes that are imposed on a Buyer or other recipient of any payment hereunder as a result of (i) being organized under the laws of, or having its principal office or its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) a present or former connection between such Buyer or other recipient and the jurisdiction of the Governmental Authority imposing such Tax or any political subdivision or taxing authority thereof (other than connections arising from such Buyer or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced under this Agreement or any Program Agreement, or sold or assigned an interest in any Purchased Mortgage Loan); (b) any Tax imposed on a Buyer or other

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recipient of a payment hereunder that is attributable to such Buyer’s or other recipient’s failure to comply with relevant requirements set forth in Section 11(e)(ii); (c) any withholding Tax that is imposed on amounts payable to or for the account of such Buyer or other recipient of a payment hereunder pursuant to a law in effect on the date such person becomes a party to or under this Agreement, or such person changes its lending office, except in each case to the extent that amounts with respect to Taxes were payable either to such person’s assignor immediately before such person became a party hereto or to such person immediately before it changed its lending office; and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Indebtedness” has the meaning specified in Section 13(a)(23) hereof.
“E-SIGN” means the Electronic Signatures in Global and National Commerce Act, 15 U.S.C. § 7001 et seq.
“Fannie Mae” means the Federal National Mortgage Association or any successor thereto.
“Fannie Mae Guides” means the Fannie Mae Seller’s Guide and Fannie Mae Servicers’ Guide and all amendments or additions thereto, including, but not limited to, future updates thereof.
“FATCA”     means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“FDIA” has the meaning set forth in Section 26(c) hereof.
“FDICIA” has the meaning set forth in Section 26(d) hereof.
“FHA” means the Federal Housing Administration, an agency within the HUD, or any successor thereto, and including the Federal Housing Commissioner and the Secretary of HUD where appropriate under the FHA Regulations.
“FHA Approved Mortgagee” means a corporation or institution approved as a mortgagee by the FHA under the National Housing Act, as amended from time to time, and applicable FHA Regulations, and eligible to own and service mortgage loans such as the FHA Loans.
“FHA Connection System” means the FHA Connection system, together with any successor FHA electronic access portal.
“FHA Loan” means a Mortgage Loan which is the subject of an FHA Mortgage Insurance Contract.
“FHA Mortgage Insurance” means, mortgage insurance authorized under the National Housing Act, as amended from time to time, and provided by the FHA.

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“FHA Mortgage Insurance Contract” means the contractual obligation of the FHA respecting the insurance of a Mortgage Loan.
“FHA Regulations” means the regulations promulgated by the HUD under the National Housing Act, as amended from time to time and codified in 24 Code of Federal Regulations, and other HUD issuances relating to FHA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“FICO” means Fair Isaac & Corporation, or any successor thereto.
“Fidelity Insurance” means insurance coverage with respect to employee errors, omissions, dishonesty, forgery, theft, disappearance and destruction, robbery and safe burglary, property (other than money and securities) and computer fraud in an aggregate amount acceptable to Seller’s regulators.
“Financial Covenants” has the meaning set forth in Section 14.jj hereof.
“FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989.
“FIRREA Appraisal” means an opinion of the “as is” fair market value of a Mortgaged Property or an REO Property that (a) is given by a licensed real estate agent or broker in conformity with customary and usual business practices, which includes comparable sales and comparable listings and (b) complies with the criteria set forth in FIRREA for an “appraisal” or if an appraisal is not required by the statute, an “evaluation”.
“Freddie Mac” means the Federal Home Loan Mortgage Corporation or any successor thereto.
“Freddie Mac Guides” means any and all applicable rules, regulations, requirements and guidelines of Freddie Mac, including the Freddie Mac Guide and including any representations and warranties incorporated into any sale contract with Freddie Mac.
“Funding 2 Repo Agreement” means that certain Master Repurchase Agreement, by and among Administrative Agent, Atlas Securitized Products Funding 2, L.P. and Seller, as the same may be amended, restated, supplemented or otherwise modified and in effect from time to time.
“Funding 2 Repo Documents” means the Funding 2 Repo Agreement and the “Program Agreements” as defined in the Funding 2 Repo Agreement.
“GAAP” means generally accepted accounting principles in effect from time to time in the United States of America and applied on a consistent basis.
“GNMA” means the Government National Mortgage Association and any successor thereto.

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“GNMA Guide” means the GNMA Mortgage-Backed Securities Guide, Handbook 5500.3, Rev. 1, as amended from time to time, and any related announcements, directives and correspondence issued by GNMA.
“GNMA Haircut Amount” means, with respect to a Simultaneously Funded Early Buyout Loan, an amount equal to (i) the amount due to GNMA to repurchase such Mortgage Loan from GNMA less (ii) the Purchase Price for such Mortgage Loan.
“GNMA Security” means a mortgage-backed security guaranteed by GNMA pursuant to the GNMA Guide.
“Governmental Authority” means any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions over Seller, Administrative Agent or any Buyer, as applicable.
“Gross Margin” means, with respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.
“Guarantee” means, as to any Person, [***]. The terms “Guarantee” and “Guaranteed” used as verbs shall have correlative meanings.
“Hash Value” means, with respect to an eNote, the unique, tamper-evident digital signature of such eNote that is stored with MERS.
“HELOC” means a home equity revolving line of credit secured by a first lien or second lien on the related Mortgaged Property.
“High Cost Mortgage Loan” means a Mortgage Loan (a) classified as a “high cost” loan under the Home Ownership and Equity Protection Act of 1994; (b) classified as a “high cost,” “threshold,” “covered,” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law, regulation or ordinance imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) having a percentage listed under the Indicative Loss Severity Column (the column that appears in the S&P Anti-Predatory Lending Law Update Table, included in the then-current S&P’s LEVELS® Glossary of Terms on Appendix E).
“Holdback Account” means an account held by Servicer pursuant to the terms of the applicable Servicing Agreement, if any, in each case, into which any Holdback Amounts with respect to BPL – Holdback may be deposited and held.
“Holdback Amount” means, with respect to a BPL – Holdback, such escrow or holdback amounts that are advanced by the related originator but not disbursed to the related Mortgagor at such Mortgage Loan’s origination date, with such undisbursed amounts being held by the applicable Servicer in the related Holdback Account for funding amounts for the related

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Mortgagor to improve and rehabilitate the related Mortgaged Property in accordance with the related Servicing Agreement and Asset Documents.
“Hsieh Investors” means each of [***] and each of their respective affiliates.
“HUD” means the United States Department of Housing and Urban Development or any successor thereto.
“Income” means, with respect to any Purchased Mortgage Loan, without duplication, all principal and income or dividends or distributions received with respect thereto, including any sale or liquidation premiums, liquidation proceeds, insurance proceeds, dividends or other distributions payable thereon or any fees or payments of any kind received by the related Servicer (net of any servicing fees and advances then due and owing pursuant to the terms of the applicable Servicing Agreement).
“Indebtedness” has the meaning assigned to such term in the Pricing Side Letter.
“Indemnified Party” has the meaning set forth in Section 30 hereof.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Seller hereunder or under any Program Agreement and (b) Other Taxes.
“Index” means, with respect to any adjustable rate Mortgage Loan, the index identified on the Asset Schedule and set forth in the related Mortgage Note for the purpose of calculating the applicable Mortgage Interest Rate.
“Intercreditor Agreement” means that certain Fourth Amended and Restated Intercreditor Agreement dated as of August 16, 2016 among [***] and such other parties joined thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Interest Rate Adjustment Date” means the date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.
“Interest Rate Protection Agreement” means, with respect to any or all of the Purchased Mortgage Loans, or any short sale of a security issued by the U.S. Department of the Treasury, or futures contract, or mortgage related security, or Eurodollar futures contract, or options related contract, or interest rate swap, cap or collar agreement, or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by Seller.
“Joint Securities Account Control Agreement” means that certain Fourth Amended and Restated Joint Securities Account Control Agreement dated as of August 16, 2016 among [***] and such other parties joined thereto from time to time, as the same may be amended, restated, supplemented or otherwise modified from time to time.

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“LD Holdings” means LD Holdings Group LLC, a Delaware limited liability company.
“Lender Insurance Authority” means the permission granted to certain FHA-approved lenders to process single family mortgage applications without first submitting documentation to the United States Department of Housing and Urban Development as set forth in 12 U.S.C. §1715z-21 and the regulations enacted thereunder set forth in 24 CFR §203.6.
“Lien” means any mortgage, lien, pledge, charge, security interest or similar encumbrance.
“Loan to Value Ratio” or “LTV” means with respect to any Mortgage Loan, the ratio of the original outstanding principal amount (or the related credit limit with respect to a HELOC) of such Mortgage Loan to the Appraised Value of the Mortgaged Property at origination.
“Location” means, with respect to an eNote, the location of such eNote which is established by reference to the MERS eRegistry.
“Margin Call” has the meaning specified in Section 6(a) hereof.
“Margin Deadlines” has the meaning specified in Section 6(b) hereof.
“Margin Deficit” has the meaning specified in Section 6(a) hereof.
“Market Value” has the meaning assigned to such term in the Pricing Side Letter.
“Master Servicer Field” means, with respect to an eNote, the field entitled, “Master Servicer” in the MERS eRegistry.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of Seller or any Affiliate that is a party to any Program Agreement taken as a whole; (b) a material impairment of the ability of Seller or any Affiliate that is a party to any Program Agreement to perform under any Program Agreement and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability of any Program Agreement against Seller or any Affiliate that is a party to any Program Agreement, in each case as determined by the Administrative Agent in its good faith discretion.
“Maximum Aggregate Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.
“Maximum Available Purchase Price” has the meaning assigned to such term in the Pricing Side Letter.
“Maximum Value Amount” means, on each date of determination, an amount equal to [***].

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“MBA Method of Delinquency” means, with respect to Mortgage Loans, the methodology used by the Mortgage Bankers Association for assessing delinquency. For the avoidance of doubt, under the MBA Method of Delinquency, a Mortgage Loan is considered “30 days delinquent” if the Mortgagor fails to make a monthly payment prior to the close of business on the day that immediately precedes the due date on which the next monthly payment is due. For example, a Mortgage Loan will be considered thirty (30) days delinquent if the Mortgagor fails to make a monthly payment originally due on October 1 by the close of business on October 30.
“MERS” means Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
“MERS eDelivery” means the transmission system operated by the Electronic Agent that is used to deliver eNotes, other Electronic Records and data from one MERS eRegistry member to another using a system-to-system interface and conforming to the standards of the MERS eRegistry.
“MERS eRegistry” means the electronic registry operated by the Electronic Agent that acts as the legal system of record that identifies the Controller, Delegatee and Location of the Authoritative Copy of registered eNotes.
“MERS Org ID” means a seven-digit number assigned by MERSCORP Holdings that uniquely identifies a member entity on the MERS eRegistry.
“MERS System” means the mortgage electronic registry system operated by the Electronic Agent that tracks changes in Mortgage ownership, mortgage servicers and servicing rights ownership.
“Monthly Payment” means the scheduled monthly payment of principal and/or interest on a Mortgage Loan.
“Moody’s” means Moody’s Investors Service, Inc. or any successors thereto.
“Mortgage” means each mortgage, assignment of rents, security agreement and fixture filing, or deed of trust, assignment of rents, security agreement and fixture filing, deed to secure debt, assignment of rents, security agreement and fixture filing, or similar instrument creating and evidencing a lien on real property and other property and rights incidental thereto, unless such Mortgage is granted in connection with a Co-op Loan, in which case the first lien position is in the Co-op Shares and in the Proprietary Lease relating to such Co-op Shares.
“Mortgage File” means, with respect to a Mortgage Loan, the documents and instruments relating to such Mortgage Loan and set forth in an exhibit to the Custodial Agreement.
“Mortgage Interest Rate” means the rate of interest borne on a Mortgage Loan from time to time in accordance with the terms of the related Mortgage Note.

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“Mortgage Interest Rate Cap” means, with respect to an adjustable rate Mortgage Loan, the limit on each Mortgage Interest Rate adjustment as set forth in the related Mortgage Note.
“Mortgage Loan” means any Approved Product Type which is a fixed or floating rate, one to four family residential mortgage or home equity loan evidenced by a promissory note and secured by a first (or, in the case of Second Lien Mortgage Loans or second lien HELOCs, second) lien mortgage, which satisfies the requirements set forth in the Underwriting Guidelines and Section 13(b) hereof; provided that Mortgage Loans shall not include any High Cost Mortgage Loans and shall not include home equity conversion loans.
“Mortgage Note” means the promissory note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage, including the Credit Line Agreement in the case of a HELOC.
“Mortgaged Property” means the real property or other Co-op Loan collateral securing repayment of the debt evidenced by a Mortgage Note.
“Mortgagor” means the obligor or obligors on a Mortgage Note, including any person who has assumed or guaranteed the obligations of the obligor thereunder.
“Multiemployer Plan” means a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.
“Nominee” means Seller, or any successor Nominee appointed by Administrative Agent following the occurrence and during the continuance of an Event of Default.
“Non-Affiliate Buyer” has the meaning specified in Section 19 hereof.
“Non-Affiliate MRA” has the meaning specified in Section 19 hereof.
“Non-Affiliate Transactions” has the meaning specified in Section 19 hereof.
“Non-Agency Mortgage Loan” means a Mortgage Loan other than an Early Buyout Loan that (a) is not a Non-Agency Non-QM Mortgage Loan; (b) either (i) does not meet the criteria for an Agency Mortgage Loan or (ii) is an Agency Mortgage Loan that is aggregated for placement into a private label securitization or for sale to a Take-out Investor other than an Agency; (c) meets all applicable criteria as set forth in the Underwriting Guidelines and (d) is identified as a Non-Agency Mortgage Loan by Administrative Agent and Seller.
“Non-Agency Non-QM Mortgage Loan” a Non-Agency Mortgage Loan that (a) does not meet the criteria for a Qualified Mortgage Loan; (b) meets all applicable criteria as set forth in the Underwriting Guidelines and (c) is otherwise acceptable to Administrative Agent in its sole good faith discretion.
“Non-Performing Mortgage Loan” means (a) any Mortgage Loan for which any payment of principal or interest is [***] or more days past due (according to the MBA Method of Delinquency), (b) any Mortgage Loan with respect to which the related mortgagor is in

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bankruptcy or (c) any Mortgage Loan with respect to which the related mortgaged property is in foreclosure.
“Obligations” means ([***].
“OFAC” has the meaning set forth in Section 13(a)(27) hereof.
“Officer’s Compliance Certificate” has the meaning assigned to such term in the Pricing Side Letter.
“Ordinary Course Litigation” means any litigation or arbitration proceeding commenced by a Mortgagor, or the assertion by a Mortgagor of any common or necessary or compulsory cause of action, defense or counterclaim, seeking to enjoin, hinder, delay, set aside or temporarily restrain a foreclosure proceeding or other enforcement action commenced by the holder or servicer of a Mortgage Loan or real estate owned Property in the ordinary course of its business.
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any excise, sales, goods and services or transfer taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Program Agreement.
“Parthenon Investors” means each of [***] and each of their respective affiliates.
“Participant” means any participant as contemplated by Section 22.b of this Agreement which has entered into a Participation Agreement.
“Participation Agreement” means a participation agreement by and among a Participant, the Administrative Agent and the Buyers in form and substance acceptable to Administrative Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Payment Date” means, (a) with respect to the payment of Price Differential, the fifth (5th) day of the month and (b) with respect to the payment of all other amounts due hereunder, the twelfth (12th) day of the month; provided, that, in the case of clauses (a) and (b) if any such day is not a Business Day, the Payment Date shall be the next succeeding Business Day and provided, further, the final Payment Date shall be the related Repurchase Date.
“PBGC” means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.
“Pension Protection Act” means the Protection Act of 2006.
“Permitted Holders” means any of the Hsieh Investors and the Parthenon Investors.

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“Person” means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.
“Plan” means an employee pension benefit or other plan as defined in Section 3(2) of ERISA, established or maintained by Seller or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.
“Pool” means a subset of Purchased Mortgage Loans subject to Transactions which shall be identified from time to time by the Administrative Agent.
“Pool Subdivision Notice” means a written notice delivered by Administrative Agent to Seller, which shall identify the discrete Purchased Mortgage Loans which shall be allocated to different Pools.
“Post-Default Rate” means an annual rate of interest equal to the sum of (a) the Pricing Rate plus (b) [***].
“Power of Attorney” means a Power of Attorney substantially in the form of Exhibit A hereto delivered by Seller.
“Price Differential” means, for each Purchased Mortgage Loan, calculated daily on the basis of a 360-day year for the actual number of days during each Pricing Period, the sum of the Price Differential-Base, Price Differential-Incremental 1 and Price Differential-Incremental 2 for such Pricing Period.
“Price Differential-Base” means, with respect Pension to each Purchased Mortgage Loan as of any date of determination, an amount equal to the product of (a) the applicable Pricing Rate-Base and (b) the Aggregate Purchase Price-Base.
“Price Differential-Incremental 1” means, with respect to each Purchased Mortgage Loan as of any date of determination, an amount equal to the product of (a) the applicable Pricing Rate-Incremental 1 and (b) the Aggregate Purchase Price-Incremental 1.
“Price Differential-Incremental 2” means, with respect to each Purchased Mortgage Loan as of any date of determination, an amount equal to the product of (a) the applicable Pricing Rate-Incremental 2 and (b) the Aggregate Purchase Price-Incremental 2.
“Pricing Floor” has the meaning assigned to such term in the Pricing Side Letter.
“Pricing Period” means, with respect to each Payment Date, the period commencing on (and including) the date that is the first calendar day of the preceding month and terminating on (and including) the earlier of (i) the Repurchase Date and (ii) last calendar day of the preceding month; provided, that the initial Pricing Period shall commence on the initial Purchase Date.
“Pricing Rate” means with respect to each Purchased Mortgage Loan, the sum of (a) with respect to the Purchase Price-Base, the Pricing Rate-Base; (b) with respect to the Purchase Price-

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Incremental 1, if any, the Pricing Rate-Incremental 1 and (c) with respect to the Purchase Price-Incremental 2, if any, the Pricing Rate-Incremental 2.
“Pricing Rate-Base” means with respect to the Purchase Price-Base, the sum of (a) the greater of (i) the Reference Rate and (ii) the Pricing Floor plus (b) the applicable percentage listed in the Asset Matrix.
“Pricing Rate-Incremental 1” means with respect to the Purchase Price-Incremental 1, the sum of (a) the greater of (i) the Reference Rate and (ii) the Pricing Floor plus (b) the applicable percentage listed in the Asset Matrix.
“Pricing Rate-Incremental 2” means with respect to the Purchase Price-Incremental 2, the sum of (a) the greater of (i) the Reference Rate and (ii) the Pricing Floor plus (b) the applicable percentage listed in the Asset Matrix.
“Pricing Side Letter” means the letter agreement dated as of the date hereof, among Administrative Agent, Buyers and Seller, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Principal Paydown Payments” means payments of principal, including full and partial prepayments, related to the Purchased Mortgage Loans.
“Program Account” means such account identified by Administrative Agent in writing.
“Program Agreements” means, collectively, this Agreement; the Administration Agreement; Custodial Agreement; the Pricing Side Letter; the Electronic Tracking Agreement; the Collection Account Control Agreement; the Power of Attorney; each Servicing Agreement; each Servicer Notice; when entered into, the Escrow Agreement, the Intercreditor Agreement and the Joint Securities Account Control Agreement.
“Prohibited Person” has the meaning set forth in Section 13(a)(27) hereof.
“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.
“Proprietary Lease” means the lease on a Co-op Unit evidencing the possessory interest of the owner in the Co-op Shares in such Co-op Unit.
“Protective Advance” means any servicing advance (including, but not limited to, any advance made to pay taxes and insurance premiums; any advance to pay the costs of protecting the value of any real property or other security for a mortgage loan; and any advance to pay the costs of realizing on the value of any such security) made by Seller in connection with any Purchased Mortgage Loans that are Early Buyout Loans.
“Purchase Date” means the date on which a Purchased Asset is to be transferred by Seller to Administrative Agent for the benefit of Buyers.

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“Purchase Price” means the price at which each Purchased Mortgage Loan is transferred by or contributed to Seller, as applicable, to Administrative Agent for the benefit of Buyers, which shall equal:
(a) on the applicable Purchase Date, the applicable Purchase Price-Base plus the Purchase Price-Incremental 1, if any plus the Purchase Price-Incremental 2, if any; and
(b) on any day after the Purchase Date, except where Administrative Agent for the benefit of Buyers and Seller agree otherwise, the amount determined under the immediately preceding clause (a), (i) increased by the amount of any additional Purchase Price-Incremental 1 and additional Purchase Price-Incremental 2 advanced pursuant to this Agreement and (ii) decreased by the amount of any cash transferred by Seller and applied to reduce Seller’s Obligations in accordance with this Agreement.
“Purchase Price-Base” means, with respect to any Purchased Mortgage Loan: (a) on the applicable Purchase Date, the amount remitted by Administrative Agent, on behalf of Buyers, to Seller which shall not exceed the product of (i) the applicable Purchase Price Percentage-Base, and (ii) the applicable Maximum Value Amount, and (b) on any day after the applicable Purchase Date, the amount determined in the immediately preceding clause (a) and increased or decreased in accordance with the definition of Purchase Price set forth herein.
“Purchase Price-Incremental 1” means, with respect to any Purchased Mortgage Loan: (a) on the applicable Purchase Date, the amount remitted by Administrative Agent, on behalf of Buyers, to Seller which shall not exceed the product of (i) the applicable Purchase Price Percentage-Incremental 1, and (ii) the applicable Maximum Value Amount, and (b) on any day after the applicable Purchase Date, the amount determined in the immediately preceding clause (a) and increased or decreased in accordance with the definition of Purchase Price set forth herein.
“Purchase Price-Incremental 2” means, with respect to any Purchased Mortgage Loan: (a) on the applicable Purchase Date, the amount remitted by Administrative Agent, on behalf of Buyers, to Seller which shall not exceed the product of (i) the applicable Purchase Price Percentage-Incremental 2, and (ii) the applicable Maximum Value Amount, and (b) on any day after the applicable Purchase Date, the amount determined in the immediately preceding clause (a) and increased or decreased in accordance with the definition of Purchase Price set forth herein.
“Purchase Price Percentage” means, (a) with respect to the Purchase Price-Base, the Purchase Price Percentage-Base; (b) with respect to the Purchase Price-Incremental 1, if any, the Purchase Price Percentage-Incremental 1 and (c) with respect to the Purchase Price-Incremental 2, if any, the Purchase Price Percentage-Incremental 2.
“Purchase Price Percentage-Base” has the meaning set forth in the Asset Matrix.

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“Purchase Price Percentage-Incremental 1” has the meaning set forth in the Asset Matrix.
“Purchase Price Percentage-Incremental 2” has the meaning set forth in the Asset Matrix.
“Purchase Price Percentage - Total” means, with respect to each Purchased Mortgage Loan, the sum of (a) the Purchase Price Percentage-Base, plus (b) the Purchase Price Percentage-Incremental 1 plus (c) the Purchase Price Percentage-Incremental 2.
“Purchased Assets” means the collective reference to Purchased Mortgage Loans together with the Repurchase Assets related to such Purchased Mortgage Loans transferred by Seller to Administrative Agent for the benefit of Buyers in a Transaction hereunder and/or listed on the related Asset Schedule attached to the related Transaction Request, which such Asset Files the Custodian has been instructed to hold for the benefit of Administrative Agent pursuant to the Custodial Agreement until such asset has been repurchased by Seller in accordance with the terms of this Agreement.
“Purchased Mortgage Loans” means each Mortgage Loan and the Servicing Rights and Asset Documents related to such Mortgage Loan transferred by Seller to Administrative Agent for the benefit of Buyers in a Transaction hereunder, listed on the related Asset Schedule attached to the related Transaction Request, which such Mortgage Loans the Custodian has been instructed to hold pursuant to the Custodial Agreement until such asset has been repurchased by Seller in accordance with the terms of this Agreement.
“Qualified Insurer” means an insurance company duly authorized and licensed where required by law to transact insurance business and approved as an insurer by Fannie Mae or Freddie Mac or GNMA, as applicable.
“Qualified Mortgage Loan” means a Mortgage Loan which is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e).
“Qualified Originator” means an originator of Mortgage Loans which is acceptable under the Underwriting Guidelines.
“Recognition Agreement” means, an agreement among a Co-op Corporation, a lender and a Mortgagor with respect to a Co-op Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Co-op Loan, and (ii) make certain agreements with respect to such Co-op Loan.
“Records” means all instruments, agreements and other books, records, and reports and data generated by other media for the storage of information maintained by Seller, Servicer or any other person or entity with respect to a Purchased Asset. Records shall include the Mortgage Notes, any Mortgages, the Asset Files and the credit files, in each case, related to the Purchased Asset and any other instruments necessary to document or service a Purchased Mortgage Loan.
“Reference Rate” means Daily Simple SOFR, or a Successor Rate pursuant to Section 5(c) of this Agreement.

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“Register” has the meaning set forth in Section 22 hereof.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or any successor of any of the foregoing.
“Remittance Date” means such date as mutually agreed to by Seller and Administrative Agent.
“Remittance Report Date” means, with respect to each Pricing Period, the close of business on the final day of such Pricing Period, or the next succeeding Business Day, if such calendar day shall not be a Business Day.
“REO Property” means real property acquired through foreclosure of a Purchased Mortgage Loan or by deed in lieu of such foreclosure.
“Repledge Transaction” has the meaning set forth in Section 18 hereof.
“Repledgee” means each Repledgee identified by the Administrative Agent from time to time pursuant to the Administration Agreement.
“Reporting Date” means the fifteenth (15th) calendar day of each month or, if such day is not a Business Day, the next succeeding Business Day.
“Repurchase Assets” has the meaning assigned thereto in Section 8 hereof.
“Repurchase Date” means the earlier of (a) the Termination Date, (b) the date requested pursuant to Section 4 or (c) the date determined by application of Section 16 hereof.
“Repurchase Price” means the price at which Purchased Assets are to be transferred from the Administrative Agent for the benefit of Buyers to Seller upon termination of a Transaction, which will be determined in each case (including Transactions terminable upon demand) as the sum of the Purchase Price for such Purchased Assets and the accrued but unpaid Price Differential relating to such Purchased Assets as of the date of such determination.
“Request for Certification” means a notice sent to the Custodian reflecting the sale of one or more Purchased Mortgage Loans to Administrative Agent for the benefit of Buyers hereunder.
“Requirement of Law” means, with respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other governmental authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” means as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

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“S&P” means Standard & Poor’s Ratings Services, or any successor thereto.
“Scratch and Dent Mortgage Loan” means [***].
“SEC” means the Securities and Exchange Commission, or any successor thereto.
“Second Lien – Prime” means a Second Lien Mortgage Loan that has (a) a CLTV of [***] or less and (b) a FICO score of [***] or greater.
“Second Lien – Standard” means a Second Lien Mortgage Loan that has (a) a CLTV greater than [***] and not to exceed [***] or (b) a FICO score less than [***].
“Second Lien Mortgage Loan” means a closed-end Mortgage Loan secured by a second lien on the related Mortgaged Property.
“Seller” means loanDepot.com, LLC or its permitted successors and assigns.
“Seller Repurchase Assets” has the meaning assigned thereto in Section 8.a(1) hereof.
“Servicer” means Seller and any other servicer or subservicer approved by Administrative Agent in its sole good faith discretion.
“Servicer Account” means with respect to Purchased Mortgage Loans serviced by any third party Servicer, the account as identified in the related Servicing Agreement into which such Servicer deposits Income and related collections.
“Servicer Advance” means a Delinquency Advance or a Protective Advance.
“Servicer Notice” means the notice acknowledged by Servicer (if Servicer is not Seller) or, with respect Early Buyout Loans, in such form as mutually agreed to by Seller and Administrative Agent, in each case, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Servicing Agreement” means any servicing agreement entered into between Seller and Servicer (if Servicer is not Seller), as the same may be amended from time to time.
“Servicing Rights” means rights of any Person to administer, service or subservice, the Purchased Mortgage Loans or to possess related Records.
“Settlement Agent” means, with respect to any Transaction the subject of which is a Wet-Ink Mortgage Loan, the entity approved by Administrative Agent, in its sole good-faith discretion, which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated. A Settlement Agent is deemed approved unless Administrative Agent notifies Seller otherwise at any time electronically or in writing.
“Severance Notice” has the meaning specified in Section 19 hereof.

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“Simultaneously Funded Early Buyout Loan” means an Early Buyout which Seller intends to be repurchased from GNMA substantially concurrently with the funding of the related Transaction hereunder.
“SIPA” means the Securities Investor Protection Act of 1970, as amended from time to time.
“SOFR” means, with respect to any SOFR Business Day, a rate per annum equal to the secured overnight financing rate for such SOFR Business Day published by the SOFR Administrator on the SOFR Administrator’s Website at approximately [***].
“SOFR Administrator” means the Federal Reserve Bank of New York (or any successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the SOFR Administrator’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London, New York City and Washington, D.C.
“State Agency Program Loan” means a mortgage loan originated or acquired by Seller in accordance with the applicable guidelines of, and in anticipation of sale to, the state housing authorities in Acceptable States and as approved by Administrative Agent in writing in its sole discretion.
“Statement Date” shall have the meaning set forth in Section 13(a)(5) hereof.
“Stock Certificate” means, with respect to a Co-op Loan, the certificates evidencing ownership of the Co-op Shares issued by the Co-op Corporation.
“Stock Power” means, with respect to a Co-op Loan, an assignment of the Stock Certificate or an assignment of the Co-op Shares issued by the Co-op Corporation.
“Subservicer Field” means, with respect to an eNote, the field entitled, “Subservicer” in the MERS eRegistry.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

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“Successor Rate” means a rate determined by Administrative Agent in accordance with Section 5(c) hereof.
“Successor Rate Conforming Changes” means with respect to any proposed Successor Rate, any technical, administrative or operational change (including any change to the timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides, [***], may be appropriate to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent decides, [***], is reasonably necessary in connection with the administration of this Agreement or any other Program Agreement).
“Take-out Commitment” means a commitment of Seller to either (a) sell one or more identified Mortgage Loans to a Take-out Investor or (b) (i) swap one or more identified Mortgage Loans with a Take-out Investor that is an Agency for an Agency Security, and (ii) sell the related Agency Security to a Take-out Investor, and in each case, the corresponding Take-out Investor’s commitment back to Seller to effectuate any of the foregoing, as applicable. With respect to any Take-out Commitment with an Agency, the applicable agency documents list Administrative Agent or such other Person as required under the Intercreditor Agreement or Joint Securities Account Control Agreement as sole subscriber.
“Take-out Investor” means (a) an Agency or (b) any other institution which has made a Take-out Commitment and has been approved by Administrative Agent for the benefit of Buyers.
“Tax Distributions” means distributions by the Seller for the purpose of enabling LD Holdings to make Tax Distributions, as defined and set forth in the limited liability company agreement of LD Holdings.
“Taxes” means any and all present or future taxes (including social security contributions and value added taxes), levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges), withholdings (including backup withholding), assessments, fees or other charges of any nature whatsoever imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Date” has the meaning assigned to such term in the Pricing Side Letter.
“Third Party Evaluator” means an appraiser approved by Administrative Agent in its sole good faith discretion.

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“TILA-RESPA Integrated Disclosure Rule” means the Truth-in-Lending Act and Real Estate Settlement Procedures Act Integrated Disclosure Rule, adopted by the Consumer Finance Protection Bureau, which is effective for residential mortgage loan applications received on or after October 3, 2015.
“Transaction” has the meaning set forth in Section 1 hereof.
“Transaction Request” means a request via email from Seller to Administrative Agent notifying Administrative Agent that Seller wishes to enter into a Transaction hereunder and that indicates that it is a Transaction Request under this Agreement. For the avoidance of doubt, a Transaction Request may refer to multiple Mortgage Loans; provided that each Mortgage Loan shall be deemed to be subject to its own Transaction.
“Transfer of Control” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller of such eNote.
“Transfer of Control and Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Controller and Location of such eNote.
“Transfer of Location” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Location of such eNote.
“Transfer of Servicing” means, with respect to an eNote, a MERS eRegistry transfer transaction used to request a change to the current Master Servicer Field or Subservicer Field of such eNote.
“Transferable Record” means an Electronic Record under E-SIGN and UETA that (i) would be a note under the Uniform Commercial Code if the Electronic Record were in writing, (ii) the issuer of the Electronic Record has expressly agreed is a “transferable record”, and (iii) for purposes of E-SIGN, relates to a loan secured by real property.
“Trust Receipt” means, with respect to any Transaction as of any date, a receipt in the form attached as an exhibit to the Custodial Agreement.
“UETA” means the Official Text of the Uniform Electronic Transactions Act as approved by the National Conference of Commissioners on Uniform State Laws at its Annual Conference on July 29, 1999.
“Unauthorized Master Servicer or Subservicer Modification” means, with respect to an eNote, a Transfer of Location, Transfer of Servicing or a change in any other information, status or data, including, without limitation, a change of the Master Servicer Field or Subservicer Field with respect to such eNote on the MERS eRegistry, initiated by the Seller, any Servicer or a vendor.
“Underwriting Guidelines” means the standards, procedures and guidelines of the Seller for underwriting and acquiring Mortgage Loans, which are set forth in the written policies and

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procedures of the Seller, a copy of which have been provided to Administrative Agent and such other guidelines as are identified to Administrative Agent in writing.
“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as in effect on the date hereof in the State of New York or the Uniform Commercial Code as in effect in the applicable jurisdiction.
“USDA” means the United States Department of Agriculture or any successor thereto.
“USDA Loan” means a first lien Mortgage Loan guaranteed by and originated in accordance with the criteria established by the USDA pursuant to the USDA Rural Development Guaranteed Housing Loan Program.
“U.S. Tax Compliance Certificate” has the meaning set forth in Section 11(e)(ii)(B) hereof.
“VA” means the U.S. Department of Veterans Affairs, an agency of the United States of America, or any successor thereto including the Secretary of Veterans Affairs.
“VA Approved Lender” means a lender which is approved by the VA to act as a lender in connection with the origination of VA Loans.
“VA Loan” means a Mortgage Loan which is the subject of a VA Loan Guaranty Agreement as evidenced by a loan guaranty certificate, or a Mortgage Loan which is a vender loan sold by the VA.
“VA Loan Guaranty Agreement” means the obligation of the United States to pay a specific percentage of a Mortgage Loan (subject to a maximum amount) upon default of the Mortgagor pursuant to the Servicemen’s Readjustment Act, as amended.
“VA Regulations” means the regulations promulgated by the U.S. Department of Veterans Affairs and codified in 38 Code of Federal Regulations, and other U.S. Department of Veterans Affairs issuances relating to VA Loans, including the related handbooks, circulars, notices and mortgagee letters.
“Value Reduction Event” has the meaning assigned to such term in the Pricing Side Letter.
“Warehouse Electronic System” means the system utilized by or Administrative Agent either directly, or through its vendors, and which may be accessed by Seller in connection with delivering and obtaining information and requests in connection with the Program Agreements.
“Wet-Ink Delivery Date” has the meaning assigned to such term in the Pricing Side Letter.
“Wet-Ink Documents” means, with respect to any Wet-Ink Mortgage Loan, the (a) Transaction Request and (b) the Asset Schedule.

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“Wet-Ink Mortgage Loan” means a Mortgage Loan (other than an Early Buyout Loan) which Seller is selling to Administrative Agent for the benefit of a Buyer simultaneously with the origination thereof.
3.Program; Initiation of Transactions
a.From time to time, in the sole discretion of Buyers, Administrative Agent (for the benefit of Buyers) may facilitate the purchase by Buyers from Seller of certain Mortgage Loans that have been originated and/or purchased by Seller. This Agreement is not a commitment by Administrative Agent on behalf of Buyers to enter into Transactions with Seller but rather sets forth the procedures to be used in connection with periodic requests for Buyers or Administrative Agent on behalf of Buyers to enter into Transactions with Seller. Seller hereby acknowledges that Administrative Agent on behalf of Buyers is under no obligation to agree to enter into, or to enter into, any Transaction pursuant to this Agreement. All Purchased Mortgage Loans shall exceed or meet the Underwriting Guidelines, and shall be serviced by Seller or Servicer, as applicable. The sum of the aggregate outstanding Purchase Price-Base, Purchase Price-Incremental 1 and Purchase Price-Incremental 2 shall not exceed the Maximum Available Purchase Price
b.Seller shall request that Administrative Agent enter into a Transaction by delivering (i) to Administrative Agent, a Transaction Request (A) [***], (B) [***], or (C) [***] and (ii) to Administrative Agent and Custodian an Asset Schedule in accordance with the Custodial Agreement. In the event the Asset Schedule provided by Seller contains erroneous computer data, is not formatted properly or the computer fields are otherwise improperly aligned, Administrative Agent shall provide written or electronic notice to Seller describing such error and Seller shall correct the computer data, reformat or properly align the computer fields itself and resubmit the Asset Schedule as required herein.
c.With respect to any eMortgage Loan, Seller shall deliver to Custodian each of Administrative Agent’s and Seller’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Administrative Agent’s MERS Org ID and the eNote Secured Party status of the related eNote is blank, (iii) the Location status of the related eNote to be transferred to Custodian, (iv) the Master Servicer Field status of the related eNote shall reflect the MERS Org ID of Seller, (v) the Subservicer Field status of the related eNote to be (x) if there is a third-party subservicer, such subservicer’s MERS Org ID or (y) if there is not a subservicer, blank and (vi) the Delegatee status of the related eNote to be transferred to Custodian

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reflects Custodian’s MERS Org ID, in each case using MERS eDelivery and the MERS eRegistry (collectively, the “eNote Delivery Requirements”).
d.With respect to a Simultaneously Funded Early Buyout Loan for which Seller has submitted a Transaction Request, provided that the GNMA Haircut Amount has been remitted to the Administrative Agent, Administrative Agent shall remit the purchase price due to GNMA for such Simultaneously Funded Early Buyout Loan to the general payment clearing account of Servicer. Within [***], Seller shall cause Servicer to (i) segregate and remit such purchase price to the custodial account held for the Seller and (ii) report to GNMA that such Simultaneously Funded Early Buyout Loan has been repurchased from GNMA. In the event that Servicer fails to repurchase such Simultaneously Funded Early Buyout Loan, Seller shall cause Servicer to remit the Purchase Price for such Simultaneously Funded Early Buyout Loan to the account set forth in Section 9 within [***] following the related Purchase Date. Notwithstanding the foregoing, when a Simultaneously Funded Early Buyout Loan is repurchased, the Purchase Date hereunder shall be deemed the date of remittance of proceeds by Administrative Agent to Servicer.
e.Upon the satisfaction of the applicable conditions precedent set forth in Section 10 hereof, all of Seller’s interest in the Repurchase Assets shall pass to Administrative Agent on behalf of Buyers on the Purchase Date, against the transfer of the Purchase Price to Seller. Upon transfer of the Purchased Assets to Administrative Agent on behalf of Buyers as set forth in this Section and until termination of any related Transactions as set forth in Sections 4 or 16 of this Agreement, ownership of each Purchased Asset, including each document in the related Asset File and Records, is vested in the Buyers identified under the Administration Agreement; provided that, prior to the recordation, record title shall be retained by the Seller, in trust, for the benefit of Buyers, for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans. For the avoidance of doubt, the parties acknowledge and agree that the Purchased Assets shall be held by the Administrative Agent for the benefit of Buyers, as more particularly set forth in the Administration Agreement.
f.On each Purchase Date, Administrative Agent shall allocate the Purchase Price for such Purchased Mortgage Loan among the Purchase Price-Base, Purchase Price-Incremental 1 and Purchase Price-Incremental 2 according to the Allocated Percentages attributable thereto.
g.With respect to each Wet-Ink Mortgage Loan, by no later than the Wet-Ink Delivery Date, Seller shall cause the related Settlement Agent to deliver to the applicable Custodian the remaining documents in the Asset File as more particularly set forth in the related Custodial Agreement.

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4.Repurchase
a.Seller shall repurchase the related Purchased Assets from Administrative Agent for the benefit of Buyers on each related Repurchase Date. Such obligation to repurchase exists without regard to any prior or intervening liquidation or foreclosure with respect to any Purchased Mortgage Loan (but liquidation or foreclosure proceeds received by Administrative Agent shall be applied to reduce the Repurchase Price for such Purchased Mortgage Loan on each Payment Date except as otherwise provided herein). Seller is obligated to repurchase and take physical possession of the Purchased Assets and related Asset Files from Administrative Agent or its designee (including the Custodian) at Seller’s expense on the related Repurchase Date.
b.Provided that no Default shall have occurred and is continuing, and Administrative Agent has received the related Repurchase Price (excluding accrued and unpaid Price Differential, which, for the avoidance of doubt, shall be paid on the next succeeding Payment Date) upon repurchase of the Purchased Assets, Administrative Agent and Buyers will each be deemed to have released their respective interests hereunder in the Purchased Assets (and the Repurchase Assets related thereto) at the request of Seller. The Purchased Assets (and the Repurchase Assets related thereto) shall be delivered to Seller free and clear of any lien, encumbrance or claim of Administrative Agent or the Buyers, and the Administrative Agent shall execute and deliver such terminations and releases as the Seller may reasonably request to evidence the foregoing. With respect to payments in full by the related Mortgagor of a Purchased Mortgage Loan, Seller agrees to promptly remit (or cause to be remitted) to Administrative Agent for the benefit of Buyers the Repurchase Price with respect to such Purchased Mortgage Loan. Administrative Agent and Buyers agree to release their respective interests in Purchased Mortgage Loans which have been prepaid in full after receipt of evidence of compliance with the immediately preceding sentence.
c.Prior to an Early Buyout Loan becoming a real estate owned property, Seller shall (i) notify Administrative Agent in writing that such Early Buyout Loan shall become a real estate owned property and (ii) the Asset Value on account of the related Early Buyout Loan shall be decreased to zero and Seller shall immediately repurchase such Early Buyout Loan prior to the conversion of the Early Buyout Loan to a real estate owned property.
d.With respect to any Purchased Mortgage Loan, Administrative Agent shall allocate any Repurchase Price in respect thereof (x) prior to an Event of Default, pro rata among the Purchase Price-Base, Purchase Price-Incremental 1 and Purchase Price-Incremental 2 based upon the Allocated Percentage of each; and (y) on and after an Event of Default, first to the Buyers of the Purchase Price-Base until all Obligations in respect of the Purchase Price-Base are reduced to zero, second to the Purchase Price-Incremental 1 until all Obligations in respect of the Purchase Price-Incremental 1 are reduced to zero and third to the Purchase Price-Incremental 2 until all Obligations in respect of the Purchase Price-Incremental 2 are reduced to zero.

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5.Price Differential.
a.On each Business Day that a Transaction is outstanding, the Pricing Rate shall be reset and, unless otherwise agreed, the accrued and unpaid Price Differential for the preceding Pricing Period shall be settled in cash on each related Payment Date. [***], Administrative Agent shall give Seller written or electronic notice of the amount of the Price Differential due on such Payment Date. On the Payment Date, Seller shall pay to Administrative Agent the Price Differential for the benefit of Buyers for such Payment Date (along with any other amounts then due and owing pursuant to Sections 7 and 36 hereof and Section 3 of the Pricing Side Letter), by wire transfer in immediately available funds. Prior to the occurrence and continuance of an Event of Default, the Administrative Agent shall apply all payments of Price Differential in respect of any Purchased Mortgage Loan pro rata among the Price Differential-Base, the Price Differential-Incremental 1 and the Price Differential-Incremental 2 based upon the Allocated Percentage of each. On and after an Event of Default, any application of Price Differential will first be attributed to the Price Differential-Base then due and owing until reduced to zero, second to the Price Differential-Incremental 1 then due and owing until reduced to zero and third to the Price Differential-Incremental 2 then due and owing until reduced to zero.
b.If Seller fails to pay all or part of the Price Differential by [***], with respect to any Purchased Asset, Seller shall be obligated to pay to Administrative Agent for the benefit of Buyers (in addition to, and together with, the amount of such Price Differential) interest on the unpaid Repurchase Price at a rate per annum equal to the Post-Default Rate until the Price Differential is received in full by Administrative Agent for the benefit of Buyers.
c.If prior to any Payment Date, Administrative Agent determines in [***] that, by reason of circumstances affecting the relevant market, (i) adequate and reasonable means do not exist for ascertaining the Reference Rate; (ii) the Reference Rate is no longer in existence; (iii) continued implementation of the Reference Rate is no longer operationally, administratively or technically feasible or no significant market practice for the administration of the Reference Rate exists, (iv) the Reference Rate will not adequately and fairly reflect the cost to Administrative Agent and Buyers of purchasing or maintaining Transactions or (v) the administrator of the Reference Rate or a Governmental Authority having jurisdiction over Administrative Agent has made a public statement identifying a specific date after which the Reference Rate shall no longer be made available or used for determining the interest rate of loans, Administrative Agent may give prompt written notice (which may be delivered via email) thereof to Seller, whereupon the rate for such period that will replace the Reference Rate for such period, and for all

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subsequent periods until such notice has been withdrawn by Administrative Agent, shall be the greater of (x) an alternative benchmark rate (including any mathematical or other adjustments to the benchmark rate (if any) incorporated therein) and (y) zero, together with any proposed Successor Rate Conforming Changes, as determined by Administrative Agent in its sole good faith discretion (any such rate, a “Successor Rate”).
d.To the extent Administrative Agent implements a Successor Rate and Successor Rate Conforming Changes it will promptly notify Seller of the effectiveness of any such changes. Any determination of a Successor Rate and the adoption of Successor Rate Conforming Changes shall be made by Buyer in a manner substantially consistent with market practice with respect to similarly situated counterparties with substantially similar assets in similar facilities and any such Successor Rate Conforming Changes will become effective without any further action or consent of Seller to this Agreement or the other Program Agreements.
6.Margin Maintenance; Reallocation of Purchase Price
a.If at any time the outstanding Purchase Price of any Purchased Mortgage Loan subject to a Transaction is greater than the Asset Value of such Purchased Mortgage Loan subject to a Transaction (a “Margin Deficit”), then Administrative Agent may by notice to Seller require Seller to transfer to Administrative Agent for the benefit of Buyers cash in an amount at least equal to the Margin Deficit (such requirement, a “Margin Call”).
b.Notice delivered pursuant to Section 6(a) above may be given by any written or electronic means. Any notice given [***] shall be met, and the related Margin Call satisfied, [***]; notice given after [***]shall be met, and the related Margin Call satisfied, [***] (the foregoing time requirements for satisfaction of a Margin Call are referred to as the “Margin Deadlines”). The failure of Administrative Agent, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Administrative Agent to do so at a later date. Seller and Administrative Agent each agree that a failure or delay by Administrative Agent to exercise its rights hereunder shall not limit or waive Administrative Agent’s or Buyers’ rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.
c.In the event that a Margin Deficit exists with respect to any Purchased Asset, Administrative Agent may retain any funds received by it to which the Seller would otherwise be entitled hereunder, which funds (i) shall be held by Administrative Agent against the related Margin Deficit and (ii) may be applied by Administrative Agent against the Repurchase Price of

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any Purchased Asset for which the related Margin Deficit remains otherwise unsatisfied. Notwithstanding the foregoing, the Administrative Agent retains the right, [***], to make a Margin Call in accordance with the provisions of this Section 6.
7.Income Payments
a.If Income is paid in respect of any Purchased Mortgage Loan during the term of a Transaction, such Income shall be held in trust for the Administrative Agent and Buyers and shall constitute the property of the applicable Buyers except for tax purposes as to which it shall be treated as income and property of Seller.
b.Seller shall and to the extent it engages a third-party Servicer shall cause such Servicer to deposit all Income with respect to Purchased Mortgage Loans into the related Servicer Account, as applicable, in accordance with the applicable Servicing Agreement and Servicer Notice.
c.Provided no Event of Default has occurred and is continuing, and the Price Differential has been paid to Administrative Agent for the benefit of Buyers in accordance with Section 5 hereof, Seller shall be entitled to the remittance of all Income related to Purchased Mortgage Loans to the full extent it would have been so entitled if the Purchased Mortgage Loans had not been sold to Administrative Agent for the benefit of Buyers [***]. Notwithstanding the preceding, any Income (including Principal Paydown Payments) received by Seller while the related Transaction is outstanding shall be deemed to be held by Seller solely in trust for Administrative Agent for the benefit of Buyers pending the payment of the Repurchase Price in respect of such Transaction and the repurchase of the related Mortgage Loans, and if a Default or an Event of Default has occurred and is continuing, or a Margin Deficit exists that Seller has not satisfied in accordance with the provisions of Section 6, with respect to any Purchased Mortgage Loan, Administrative Agent may direct Seller in writing to deposit into the Collection Account (provided that, to the extent the Collection Account is not opened, to the Program Account): (i) all Income [***] then held by Seller in respect of Purchased Mortgage Loans subject to outstanding Transactions and (ii) all future Income (including [***]) in respect of Purchased Mortgage Loans subject to new or outstanding Transactions when received by Seller, and upon receipt of any such direction, Seller shall immediately cause all such Income [***] then held to be deposited, and all such future Income [***] to be deposited [***] after its receipt by Seller, into the Collection Account or the Program Account as Administrative Agent may direct.
d.Administrative Agent shall immediately apply any such amount received by Buyers or the Administrative Agent to reduce the amount of the Repurchase Price due upon termination of the related Transaction.
e.Provided that no Event of Default has occurred and is continuing, on each Repurchase Date, Administrative Agent shall remit any Income received with respect to the Purchased Mortgage Loans as follows:

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i.first, to Administrative Agent, for the benefit of the applicable Buyers, pro rata, in reduction of the Repurchase Price of any liquidation, pay-off or repurchase of any Purchased Mortgage Loan up to the amount advanced by Administrative Agent on behalf of Buyers as set forth in Section 4.d hereof;
ii.second, without limiting the rights of Administrative Agent under Section 6 hereof, to Administrative Agent for the benefit of Buyers, in the amount of any unpaid Margin Deficit;
iii.third, to the payment of all other Obligations then due and owing to Administrative Agent and Buyers in the order of priority set forth in Section 4.d; and
iv.fourth, to, or at the direction of Seller, any remaining amounts.
f.Provided that no Event of Default has occurred and is continuing, on each Payment Date, Administrative Agent shall remit any Income received with respect to the Purchased Mortgage Loans as follows:
i. first, to Administrative Agent, for the benefit of Buyers, in the order of priority as determined in accordance with Section 5.a hereof, in payment of any accrued and unpaid Price Differential to the extent not paid by Seller to Administrative Agent pursuant to Section 5 hereof;
ii.second, to Administrative Agent, for the benefit of the applicable Buyers, in the order of priority as determined in accordance with Section 4.d, in reduction of the Repurchase Price of any liquidation, pay-off or repurchase of any Purchased Mortgage Loan up to the amount advanced by Administrative Agent on behalf of Buyers;
iii.third, without limiting the rights of Administrative Agent under Section 6 hereof, to Administrative Agent for the benefit of Buyers, in the amount of any unpaid Margin Deficit;
iv.fourth, to the payment of all other Obligations then due and owing to Administrative Agent and Buyers in the order of priority set forth in Section 4.d; and
v.fifth, to, or at the direction of Seller, any remaining amounts.
g.On the Termination Date or upon the occurrence and during the continuation of an Event of Default, all Income received with respect to the Purchased Mortgage Loans shall be allocated as directed by Administrative Agent as follows:
i.first, pro rata, to each Servicer and Custodian in payment of any fees and expenses due and owing to the extent not otherwise paid pursuant to the terms of the applicable Servicing Agreement and Custodial Agreement;

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ii.second, to Administrative Agent in payment of any accrued and unpaid Price Differential, to the extent not paid by the Seller to Administrative Agent pursuant to Section 5 and in the order of priority set forth in Section 5;
iii.third, to Administrative Agent, for the benefit of the applicable Buyers, in reduction of the Repurchase Price of all Purchased Assets and in the order of priority set forth in Section 4.d;
iv.fourth, to the payment of all other Obligations until paid in full and in the order of priority set forth in Section 4.d; and
v.fifth, to, or at the direction of Seller, any remaining amounts.
h.To the extent that Administrative Agent receives any funds from a Take-out Investor with respect to the purchase by such Take-out Investor of a Purchased Asset, the Administrative Agent shall promptly apply such funds to the Repurchase Price of the Purchased Asset purchased by such Take-out Investor and shall promptly remit any excess to the applicable Seller.
i.Reserved.
j.With respect to each Early Buyout Loan, the Seller shall be listed as the mortgagee of record and shall deposit all claims submitted on account such Early Buyout Loans into the payee account (the “Clearing Account”) and shall transfer (or cause to be transferred) all such amounts so received [***]. Seller shall remit all such funds from the Clearing [***]. To the extent HUD deducts any amounts owing by the Seller to HUD, which are not attributable to the Early Buyout Loans, the Seller shall remit[***].
k.Provided no Event of Default has occurred and is continuing, on each Payment Date, Seller shall remit to Administrative Agent for the benefit of Buyers an amount equal to the Price Differential in accordance with Section 5 of this Agreement.
8.Security Interest
a.Conveyance; Security Interest.

1.On each Purchase Date, Seller hereby sells, assigns and conveys all rights and interests in the Purchased Assets identified on the related Asset Schedule, including related Servicing Rights and Asset Documents, and the Repurchase Assets to Administrative Agent for the benefit of Buyers. Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, and in any event, Seller hereby pledges to Administrative Agent as security for the performance by Seller of the Obligations and hereby grants,

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assigns and pledges to Administrative Agent a fully perfected first priority security interest (in each case, to the extent a security interest may be perfected by possession, control or filing of a UCC financing statement) in the Purchased Assets, including related Servicing Rights and Asset Documents related to such Purchased Assets, the Servicer Advances related to such Purchased Assets, all debenture interests payable by HUD on account of any Early Buyout Loan which constitutes a Purchased Asset, any Agency Security or right to receive such Agency Security when issued to the extent backed by any of the Purchased Assets, the Records related to the Purchased Assets, the Program Agreements (to the extent such Program Agreements and Seller’s rights thereunder relate to the Purchased Assets), any related Take-out Commitments related to such Purchased Assets, any Property relating to the Purchased Assets, all insurance policies and insurance proceeds relating to any Purchased Asset or the related Mortgaged Property, including, but not limited to, any payments or proceeds under any related primary insurance, hazard insurance and FHA Mortgage Insurance Contracts and VA Loan Guaranty Agreements (if any), Income related to such Purchased Assets, the Collection Account, Interest Rate Protection Agreements related to such Purchased Assets, deposit accounts or securities accounts related to the Purchased Assets (including any interest of Seller in escrow accounts) and any other contract rights, instruments, deposit accounts or securities accounts, payments, rights to payment (including payments of interest or finance charges), general intangibles and other assets, in each case, relating to the Purchased Assets and any proceeds (including the related securitization proceeds) and distributions with respect to any of the foregoing, whether now owned or hereafter acquired, now existing or hereafter created in each case excluding any Take-out Commitments and Interest Rate Protection Agreements to the extent Seller may not, pursuant to the provisions thereof, assign or transfer, or pledge or grant a security interest in, such Take-out Commitments or Interest Rate Protection Agreements without the consent of, or without violating its obligations to, the related Take-out Investor or counterparty to such Interest Rate Protection Agreement, but only to the extent such provisions are not rendered ineffective against the Administrative Agent under Article 9, Part 4 of the Uniform Commercial Code (collectively, the “Seller Repurchase Assets” and together with the Additional Collateral, the “Repurchase Assets”).

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i.Administrative Agent and Seller hereby agree that in order to further secure Seller’s Obligations hereunder, Seller hereby grants to Administrative Agent, for the benefit of Buyers, a security interest in (i) any “Repurchase Assets” as such term is defined in the Funding 2 Repo Agreement that are otherwise deliverable to Seller thereunder and to the extent all obligations then due and owing under the Funding 2 Repo Agreement have been paid in full; (ii) Seller’s rights under the Funding 2 Repo Agreement, including, without limitation, any rights to receive payments thereunder or any rights to collateral thereunder whether now owned or hereafter acquired, now existing or hereafter created, and (iii) all collateral however defined or described under the Funding 2 Repo Agreement to the extent not otherwise included under the definition of Repurchase Assets therein, in all instances, whether now owned or hereafter acquired, now existing or hereafter created (collectively, the “Additional Collateral”).

b.Servicing Rights. Seller acknowledges that it has no rights to service the Purchased Mortgage Loans except to the extent set forth in this Agreement, the Servicer Notice or the Servicing Agreement. Without limiting the generality of the foregoing and in the event that Seller is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, Seller grants, assigns and pledges to Administrative Agent a security interest in the Servicing Rights related to the Purchased Assets and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.

c.Financing Statements. Seller agrees to execute, deliver and/or file such documents and perform such acts as may be reasonably necessary to fully perfect (in each case, to the extent a security interest may be perfected by possession, control or filing of a UCC financing statement) Administrative Agent’s security interest created hereby. Furthermore, Seller hereby authorizes the Administrative Agent to file financing statements relating to the Seller Repurchase Assets, as the Administrative Agent, at its option, may deem appropriate. The Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 8.
d.Power of Attorney. In addition to the foregoing, Seller agrees to execute a Power of Attorney, in the form of Exhibit A hereto, to be delivered on the date hereof which may be used only in accordance with Section 28 hereof.

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e.Intent. The foregoing provisions in Section 8(a) are intended to constitute a security agreement or other arrangement or other credit enhancement related to this Agreement and Transactions hereunder as defined under Sections 1001(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code.
9.Payment and Transfer
Unless otherwise mutually agreed in writing or as otherwise set forth in Section 7 hereof, all transfers of funds to be made by Seller hereunder shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent in the Program Account. Seller acknowledges that it has no rights of withdrawal from the Program Account. All Purchased Assets transferred by one party hereto to the other party shall be in the case of a purchase by a Buyer in suitable form for transfer or shall be accompanied by duly executed instruments of transfer or assignment in blank and such other documentation as Administrative Agent may reasonably request. All Purchased Assets shall be evidenced by a Trust Receipt. Any Repurchase Price received by Administrative Agent [***].
10.Conditions Precedent
a.Initial Transaction. As conditions precedent to the initial Transaction, Administrative Agent shall have received on or before the day of such initial Transaction the following, in form and substance satisfactory to Administrative Agent and duly executed by Seller and each other party thereto:
(1)Program Agreements. The Program Agreements (with the exception of the Collection Account Control Agreement pursuant to Section 10.b(14) below) duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.
(2)Security Interest. Evidence that all other actions necessary or, in the opinion of Administrative Agent, desirable to perfect and protect Administrative Agent’s and Buyers’ interest in the Purchased Assets and other Repurchase Assets have been taken, including, without limitation, duly authorized and filed Uniform Commercial Code financing statements on Form UCC-1.
(3)Organizational Documents. A certificate of the corporate secretary or other authorized person of Seller substantially in form and substance acceptable to Administrative Agent in its sole good faith discretion, attaching certified copies of Seller’s organizational documents and resolutions approving the Program Agreements and transactions thereunder (either specifically or by general resolution) and all documents evidencing other necessary corporate action or governmental approvals as may be required in connection with the Program Agreements.

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(4)Good Standing Certificate. A certified copy of a good standing certificate from the jurisdiction of organization of Seller, dated as of no earlier than the date [***] prior to the Purchase Date with respect to the initial Transaction hereunder.
(5)Incumbency Certificate. An incumbency certificate of the corporate secretary or other authorized person of Seller, certifying the names, true signatures and titles of the representatives duly authorized to request transactions hereunder and to execute the Program Agreements.
(6)Opinion of Counsel. An opinion of Seller’s counsel, as to such matters as Administrative Agent may request and in form and substance acceptable to Administrative Agent in its sole discretion, including, without limitation, with respect to the non-contravention, enforceability and corporate opinions with respect to Seller, including an opinion in form and substance reasonably acceptable to Administrative Agent on behalf of Buyers, indicating that as of the date hereof, Seller is not required to register as an “investment company,” as such term is defined in the Investment Company Act.
(7)Underwriting Guidelines. Other than underwriting guidelines of the Agencies, a true and correct copy of the Underwriting Guidelines certified by an officer of the Seller.
(8)Fees. Payment of any fees due to Administrative Agent and Buyers hereunder.
(9)Insurance. Evidence that Seller has added Administrative Agent as an additional loss payee under the Seller’s Fidelity Insurance.
b.All Transactions. The obligation of Administrative Agent for the benefit of Buyers to enter into each Transaction pursuant to this Agreement is subject to the following conditions precedent:
(1)Due Diligence Review. Without limiting the generality of Section 36 hereof, Administrative Agent and Buyers shall have completed, to their satisfaction, their due diligence review of the related Purchased Assets, Seller and the Servicer.
(2)Required Documents.
(a)With respect to each Purchased Mortgage Loan which is not a Wet-Ink Mortgage Loan, the Asset File has been delivered to the applicable Custodian in accordance with the applicable Custodial Agreement;

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(b)With respect to each Wet-Ink Mortgage Loan, the Wet-Ink Documents have been delivered to Administrative Agent or the applicable Custodian, as the case may be, in accordance with the applicable Custodial Agreement.
(3)Transaction Documents. Administrative Agent or its designee shall have received on or before the day of such Transaction (unless otherwise specified in this Agreement) the following, in form and substance satisfactory to Administrative Agent and (if applicable) duly executed:
(a)A Transaction Request and Asset Schedule delivered by Seller pursuant to Section 3(b) hereof.
(b)If not a Wet-Ink Mortgage Loan, the Request for Certification and the related Asset Schedule delivered by Seller, and (i) with respect to Mortgage Loans other than Simultaneously Funded Early Buyout Loans, the Trust Receipt and the Custodial Mortgage Loan Schedule or (ii) with respect to Mortgage Loans that are Simultaneously Funded Early Buyout Loans, a preliminary Custodial Mortgage Loan Schedule, in each case, delivered by the Custodian.
(c)Such certificates, opinions of counsel or other documents as Administrative Agent may reasonably request.
(4)No Default. No Default or Event of Default shall have occurred and be continuing;
(5)Requirements of Law. Neither Administrative Agent nor Buyers shall have determined that the introduction of or a change in any Requirement of Law or in the interpretation or administration of any Requirement of Law applicable to Administrative Agent or any Buyer has made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Administrative Agent or any Buyer to enter into Transactions with a Pricing Rate based on the Reference Rate.
(6)Representations and Warranties. Both immediately prior to the related Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each Program Agreement shall be true, correct and complete on and as of such Purchase Date in all material respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

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(7)Electronic Tracking Agreement. To the extent Seller is selling Mortgage Loans which are registered on the MERS System, an Electronic Tracking Agreement entered into, duly executed and delivered by the parties thereto and being in full force and effect, free of any modification, breach or waiver.
(8)Material Adverse Change. None of the following shall have occurred and/or be continuing:
1.an event or events shall have occurred in the good faith determination of a Buyer resulting in the effective absence of a “repo market” or comparable “lending market” for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in such Buyer not being able to finance Purchased Mortgage Loans through the “repo market” or “lending market” with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events; or
2.an event or events shall have occurred resulting in the effective absence of a “securities market” for securities backed by mortgage loans or an event or events shall have occurred resulting in such Buyer not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or
3.there shall have occurred (i) a material change in financial markets, an outbreak or escalation of hostilities or a material change in national or international political, financial or economic conditions; (ii) a general suspension of trading on major stock exchanges; or (iii) a disruption in or moratorium on commercial banking activities or securities settlement services; or
4.there shall have occurred a material adverse change in the financial condition of a Buyer which affects (or can reasonably be expected to affect) materially and adversely the ability of such Buyer to fund its obligations under this Agreement.
(9)Business Purpose Mortgage Loans. Solely with respect to Business Purpose Mortgage Loans:
(a)that are BPL – Holdbacks, Administrative Agent shall have reviewed and approved the escrow arrangements and documentation therefor; and
(b)Administrative Agent shall have received a letter agreement, in form and substance acceptable to Administrative Agent, executed by Administrative Agent, Seller and the applicable Qualified Originator if other than Seller.

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(10)DE Compare Ratio. Seller’s DE Compare Ratio is less than [***].
(11)No HUD Suspension. HUD has not suspended Seller’s ability to originate FHA Loans in any jurisdiction.
(12)Early Buyout Loans. Prior to giving effect to any Transaction with respect to Early Buyout Loans, Seller shall deliver to Administrative Agent a Servicer Notice addressed to the Servicer of the related Early Buyout Loans and agreed to by the Seller and such Servicer, in form and substance acceptable to Administrative Agent, duly executed by the parties thereto.
(13)Designated Mortgage Loans – Purchase Price Incremental 2. With respect to each proposed Transaction the subject of which is a Designated Mortgage Loan which is eligible for Purchase Price-Incremental 2, no Disqualification Event shall have occurred and be continuing.
(14)Collection Account Control Agreement. Within [***] following the Effective Date, Administrative Agent shall have received the Collection Account Control Agreement, duly executed and delivered by the Seller, Administrative Agent and Bank, in form and substance acceptable to Administrative Agent.

11.Program; Costs
a.Seller shall reimburse Administrative Agent and Buyers for any of Administrative Agent’s and Buyers’ reasonable out-of-pocket costs, including due diligence review costs and reasonable attorney’s fees, incurred by Administrative Agent and Buyers in determining the acceptability to Administrative Agent and Buyers of any Mortgage Loans. Seller shall also pay, or reimburse Administrative Agent and Buyers if Administrative Agent or Buyers shall pay, any termination fee, which may be due any Servicer that is replaced or terminated in accordance with this Agreement. Seller shall pay the reasonable fees and expenses of Administrative Agent’s and Buyers’ counsel in connection with the Program Agreements. Reasonable legal fees for any subsequent amendments to this Agreement or related documents shall be borne by Seller. Seller shall pay ongoing custodial fees and expenses as set forth in the related Custodial Agreement, and any other ongoing fees and expenses set forth in any other Program Agreement. Without limiting the

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foregoing, Seller shall pay all fees as and when required under the Pricing Side Letter.
b.If any Buyer determines that, due to the introduction of, any change in, or the compliance by such Buyer with, after the date of this Agreement (i) any Eurocurrency reserve requirement or (ii) the interpretation of any law, regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be an increase in the cost to such Buyer in engaging in the present or any future Transactions, then Seller agrees to pay to such Buyer, from time to time, upon demand by such Buyer (with a copy to Custodian) the actual cost of additional amounts as specified by such Buyer to compensate such Buyer for such increased costs.
c.With respect to any Transaction, Administrative Agent and Buyers may conclusively rely upon, and shall incur no liability to Seller in acting upon, any request or other communication that Administrative Agent and Buyers reasonably believe to have been given or made by a person authorized to enter into a Transaction on Seller’s behalf, whether or not such person is listed on the certificate delivered pursuant to Section 10(a)(5) hereof.
d.Notwithstanding the assignment of the Program Agreements with respect to each Purchased Asset to Administrative Agent for the benefit of Buyers, Seller agrees and covenants with Administrative Agent and Buyers to enforce diligently Seller’s rights and remedies set forth in the Program Agreements.
e.(i) Any payments made by Seller to Administrative Agent or a Buyer or a Buyer assignee or participant hereunder or under any Program Agreement shall be made free and clear of and without deduction or withholding for any Taxes, except as required by applicable law. If Seller shall be required by applicable law (as determined in the good faith discretion of the applicable withholding agent) to deduct or withhold any Tax from any sums payable to Administrative Agent or a Buyer or Buyer assignee or participant, then (i) the Seller shall make such deductions or withholdings and pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law; (ii) to the extent the withheld or deducted Tax is an Indemnified Tax or Other Tax, the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 11(e)) Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made; and (iii) the Seller shall notify the Administrative Agent of the amount paid and shall provide the original or a certified copy (which may be provided electronically) of a receipt issued by the relevant Governmental Authority evidencing such payment within [***] thereafter. Seller shall otherwise

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indemnify Administrative Agent and such Buyer, within [***] after demand therefor, for any Indemnified Taxes or Other Taxes imposed on Administrative Agent or such Buyer (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section 11(e)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Upon the reasonable request of Seller, Administrative Agent or such Buyer will provide Seller with documentation evidencing payments of Indemnified Taxes, Other Taxes and any such expenses, which shall be conclusive absent manifest error.
(ii) Administrative Agent shall and shall cause each Buyer and Buyer assignee and participant to deliver to the Seller, at the time or times reasonably requested by the Seller, such properly completed and executed documentation reasonably requested by the Seller as will permit payments made hereunder to be made without withholding or at a reduced rate of withholding. In addition, Administrative Agent shall and shall cause each Buyer and Buyer assignee and participant, if reasonably requested by Seller, to deliver such other documentation prescribed by applicable law or reasonably requested by the Seller as will enable the Seller to determine whether or not Administrative Agent or such Buyer or Buyer assignee or participant is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in this Section 11, the completion, execution and submission of such documentation (other than such documentation in Section 11(e)((ii)(A), (B) and (C) below) shall not be required if in a Buyer’s or any Buyer’s assignee’s or participant’s judgment such completion, execution or submission would subject such Buyer or Buyer assignee or participant to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or Buyer assignee or participant. Without limiting the generality of the foregoing, Administrative Agent shall and shall cause a Buyer or Buyer assignee or participant to deliver to the Seller, to the extent legally entitled to do so:
(A) in the case of a Buyer or Buyer assignee or participant which is a “U.S. Person” as defined in section 7701(a)(30) of the Code, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 certifying that it is not subject to U.S. federal backup withholding tax;
(B) in the case of a Buyer or Buyer assignee or participant which is not a “U.S. Person” as defined in Code section 7701(a)(30): (I) a properly completed and executed IRS Form W-8BEN, W-8BEN-E or W-8ECI, as appropriate, evidencing entitlement to a zero percent or reduced rate of U.S. federal income tax withholding on any payments made hereunder, (II) in the case of such non-U.S. Person claiming exemption from the withholding of U.S. federal income tax under Code sections 871(h) or 881(c) with respect to payments of “portfolio interest,” a duly executed certificate (a “U.S. Tax Compliance Certificate”) to the

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effect that such non-U.S. Person is not (x) a “bank” within the meaning of Code section 881(c)(3)(A), (y) a “10 percent shareholder” of Seller or affiliate thereof, within the meaning of Code section 881(c)(3)(B), or (z) a “controlled foreign corporation” described in Code section 881(c)(3)(C), (III) to the extent such non-U.S. person is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such non-U.S. person is a partnership and one or more direct or indirect partners of such non-U.S. person are claiming the portfolio interest exemption, such non-U.S. person may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner, and (IV) executed originals of any other form or supplementary documentation prescribed by law as a basis for claiming exemption from or a reduction in United States federal withholding tax together with such supplementary documentation as may be prescribed by law to permit Seller to determine the withholding or deduction required to be made.
(C) if a payment made to a Buyer or Buyer assignee or participant under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Buyer or assignee or participant were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Administrative Agent on behalf of such Buyer or assignee or participant shall deliver to the Seller at the time or times prescribed by law and at such time or times reasonably requested by the Seller such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Seller as may be necessary for the Seller to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 11(e), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
The applicable IRS forms referred to above shall be delivered by Administrative Agent on behalf of each applicable Buyer or Buyer assignee or participant on or prior to the date on which such person becomes a Buyer or Buyer assignee or participant under this Agreement, as the case may be, and upon the obsolescence or invalidity of any IRS form previously delivered by it hereunder.
f.Any indemnification payable by Seller to Administrative Agent or a Buyer or Buyer assignee or participant for Indemnified Taxes or Other Taxes that are imposed on Administrative Agent or such Buyer or Buyer assignee or participant, as described in Section 11(e)(i) hereof, shall be paid by Seller within [***]. A certificate as to the amount of such payment or liability delivered to the Seller by the Administrative Agent on behalf of a Buyer or Buyer assignee or participant shall be conclusive absent manifest error.

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g.Each party’s obligations under this Section 11 shall survive any assignment of rights by, or the replacement of, a Buyer or a Buyer assignee or participant, and the repayment, satisfaction or discharge of all obligations under any Program Agreement.
    h.    Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise taxes to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets, and the Purchased Assets as owned by Seller in the absence of an Event of Default by Seller. Administrative Agent, each Buyer and Seller agree that they will treat and report for all tax purposes the Transactions entered into hereunder as one or more loans from a Buyer to Seller secured by the Purchased Mortgage Loans, unless otherwise prohibited by law or upon a final determination by any taxing authority that the Transactions are not loans for tax purposes.
12.Servicing
a.Seller, on Administrative Agent’s and Buyers’ behalf, shall contract with Servicer to, or if Seller is the Servicer, Seller shall, service the Purchased Mortgage Loans consistent with the degree of skill and care that Seller customarily requires with respect to similar Purchased Mortgage Loans owned or managed by it and in accordance with Accepted Servicing Practices. The Seller and Servicer shall (i) comply in all material respects with all applicable federal, state and local laws and regulations related to the servicing of such Purchased Mortgage Loans, (ii) maintain all state and federal licenses necessary for it to perform its servicing responsibilities hereunder and (iii) not impair the rights of Administrative Agent or Buyers in any Purchased Mortgage Loans or any payment thereunder. Administrative Agent may terminate the servicing of any Purchased Mortgage Loans with the then existing Servicer in accordance with Section 12.e hereof.
b.With respect to Mortgage Loans other than BPL – Holdbacks, Seller shall and shall cause the Servicer to hold or cause to be held all escrow funds collected by Seller and Servicer with respect to any Purchased Mortgage Loans in trust accounts and shall apply the same for the purposes for which such funds were collected. With respect to BPL – Holdbacks, Seller shall and shall cause the originator or Servicer to hold or cause to be held all Holdback Amounts collected by the Seller or Servicer with respect to any Purchased Assets in the Holdback Account and shall apply the same to improve and rehabilitate the related Mortgaged Property.
c.To the extent Seller engages a third party Servicer, Seller shall cause such Servicer to remit Income to Administrative Agent pursuant to Section 7 above.
d.In the event there is a third party Servicer and upon Administrative Agent’s request, Seller shall provide promptly to Administrative Agent a Servicer Notice addressed to and agreed to by the Servicer of the related Purchased Mortgage Loans, advising such Servicer of such matters as Administrative Agent may reasonably request, including, without limitation, recognition by the Servicer of Administrative Agent’s and

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Buyers’ interest in such Purchased Mortgage Loans and the Servicer’s agreement that upon receipt of notice of an Event of Default from Administrative Agent, it will follow the instructions of Administrative Agent with respect to the Purchased Mortgage Loans and any related Income with respect thereto.
e.Upon the occurrence of an Event of Default hereunder or a material default under the Servicing Agreement, Administrative Agent shall have the right to immediately terminate the Servicer’s right to service the Purchased Mortgage Loans without payment of any penalty or termination fee. For the avoidance of doubt, such termination by Administrative Agent shall not be subject to any payment requirement under the Servicing Agreement including any reimbursement for Servicer’s expenses, all of which shall remain an obligation of the Seller. Seller and the Servicer shall cooperate in transferring the servicing of the Purchased Mortgage Loans to a successor servicer appointed by Administrative Agent on behalf of Buyers in its sole discretion. For the avoidance of doubt any termination of the Servicer’s rights to service by the Administrative Agent as a result of an Event of Default shall be deemed part of an exercise of the Administrative Agent’s rights to cause the liquidation, termination or acceleration of this Agreement.
f.If Seller should discover that, for any reason whatsoever, Seller or any entity responsible to Seller for managing or servicing any such Purchased Mortgage Loan has failed to perform fully Seller’s obligations under the Program Agreements or any of the obligations of such entities with respect to the Purchased Mortgage Loans, Seller shall promptly notify Administrative Agent.
g.Reserved.
h.For the avoidance of doubt, the Seller retains no economic rights to the servicing of the Purchased Mortgage Loans other than as set forth herein. As such, the Seller expressly acknowledges that the Purchased Mortgage Loans are sold to Administrative Agent for the benefit of Buyers on a “servicing released” basis with such servicing retained by the Servicer.
13.Representations and Warranties
a.Seller represents and warrants to Administrative Agent and Buyers as of the date hereof and as of each Purchase Date for any Transaction that:
(1)Seller Existence. Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware.
(2)Licenses. Seller is duly licensed and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted and complies in all material respects with all applicable federal,

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state or local laws, rules and regulations. Seller has the requisite power and authority and legal right to originate and purchase Mortgage Loans (as applicable) and to own, sell and grant a lien on all of its right, title and interest in and to the Mortgage Loans, and to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, each Program Agreement and any Transaction Request. Seller is an FHA Approved Mortgagee and, to the extent Seller is originating VA Loans, a VA Approved Lender.
(3)Power. Seller has all requisite corporate or other power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted.
(4)Due Authorization. Seller has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Program Agreements, as applicable. Each Program Agreement has been (or, in the case of Program Agreements not yet executed, will be) duly authorized, executed and delivered by Seller, all requisite or other corporate action having been taken, and each is valid, binding and enforceable against Seller in accordance with its terms except as such enforcement may be affected by bankruptcy, by other insolvency laws, or by general principles of equity.
(5)Financial Statements. The Seller has heretofore furnished to Administrative Agent a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the most recent fiscal year-end, and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of a nationally recognized accounting firm acceptable to Administrative Agent and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the most recent quarterly fiscal period of the Seller and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of the Seller and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP (other than with respect to unaudited financial statements, footnotes, year-end adjustments and cash flow statements) applied on a consistent basis. Since [***], there has been no material adverse change in the consolidated business, operations or financial condition of the Seller and its consolidated

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Subsidiaries taken as a whole from that set forth in said financial statements nor is Seller aware of any state of facts which (with notice or the lapse of time) would reasonably be expected to result in any such material adverse change. The Seller has, on the date of the statements delivered pursuant to this Section (the “Statement Date”) no material liabilities, direct or indirect, fixed or contingent, matured or unmatured, known or unknown, or material liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, said balance sheet and related statements, and at the present time there are no material unrealized or anticipated losses from any loans, advances or other commitments of Seller except as heretofore disclosed to Administrative Agent in writing.
(6)Event of Default. There exists no Event of Default under Section 15(b) hereof, which default gives rise to a right to accelerate indebtedness as referenced in Section 15(b) hereof, under any mortgage, borrowing agreement or other instrument or agreement pertaining to indebtedness for borrowed money or to the repurchase of mortgage loans or securities.
(7)Solvency. Seller is solvent and will not be rendered insolvent by any Transaction and, after giving effect to such Transaction, will not be left with an unreasonably small amount of capital with which to engage in its business. Seller does not intend to incur, nor believes that it has incurred, debts beyond its ability to pay such debts as they mature and is not contemplating the commencement of insolvency, bankruptcy, liquidation or consolidation proceedings or the appointment of a receiver, liquidator, conservator, trustee or similar official in respect of such entity or any of its assets. The amount of consideration being received by Seller upon the sale of the Purchased Assets to Administrative Agent for the benefit of Buyers constitutes reasonably equivalent value and fair consideration for such Purchased Assets. Seller is not transferring any Purchased Assets to Administrative Agent with any intent to hinder, delay or defraud any of its creditors.
(8)No Conflicts. The execution, delivery and performance by Seller of each Program Agreement do not conflict in any material respect with any term or provision of the formation documents or by-laws of Seller. The execution, delivery and performance by Seller of each Program Agreement do not conflict, in any material respect, with any material law, rule, regulation, order, judgment, writ, injunction or decree applicable to Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over Seller.
(9)True and Complete Disclosure. All information, reports, exhibits, schedules, financial statements or certificates of Seller or any

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Affiliate thereof or any of their officers furnished or to be furnished to Administrative Agent or Buyers in connection with the initial or any ongoing due diligence of Seller or any Affiliate or officer thereof, negotiation, preparation, or delivery of the Program Agreements are true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All financial statements have been prepared in accordance with GAAP (other than solely with respect to unaudited financial statements, footnotes, year-end adjustments and cash flow statements).
(10)Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to any governmental authority or court is required under applicable law in connection with the execution, delivery and performance by Seller of each Program Agreement.
(11)Litigation. Except as otherwise disclosed to Administrative Agent in writing, there is no action or proceeding pending with respect to which Seller has received service of process or, to the best of Seller’s knowledge threatened against it before any court, administrative agency or other tribunal (A) asserting the invalidity of any Program Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated any Program Agreement, (C) excluding Ordinary Course Litigation making a claim individually or in an aggregate amount greater than $[***], or (D) which could reasonably be expected to materially and adversely affect the validity of the Purchased Assets or the performance by it of its obligations under, or the validity or enforceability of any Program Agreement.
(12)Material Adverse Change. There has been no Material Adverse Effect since the date set forth in the most recent financial statements supplied to Administrative Agent.
(13)Ownership. Upon payment of the Purchase Price and the filing of the financing statement and delivery of the Asset Files to the Custodian and the Custodian’s receipt of the related Request for Certification, Administrative Agent shall become the sole owner of the Purchased Assets and related Repurchase Assets for the benefit of the Buyers, free and clear of all liens and encumbrances.
(14)Underwriting Guidelines. The Underwriting Guidelines provided to Administrative Agent are the true and correct Underwriting Guidelines of the Seller.
(15)Taxes. Seller and its Subsidiaries have timely filed all income tax returns and other material tax returns that are required to be filed by them and have paid all taxes prior to delinquency, except for any such

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taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of Seller and Seller’s Subsidiaries in respect of taxes and other governmental charges are, in the opinion of Seller, adequate.
(16)Investment Company. Neither Seller nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
(17)Chief Executive Office; Jurisdiction of Organization. On the Effective Date, Seller’s chief executive office, is and has been located at 6561 Irvine Center Drive, Irvine, CA 92618. On the Effective Date, Seller’s jurisdiction of organization is Delaware. Except as otherwise disclosed to the Administrative Agent in writing, Seller does not have any trade name. Except as otherwise disclosed to the Administrative Agent in writing, during the preceding five years, Seller has not been known by or done business under any other name, corporate or fictitious, and has not filed or had filed against it any bankruptcy receivership or similar petitions nor has it made any assignments for the benefit of creditors.
(18)Location of Books and Records. The location where Seller keeps its books and records, including all computer tapes and records relating to the Purchased Assets and the related Repurchase Assets is its chief executive office.
(19)Reserved.
(20)ERISA. Each Plan to which Seller or its Subsidiaries make direct contributions, and, to the knowledge of Seller, each other Plan and each Multiemployer Plan, is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law.
(21)Adverse Selection. Seller has not selected the Purchased Assets in a manner so as to adversely affect Buyers’ interests.
(22)Agreements. Neither Seller nor any Subsidiary of Seller is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement, instrument, or indenture which default could reasonably be expected to have a material adverse effect on the business, operations, properties, or financial condition of Seller as a whole.

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(23)Other Indebtedness. All Indebtedness (other than Indebtedness evidenced by this Agreement) of Seller existing on the Effective Date is listed on Exhibit B to the Pricing Side Letter (the “Existing Indebtedness”).
(24)Agency Approvals. With respect to each Agency Security and to the extent necessary, Seller is an FHA Approved Mortgagee, a VA Approved Lender and approved by GNMA as an approved lender. Seller is also approved by Fannie Mae as an approved lender and Freddie Mac as an approved seller/servicer, and, to the extent necessary, approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act. In each such case, Seller is in good standing, with no event having occurred or Seller having any reason whatsoever to believe or suspect will occur prior to the issuance of the Agency Security or the consummation of the Take-out Commitment, as the case may be, including, without limitation, a change in insurance coverage which would either make Seller unable to comply with the eligibility requirements for maintaining all such applicable approvals or require notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA.
(25)No Reliance. Seller has made its own independent decision to enter into the Program Agreements and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Administrative Agent or Buyers as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.
(26)Plan Assets. Seller is not an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code, and the Purchased Assets are not “plan assets” within the meaning of 29 CFR §2510.3 101 as amended by Section 3(42) of ERISA, in Seller’s hands, and transactions by or with Seller are not subject to any state or local statute regulating investments or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.
(27)No Prohibited Persons. Neither Seller nor any of its Affiliates, officers, directors, partners or members, is an entity or person (or to Seller’s knowledge, 50 percent or greater owned by an entity or person): (i) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from

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time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) is otherwise the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).
(28)Servicing. Seller has adequate financial standing, servicing facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same types as may from time to time constitute Mortgage Loans and in accordance with Accepted Servicing Practices.
b.With respect to every Purchased Asset, Seller represents and warrants to Administrative Agent and Buyers as of the applicable Purchase Date for any Transaction and each date thereafter that each representation and warranty set forth on Schedule 1 is true and correct.
c.The representations and warranties set forth in this Agreement shall survive transfer of the Purchased Assets to Administrative Agent for the benefit of Buyers and each Buyer and shall continue for so long as the Purchased Assets are subject to this Agreement. Upon discovery by Seller or Administrative Agent of any breach of any of the representations or warranties set forth in this Agreement, the party discovering such breach shall promptly give notice of such discovery to the others. Administrative Agent has the right to require, in its unreviewable discretion, Seller to repurchase within [***] any Purchased Asset for which a breach of one or more of the representations and warranties referenced in Section 13(b) exists and which breach has a material adverse effect on the value of such Purchased Asset or the interests of Administrative Agent or Buyers, and such repurchase shall occur [***].
14.Covenants
Seller covenants with Administrative Agent and Buyers that, during the term of this facility:

a.Litigation. Seller will promptly, and in any event [***], give to Administrative Agent notice of all litigation, actions, suits, arbitrations (including, without limitation, any of the foregoing which are threatened or pending) or other legal or arbitrable proceedings affecting Seller or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Program Agreements or any action to be taken in connection with the transactions contemplated hereby, (ii) excluding Ordinary Course Litigation, makes a claim individually or in an aggregate amount greater than $[***], or (iii) which, individually or in the aggregate could be reasonably likely to have a Material Adverse Effect. Seller will promptly

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provide notice of any judgment, which with the passage of time, could cause an Event of Default hereunder.
b.Prohibition of Fundamental Changes. Seller shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets.
c.Servicing. Seller shall not cause the Purchased Mortgage Loans to be serviced by any Servicer other than a Servicer expressly approved in writing by Administrative Agent on behalf of Buyers, which approval shall be deemed granted by Administrative Agent on behalf of Buyers with respect to Seller with the execution of this Agreement.
d.Insurance. The Seller shall continue to maintain, for Seller and its Subsidiaries, Fidelity Insurance in an aggregate amount acceptable to Fannie Mae, Freddie Mac and GNMA. The Seller shall maintain, for Seller and its Subsidiaries, Fidelity Insurance in respect of its officers, employees and agents, with respect to any claims made in connection with all or any portion of the Repurchase Assets. The Seller shall notify the Administrative Agent of any material adverse change in the terms of any such Fidelity Insurance.
e.No Adverse Claims. Seller warrants and will defend, and shall cause any Servicer to defend, the right, title and interest of Administrative Agent and Buyers in and to all Purchased Assets and the related Repurchase Assets against all adverse claims and demands.
f.Assignment. Except as permitted herein, neither Seller nor any Servicer shall sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or pledge, hypothecate or grant a security interest in or lien on or otherwise encumber (except pursuant to the Program Agreements), any of the Purchased Assets or any interest therein, provided that this Section shall not prevent any transfer of Purchased Assets in accordance with the Program Agreements.
g.Security Interest. Seller shall do all things necessary to preserve the Purchased Assets and the related Repurchase Assets so that they remain subject to a first priority perfected security interest hereunder (in each case, to the extent a security interest may be perfected by possession, control or filing of a UCC financing statement). Without limiting the foregoing, Seller will comply in all material respects with all rules, regulations and other laws of any Governmental Authority.
h.Records.

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(1)Seller shall collect and maintain or cause to be collected and maintained all Records relating to the Purchased Assets and Repurchase Assets in accordance with industry custom and practice for assets similar to the Purchased Assets and Repurchase Assets, including those maintained pursuant to the preceding subparagraph, and all such Records shall be in the Seller’s, Custodian’s or Servicer’s possession (in accordance with this Agreement and the Custodial Agreement) unless Administrative Agent otherwise approves. Except in accordance with the Custodial Agreement, Seller will not allow any such papers, records or files that are an original or an only copy to leave the Seller’s, Custodian’s or Servicer’s possession, except for individual items removed in connection with servicing a specific Purchased Mortgage Loan, in which event Seller will obtain or cause to be obtained a receipt from a financially responsible person for any such paper, record or file. Seller or the Servicer of the Purchased Assets will maintain all such Records not in the possession of the Custodian in good and complete condition in accordance with industry practices for assets similar to the Purchased Assets and preserve them against loss.
(2)For so long as Administrative Agent has an interest in or lien on any Purchased Assets, Seller will hold or cause to be held all related Records in trust for Administrative Agent. Seller shall notify, or cause to be notified, every other party holding any such Records of the interests and liens in favor of Administrative Agent granted hereby.
(3)Upon reasonable advance notice from the Custodian or Administrative Agent, Seller shall (x) make any and all such Records available to the Custodian, Administrative Agent and a Buyer to examine any such Records, either by its own officers or employees, or by agents or contractors who are bound by requirements of confidentiality, or both, and make copies of all or any portion thereof, and (y) permit Administrative Agent or a Buyer or its authorized agents to discuss the affairs, finances and accounts of Seller with its chief operating officer and chief financial officer and to discuss the affairs, finances and accounts of Seller with its independent certified public accountants.
i.Books. Seller shall keep or cause to be kept in reasonable detail books and records of account of its assets and business and shall clearly reflect therein the transfer of Purchased Assets to Administrative Agent for the benefit of Buyers.
j.Approvals. Seller shall maintain all material licenses, permits or other approvals necessary for Seller to conduct its business and to perform its obligations under the Program Agreements, and Seller shall conduct its business in accordance in all material respects with applicable law.

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k.Material Change in Business. Seller shall not make any material change in the nature of its business as carried on at the date hereof.
l.Underwriting Guidelines. Other than underwriting guidelines of the Agencies, Seller shall not make any amendment or other modification to the Underwriting Guidelines which [***]. Without limiting the foregoing, in the event that Seller makes any amendment or modification to the Underwriting Guidelines, Seller shall promptly deliver to Administrative Agent a complete copy of the amended or modified Underwriting Guidelines upon request.
m.Distributions. If an Event of Default has occurred and is continuing, Seller shall not pay any dividends with respect to any capital stock or other equity interests in such entity, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of Seller, except that, notwithstanding the foregoing, Seller shall be permitted at all times to make Tax Distributions.
n.Applicable Law. Seller shall comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority.
o.Existence. Seller shall preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises, except for failures to maintain any such rights, privileges licenses and franchises, which, individually or in the aggregate, would not have a Material Adverse Effect.
p.Chief Executive Office; Jurisdiction of Organization. Seller shall not move its chief executive office from the address referred to in Section 13(a)(17) or change its jurisdiction of organization from the jurisdiction referred to in Section 13(a)(17) unless [***].
q.Taxes. Seller shall timely file all tax returns that are required to be filed by it and shall timely pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained.
r.Transactions with Affiliates. Seller will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise not prohibited under the Program Agreements and (b) upon fair and reasonable terms no less favorable to Seller than it would obtain in a comparable arm’s length transaction with a Person which is not an

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Affiliate. Nothing herein shall prohibit distributions and dividends that are not prohibited under Section 14(m) hereof.
s.Guarantees. Seller shall not create, incur, assume or suffer to exist any Guarantees, except (i) to the extent reflected in Seller’s financial statements or notes thereto (ii) to the extent the aggregate Guarantees of Seller do not exceed $[***], or (iii) to the extent such Guarantee is otherwise disclosed to Administrative Agent in writing.
t.Indebtedness. Seller shall not incur any additional material Indebtedness, including without limitation, any Indebtedness relating to any mortgage servicing rights or corporate or servicing advances, (other than (i) the Existing Indebtedness in amounts not to exceed the amounts specified on Exhibit B to the Pricing Side Letter and (ii) usual and customary accounts payable for a mortgage company) without providing written notice of the same to the Administrative Agent.
u.HUD and FHA Matters Regarding Income and Accounts with Respect to Early Buyout Loans.
(1)With respect to each Early Buyout Loan that is an FHA Loan, Seller shall list the Servicer as the servicer on FHA Connection System and the Seller to be identified as the mortgagee of record on such system under mortgagee number [***]. With respect to each Early Buyout Loan that is a VA Loan, Seller shall list the Servicer as the servicer on the VALERI system under payee vendor identification number [***]. Seller shall cause Servicer to submit all claims to HUD and VA under such applicable numbers for remittance of amounts to the Clearing Account.
(2)To the extent HUD deducts any amounts owing by (i) Seller or (ii) Servicer that are unrelated to the applicable Early Buyout Loan, in each case, to HUD, Seller shall deposit, or cause Servicer to deposit, [***] following notice or knowledge of such deduction by HUD, such deducted amounts into the applicable account.
(3)Seller shall maintain HUD and GNMA approvals. Should Seller for any reason, cease to possess a HUD or GNMA approval, Seller shall so notify Administrative Agent immediately in writing.
(4)Seller shall cooperate and do all things deemed necessary or appropriate by Buyer to effectuate the steps as contemplated in this Section 14.u.
v.Hedging. Seller has entered into Interest Rate Protection Agreements or other arrangements with respect to the Purchased Mortgage Loans, having terms with respect to protection against fluctuations in interest rates consistent

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with the terms of Seller’s hedging program and has notified Administrative Agent of the terms of such Interest Rate Protection Agreements or other arrangements in writing.
w.True and Correct Information. All information, reports, exhibits, schedules, financial statements or certificates of Seller, any Affiliate thereof or any of their officers furnished to Administrative Agent and/or Buyers hereunder and during Administrative Agent’s and/or Buyers’ diligence of Seller are and will be true and complete in all material respects and do not omit to disclose any material facts necessary to make the statements herein or therein, in light of the circumstances in which they are made, not misleading. All required financial statements, information and reports delivered by Seller to Administrative Agent and/or Buyers pursuant to this Agreement shall be prepared in accordance with U.S. GAAP (other than, with respect to unaudited financial statements, footnotes, year-end adjustments and cash flow statements).
x.Agency Approvals. Seller shall maintain all Agency Approvals necessary for the conduct of its business. Should Seller, for any reason, cease to possess all such applicable Agency Approvals, or should notification to the relevant Agency or to the Department of Housing and Urban Development, FHA or VA be required, Seller shall so notify Administrative Agent within [***]. Notwithstanding the preceding sentence, Seller shall take all necessary action to maintain all of its applicable Agency Approvals at all times during the term of this Agreement and each outstanding Transaction.
y.Take-out Payments. With respect to each Committed Mortgage Loan, Seller shall arrange that all payments under the related Take-out Commitment shall be paid directly to Administrative Agent at the account set forth in Section 9 hereof, or to an account approved by Administrative Agent in writing prior to such payment. With respect to any Agency Take-out Commitment, if applicable, (1) with respect to the wire transfer instructions as set forth in Freddie Mac Form 987 (Wire Transfer Authorization for a Cash Warehouse Delivery) such wire transfer instructions are identical to Administrative Agent’s wire instructions or Administrative Agent has approved such wire transfer instructions in writing in its sole discretion, or (2) the Payee Number set forth on Fannie Mae Form 1068 (Fixed-Rate, Graduated-Payment, or Growing-Equity Mortgage Loan Schedule) or Fannie Mae Form 1069 (Adjustable-Rate Mortgage Loan Schedule), as applicable, shall be identical to the Payee Number that has been identified by Administrative Agent in writing as Administrative Agent’s Payee Number or Administrative Agent shall have previously approved the related Payee Number in writing in its sole discretion; with respect to any Take-out Commitment with an Agency, the applicable agency documents shall list

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Administrative Agent as sole subscriber, unless otherwise agreed to in writing by Administrative Agent, in Administrative Agent’s sole discretion.
z.No Pledge. Except pursuant to this Agreement, Seller shall not, and shall not cause Servicer to, pledge, transfer or convey any security interest in the Clearing Account to any Person (other than Administrative Agent) without the express written consent of Administrative Agent.
aa.Plan Assets. Seller shall not be an employee benefit plan as defined in Section 3 of Title I of ERISA, or a plan described in Section 4975(e)(1) of the Code and Seller shall not use “plan assets” within the meaning of 29 CFR §2510.3 101, as amended by Section 3(42) of ERISA to engage in this Agreement or any Transaction hereunder. Transactions by or with Seller shall not be subject to any foreign, state or local statute regulating investments of or fiduciary obligations with respect to governmental plans within the meaning of Section 3(32) of ERISA or church plans within the meaning of Section 3(33) of ERISA.
ab.Reserved.

ac.No Prohibited Persons. Neither Seller nor any of its officers, directors, partners or members, shall be an entity or person (or to the Seller’s knowledge, 50 percent or greater owned by an entity or person): (i) whose name appears on OFAC’s most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); or (ii) shall otherwise be the target of sanctions administered by OFAC (any and all parties or persons described in clauses (i) and (ii) above are herein referred to as a “Prohibited Person”).

ad.Lender Insurance Authority. In the event that Seller has on the date hereof or subsequently receives Lender Insurance Authority, such authority shall not be revoked or suspended.
ae.Quality Control. Seller shall maintain an internal quality control program that verifies, on a regular basis, the existence and accuracy of all legal documents, credit documents, property appraisals, and underwriting decisions related to Purchased Mortgage Loans and shall provide the most recent report on the results of such quality control program in the Officer’s Compliance Certificate provided pursuant to Section 17(b)(3). Such program shall be capable of evaluating and monitoring the overall quality of Seller’s loan production and servicing activities. Such program shall (i) ensure that the Purchased Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; (ii) guard

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against dishonest, fraudulent, or negligent acts; and (iii) guard against errors and omissions by officers, employees, or other authorized persons.
af.Reserved.

ag.MERS. Seller shall comply in all material respects with the rules and procedures of MERS in connection with the servicing of all Purchased Mortgage Loans that are registered with MERS and, with respect to Purchased Mortgage Loans that are eMortgage Loans, the maintenance of the related eNotes on the MERS eRegistry for as long as such Purchased Mortgage Loans are so registered.
ah.Beneficial Ownership Certification.  Seller shall at all times either (i) ensure that the Seller has delivered to Administrative Agent a Beneficial Ownership Certification, if applicable, and that the information contained therein is true and correct in all respects or (ii) deliver to Administrative Agent an updated Beneficial Ownership Certification if any information contained in any previously delivered Beneficial Ownership Certification ceases to be true and correct in all respects. At all times, Seller shall promptly notify Administrative Agent upon becoming aware that the information provided in the most recent Beneficial Ownership Certification is no longer true and correct and shall deliver an updated Beneficial Ownership Certification to Administrative Agent promptly but in any [***].
ai.Investment Company. Seller shall not become an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act.
aj.Financial Covenants. Seller shall at all times comply with all financial covenants and/or financial ratios set forth in Section 2 of the Pricing Side Letter (the “Financial Covenants”).
ak.Chief Executive Office; Jurisdiction of Organization. Seller shall provide Administrative Agent with [***] of any change in Seller’s principal office or place of business, legal name or jurisdiction.
15.Events of Default
Each of the following shall constitute an “Event of Default” hereunder:
a.Payment Failure. Failure of Seller to (i) make any payment of Price Differential or Repurchase Price or any other sum which has become due, on a Payment Date or a Repurchase Date or otherwise, whether by acceleration or otherwise, under the terms of this Agreement, (ii) cure any Margin Deficit when due pursuant to Section 6 hereof or (iii) to make any payment when due

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hereunder, other than such payments described in clauses (i) and (ii) hereof, and such failure continues [***].
b.Cross Default. Seller or any of Seller’s Affiliates that are party to any Program Agreement shall be in default after the expiration of any grace or cure period to the extent not waived or cured in writing under (i) any Indebtedness, including, without limitation, the WHCO Repo Agreement, in the aggregate, in excess of $[***] with respect to Seller or such Affiliate which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary with respect to such Indebtedness, or (ii) any other contract or contracts, in the aggregate in excess of $[***] to which Seller or such Affiliate is a party which default (1) involves the failure to pay a matured obligation, or (2) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such contract.
c.Assignment. (i) Assignment or attempted assignment by Seller of this Agreement or any rights hereunder without first obtaining the specific written consent of Administrative Agent, or (ii) the granting by Seller of any security interest, lien or other encumbrances on any Purchased Asset to any person other than Administrative Agent and such affected Purchased Asset pursuant to this clause c(ii) has not been repurchased [***].
d.Insolvency. An Act of Insolvency shall have occurred with respect to Seller.
e.Material Adverse Change. The occurrence of a Material Adverse Effect.
f.Breach of Financial Representation or Covenant or Obligation. A breach by Seller of any of the representations, warranties or covenants or obligations set forth in [***] of this Agreement.
g.Breach of Non-Immediate Representation or Covenant. A breach by Seller of any other material representation, warranty or covenant set forth in this Agreement or any other Program Agreement (and not otherwise specified in Section 15(f) above), if such breach is not cured within [***] (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Asset Value, the existence of a Margin Deficit and the obligation to repurchase such Purchased Mortgage Loan) unless (i) such party shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made, (ii) any such representations and warranties have been determined by Administrative Agent in its good faith discretion to be materially false or misleading on a regular basis, or (iii) Administrative Agent, in its good faith discretion, determines that such breach of a material representation, warranty or covenant materially and adversely affects (A) the

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condition (financial or otherwise) of Seller or an Affiliate of Seller to a Program Agreement; or (B) Administrative Agent’s determination to enter into this Agreement or Transactions with such party, then such breach shall constitute an immediate Event of Default (and Seller shall have no cure right hereunder).
h.Change of Control. The occurrence of a Change in Control shall have occurred without Administrative Agent’s prior written consent.
i.Failure to Transfer. Seller fails to transfer the Purchased Assets to Administrative Agent for the benefit of the applicable Buyer in the manner set forth in the Program Agreements (provided the Administrative Agent on behalf of the applicable Buyer has tendered the related Purchase Price) and such failure continues [***].
j.Judgment. A final judgment or judgments for the payment of money in excess of $[***]in the aggregate shall be rendered against Seller by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within [***].
k.Government Action. Any Governmental Authority or any person, agency or entity acting or purporting to act under governmental authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the Property of Seller, or shall have taken any action to displace the management of Seller or to curtail its authority in the conduct of the business of Seller, or takes any action in the nature of enforcement to remove, limit or restrict the approval of Seller as an issuer, buyer or a seller/servicer of Purchased Asset or securities backed thereby, and such action provided for in this Section 15(k) shall not have been discontinued or stayed within [***].
l.Inability to Perform. An officer of Seller shall admit its inability to, or its intention not to perform any of Seller’s Obligations hereunder.
m.Security Interest. This Agreement shall for any reason cease to create a valid, first priority security interest (except to the extent a security interest may not be perfected by possession, control or filing of a UCC financing statement) in any material portion of the Purchased Assets or other Repurchase Assets purported to be covered hereby.
n.Financial Statements. Seller’s audited annual financial statements or the notes thereto or other opinions or conclusions stated therein shall be qualified or limited by reference to the status of Seller as a “going concern” or a reference of similar import.

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o.Custodian. With respect to Early Buyout Loans, the applicable Custodian fails to maintain its good standing under the GNMA Guide or FHA Regulations and is not replaced or the Seller fails to repurchase such Early Buyout Loans or such breach is not waived by Administrative Agent in writing within [***].
p.Servicer Default. There is a breach by Servicer of the Servicing Agreement and Seller has not appointed a successor servicer acceptable to Administrative Agent or such breach is not waived by Administrative Agent in writing within [***].
An Event of Default shall be deemed to be continuing unless expressly waived by Administrative Agent in writing.
16.Remedies Upon Default
In the event that an Event of Default shall have occurred and is continuing:
a.Administrative Agent may, at its option (which option shall be deemed to have been exercised immediately upon the occurrence of an Act of Insolvency of Seller), declare an Event of Default to have occurred hereunder and, upon the exercise or deemed exercise of such option, the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (except that, in the event that the Purchase Date for any Transaction has not yet occurred as of the date of such exercise or deemed exercise, such Transaction shall be deemed immediately canceled). Administrative Agent shall (except upon the occurrence of an Act of Insolvency of Seller) give notice to Seller of the exercise of such option as promptly as practicable.
b.If Administrative Agent exercises or is deemed to have exercised the option referred to in subparagraph (a) of this Section, (i) Seller’s obligations in such Transactions to repurchase all Purchased Assets at the Repurchase Price therefor on the Repurchase Date determined in accordance with subparagraph (a) of this Section, shall thereupon become immediately due and payable, (ii) all Income paid after such exercise or deemed exercise shall be retained by Administrative Agent and applied, in Administrative Agent’s sole discretion, in accordance with Section 7.j hereof, and (iii) Seller shall immediately deliver to Administrative Agent the Asset Files relating to any Purchased Mortgage Loans subject to such Transactions then in Seller’s possession or control.
c.Administrative Agent also shall have the right to obtain physical possession, and to commence an action to obtain physical possession, of all Records and files of Seller relating to the Purchased Assets and Repurchase Assets and all documents relating to the Purchased Assets (including, without

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limitation, any legal, credit or servicing files with respect to the Purchased Assets and Repurchase Assets) which are then or may thereafter come in to the possession of Seller or any third party acting for Seller. To obtain physical possession of any Purchased Assets held by the Custodian, Administrative Agent shall present to the Custodian a Trust Receipt. Without limiting the rights of Administrative Agent hereto to pursue all other legal and equitable rights available to Administrative Agent for Seller’s failure to perform its obligations under this Agreement, Seller acknowledges and agrees that the remedy at law for any failure to perform obligations hereunder would be inadequate and Administrative Agent shall be entitled to specific performance, injunctive relief, or other equitable remedies in the event of any such failure. The availability of these remedies shall not prohibit Administrative Agent from pursuing any other remedies for such breach, including the recovery of monetary damages.
d.Administrative Agent shall have the right to direct all servicers then servicing any Purchased Assets to remit all collections thereon to Administrative Agent, and if any such payments are received by Seller, Seller shall not commingle the amounts received with other funds of Seller and shall promptly pay them over to Administrative Agent. Administrative Agent shall also have the right to terminate any one or all of the servicers then servicing any Purchased Assets with or without cause. In addition, Administrative Agent shall have the right to immediately sell the Purchased Assets and liquidate all Repurchase Assets. Such disposition of Purchased Assets may be, at Administrative Agent’s option, on either a servicing-released or a servicing-retained basis. Administrative Agent shall not be required to give any warranties as to the Purchased Assets with respect to any such disposition thereof. Administrative Agent may specifically disclaim or modify any warranties of title or the like relating to the Purchased Assets. The foregoing procedure for disposition of the Purchased Assets and liquidation of the Repurchase Assets shall not be considered to adversely affect the commercial reasonableness of any sale thereof. Seller agrees that it would not be commercially unreasonable for Administrative Agent to dispose of the Purchased Assets or the Repurchase Assets or any portion thereof by using Internet sites that provide for the auction of assets similar to the Purchased Assets or the Repurchase Assets, or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Administrative Agent shall be entitled to place the Purchased Assets in a pool for issuance of mortgage-backed securities at the then-prevailing price for such securities and to sell such securities for such prevailing price in the open market. Administrative Agent shall also be entitled to sell any or all of such Purchased Assets individually for the prevailing price. Administrative Agent shall also be entitled, in its sole good faith discretion to elect, in lieu of selling all or a portion of such Purchased Assets, to give the Seller credit for such Purchased Assets and the Repurchase Assets in an amount equal to the Asset Value of

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the Purchased Assets against the aggregate unpaid Repurchase Price and any other amounts owing by the Seller hereunder.
e.Administrative Agent may apply any proceeds from the liquidation of the Purchased Assets and Repurchase Assets to the Repurchase Prices hereunder and all other Obligations in the manner Administrative Agent deems appropriate in its sole discretion subject to the Administration Agreement.
f.Seller recognizes that the market for the Purchased Assets may not be liquid and as a result it may not be possible for Administrative Agent to sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner. In view of the nature of the Purchased Assets, Seller agrees that liquidation of any Purchased Asset may be conducted in a private sale and at such price as Administrative Agent may deem commercially reasonable. In view of the nature of the Mortgage Loans, Seller agrees that liquidation of any Mortgage Loan may be conducted in a private sale and at such price as Administrative Agent may deem commercially reasonable.
g.Seller shall be liable to Administrative Agent and each Buyer for (i) the amount of all reasonable legal or other expenses (including, without limitation, all costs and expenses of Administrative Agent and each Buyer) in connection with the enforcement of this Agreement or any other agreement evidencing a Transaction, whether in action, suit or litigation or bankruptcy, insolvency or other similar proceeding affecting creditors’ rights generally, further including, without limitation, the reasonable fees and expenses of counsel incurred in connection with or as a result of an Event of Default, (ii) damages in an amount equal to the cost (including all fees, expenses and commissions) of entering into or terminating hedge transactions in connection with or as a result of an Event of Default, and (iii) any other loss, damage, cost or expense directly arising or resulting from the occurrence of an Event of Default in respect of a Transaction.
h.To the extent permitted by applicable law, Seller shall be liable to Administrative Agent and each Buyer for interest on any amounts owing by Seller hereunder, from the date Seller becomes liable for such amounts hereunder until such amounts are (i) paid in full by Seller or (ii) satisfied in full by the exercise of Administrative Agent’s and Buyers’ rights hereunder. Interest on any sum payable by Seller under this Section 16(h) shall accrue at a rate equal to the Post-Default Rate.
i.Administrative Agent shall have, in addition to its rights hereunder, any rights otherwise available to it under any other agreement or applicable law.
j.Administrative Agent may exercise one or more of the remedies available to Administrative Agent immediately upon the occurrence of an Event of

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Default and, except to the extent provided in subsections (a) and (d) of this Section, at any time thereafter without notice to Seller. All rights and remedies arising under this Agreement as amended from time to time hereunder are cumulative and not exclusive of any other rights or remedies which Administrative Agent may have.
k.Administrative Agent may enforce its rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Administrative Agent to enforce its rights by judicial process. Seller also waives any defense (other than a defense of payment or performance) Seller might otherwise have arising from the use of nonjudicial process, enforcement and sale of all or any portion of the Repurchase Assets, or from any other election of remedies. Seller recognizes that nonjudicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.
l.Administrative Agent shall have the right to perform reasonable due diligence with respect to Seller, the Purchased Assets, which review shall be at the expense of Seller.
17.Reports
a.Default Notices. Seller shall furnish to Administrative Agent (i) promptly, copies of any material and adverse notices (including, without limitation, notices of defaults, termination events, breaches, potential defaults or potential breaches) and any material financial information that is not otherwise required to be provided by Seller hereunder which is given to Seller’s lenders and (ii) immediately after knowledge thereof, notice of the occurrence of any (A) Event of Default hereunder, (B) default or breach by Seller or Servicer of any obligation under any Program Agreement or any material obligation under any material contract or agreement of Seller or Servicer or (C) event or circumstance that such party reasonably expects has resulted in, or will, with the passage of time, result in, a Material Adverse Effect or an Event of Default.
b.Financial Notices. Seller shall furnish to Administrative Agent:
(1)as soon as available and in any event within [***], the unaudited consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such period and the portion of the fiscal year through the end of such period, accompanied by a certificate of a Responsible Officer of Seller, which certificate shall state that said consolidated financial statements fairly present in all material respects the

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consolidated financial condition and results of operations of Seller and its consolidated Subsidiaries in accordance with GAAP (other than with respect to footnotes, year-end adjustments and cash flow statements) consistently applied, as at the end of, and for, such period;
(2)as soon as available and in any event within [***], the consolidated balance sheets of Seller and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for the Seller and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of Ernst & Young LP or independent certified public accountants of recognized national standing, which opinion shall not be qualified as to the scope of audit and shall have no “going concern” qualification and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Seller and its respective consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;
(3)at the time the Seller furnishes each set of financial statements pursuant to Section 17(b)(1) or (2) above, an Officer’s Compliance Certificate of a Responsible Officer of Seller in the form attached as Exhibit A to the Pricing Side Letter.
(4)Reserved;
(5)as soon as available and in any event within [***];
(a)such other information regarding the financial condition, operations, or business of the Seller as Administrative Agent may reasonably request; and
(b)the particulars of any Event of Termination in reasonable detail.
(6)Seller shall provide the market value analysis for the valuation of its mortgage servicing rights as by a Third Party Evaluator for each monthly fiscal period, as set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17(b)(3);
(7) To the extent it may do so without breaching any confidentiality or other restrictions, Seller shall provide Administrative Agent, as part of the Officer’s Compliance Certificate delivered pursuant to Section 17(b)(3) above, a list of all material actions, notices, proceedings or investigations pending with respect to which Seller has received service of process or other form of notice or, to the best of Seller’s knowledge, threatened against it, before any court, administrative or governmental agency or other regulatory body or tribunal as of such date with such information

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provided as noted in the applicable Schedule to Exhibit A to the Pricing Side Letter; provided, that, if such information is subject to a confidentiality requirement, for as long as such information remains confidential, Seller shall (x) disclose to Buyer any portion of such information that is not confidential, (y) notify Buyer of any material event in a level of specificity that would not violate the confidentiality requirements and (z) promptly seek permission to disclose the information from the necessary parties and shall provide Buyer such information to the extent of such permission;
(8)upon Seller becoming aware of any Control Failure with respect to a Purchased Mortgage Loan that is an eMortgage Loan or any eNote Replacement Failure.
c.Notices of Certain Events. As soon as possible and in any event within [***], Seller shall furnish to Administrative Agent notice of the following events:
(1)Reserved;
(2)Reserved;
(3)any material change in accounting policies or financial reporting practices of Seller or Servicer, other than changes in accordance with GAAP;
(4)with respect to any Purchased Mortgage Loan, that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect materially and adversely the value of such Mortgage Loan;
(5)Reserved;
(6)any material change in the material Indebtedness of the Seller, including, without limitation, any default, renewal, non-renewal, termination, increase in available amount or decrease in available amount related thereto;
(7)Reserved;
(8)any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect with respect to Seller or Servicer; and
(9)the occurrence of any material employment dispute and a description of the strategy for resolving it that has the possibility of resulting in a Material Adverse Effect.

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d.Servicing Tape. On the Reporting Date of each calendar month, Seller will furnish to Administrative Agent (i) an electronic Purchased Mortgage Loans performance data, including, without limitation, delinquency reports and volume information, broken down by product (i.e., delinquency, foreclosure and net charge off reports) and (ii) electronically, in a format mutually acceptable to Administrative Agent and Seller, servicing information, including, without limitation, those fields reasonably requested by Administrative Agent from time to time, on a loan by loan basis and in the aggregate, with respect to the Purchased Mortgage Loans serviced by Seller or any Servicer for the month (or any portion thereof) prior to the Reporting Date. In addition to the foregoing information on each Reporting Date, Seller will furnish to Administrative Agent such information upon the occurrence and continuation of an Event of Default.
e.Other Reports. Seller shall deliver to Administrative Agent any other reports or information (including, without limitation, any primary mortgage insurance policy) relating to the Purchased Assets or the business or operations of Seller and Servicer as reasonably requested by Administrative Agent or as otherwise required pursuant to this Agreement or as set forth in the Officer’s Compliance Certificate delivered pursuant to Section 17(b)(3) above.
f.DE Compare Ratio and HUD Reports. Seller shall furnish to Administrative Agent the following notices:
1.In the event Seller’s DE Compare Ratio equals or exceeds [***], Seller shall provide Administrative Agent with written notice of such occurrence within [***], which notice shall include a written summary of actions Seller is taking to correct its DE Compare Ratio.
2.In the event Seller receives any inquiry or notice from HUD regarding its DE Compare Ratio, Seller shall provide Administrative Agent with written notice of such inquiry or notice [***], regardless of Seller’s current DE Compare Ratio.
3.In the event of any action plan with respect to Seller’s DE Compare Ratio is agreed to between Seller and HUD or imposed upon Seller by HUD, Seller shall provide Administrative Agent with a written summary of such agreement or imposition, as applicable, within [***]; provided, that, if such information is subject to a confidentiality requirement, for as long as such information remains confidential, Seller shall (i) disclose to Buyer any portion of such information that is not confidential, (ii) notify Buyer of any material event in a level of specificity that would not violate the confidentiality requirements and (iii) promptly seek

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permission to disclose the information from the necessary parties and shall provide Buyer such information to the extent of such permission.

18.Repurchase Transactions
A Buyer may, in its sole election, engage in repurchase transactions (as “seller” thereunder) with any or all of the Purchased Assets and/or Repurchase Assets or pledge, hypothecate, assign, transfer or otherwise convey any or all of the Purchased Assets and/or Repurchase Assets with a counterparty of Buyers’ choice (such transaction, a “Repledge Transaction”); provided that, (i) such Buyer’s obligations under this Agreement shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) Seller shall continue to deal solely and directly with such Buyer in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements. Any Repledge Transaction shall be effected by notice to the Administrative Agent, and shall be reflected on the books and records of the Administrative Agent. No such Repledge Transaction shall relieve such Buyer of its obligations to transfer Purchased Assets and Repurchase Assets to Seller (and not substitutions thereof) pursuant to the terms hereof. In furtherance, and not by limitation of, the foregoing, it is acknowledged that each counterparty under a Repledge Transaction (a “Repledgee”), is a repledgee as contemplated by Sections 9-207 and 9-623 of the UCC (and the relevant Official Comments thereunder) and such Repledgee may recognize the Transactions as a securitization. Administrative Agent and Buyers are each hereby authorized to share this Agreement, the Program Agreements and any information delivered hereunder with the Repledgee or any potential Repledgee.
19.Single Agreement
Administrative Agent, Buyers and Seller acknowledge they have and will enter into each Transaction hereunder, in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Administrative Agent, Buyers and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder and (ii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted. Notwithstanding anything in this Agreement to the contrary, in the event that (a) a Buyer is not an Affiliate of Administrative Agent or another Buyer (a “Non-Affiliate Buyer”), (b) an Event of Default shall have occurred and is continuing and (c) Administrative Agent provides written notice to the Seller to sever each Non-Affiliate Buyer’s Transactions (the “Non-Affiliate Transactions”) and treat such Non-Affiliate Transactions as separate Transactions under this Agreement (a “Severance Notice”), then Administrative Agent, Buyers and Seller acknowledge that each such Non-Affiliate Transaction shall be deemed a separate Transaction under a separate and distinct agreement with the same terms and conditions as set forth herein

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(each a “Non-Affiliate MRA”), and each such Non-Affiliate Buyer shall be deemed to be the administrative agent with respect to its respective Non-Affiliate Transactions under its respective Non-Affiliate MRA; provided, that Transactions owned by Administrative Agent, a Buyer or any respective Affiliate shall continue to be deemed a single Transaction with Administrative Agent serving as the administrative agent for Buyers or any respective Affiliate, in each case, pursuant to the terms and conditions of this Agreement.
20.Notices and Other Communications
Any and all notices (with the exception of Transaction Requests, which shall be delivered via electronic mail or other electronic medium agreed to by the Administrative Agent and the Seller), statements, demands or other communications hereunder may be given by a party to the other by mail, email, facsimile, messenger or otherwise to the address specified below, or so sent to such party at any other place specified in a notice of change of address hereafter received by the other. All notices, demands and requests hereunder may be made orally, to be confirmed promptly in writing, or by other communication as specified in the preceding sentence. In all cases, to the extent that the related individual set forth in the respective “Attention” line is no longer employed by the respective Person, such notice may be given to the attention of a Responsible Officer of the respective Person or to the attention of such individual or individuals as subsequently notified in writing by a Responsible Officer of the respective Person.
If to Seller:

loanDepot.com, LLC
6561 Irvine Center Drive
Irvine, California 92618
Email: [***]

If to Administrative Agent:

For Transaction Requests:
Atlas Securitized Products, L.P.
151 West 42nd Street, 5th Floor
New York, NY 10036
Attention:  Transaction Request—RMBS Warehouse Lending
E-mail: [***]

For the Officer’s Compliance Certificate and related financial statements delivered pursuant to Section 17.b:
E-mail: [***]
Subject: Mortgage Finance Officer Cert / Covenant Report: [LoanDepot.com, LLC] [Seller to Designate Monthly/Quarterly or Annual Reporting Period]

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For all other Notices:

Atlas Securitized Products, L.P.
151 West 42nd Street, 5th Floor
New York, NY 10036
E-mail: [***]
With a copy to:
Atlas Securitized Products, L.P.
151 West 42nd Street, 5th Floor
New York, NY 10036
E-mail: [***]
21.Entire Agreement; Severability
This Agreement and the Administration Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
22.Non assignability
    a.    Assignments. The Program Agreements are not assignable by Seller. Subject to Section 35 hereof (Acknowledgement of Assignment and Administration of Repurchase Agreement), Administrative Agent and Buyers may from time to time join other Buyers hereto and/or assign all or a portion of their rights and obligations under this Agreement and the Program Agreements pursuant to the Administration Agreement with Seller’s prior written consent (such consent not to be unreasonably withheld or delayed); provided, however, such consent shall not be required if Administrative Agent or a Buyer assigns its rights and obligations (i) to an Affiliate thereof, or (ii) after the occurrence of an Event of Default. Administrative Agent shall maintain, solely for this purpose as a non-fiduciary agent of Seller, for review by Seller upon written request, a register of assignees and participants (the “Register”) and a copy of an executed assignment and acceptance by Administrative Agent and assignee (“Assignment and Acceptance”), specifying the percentage or portion of such rights and obligations assigned. The entries in the Register shall be conclusive absent manifest error, and the Seller, Administrative Agent and Buyers shall treat each Person whose name is recorded in the Register pursuant to the preceding sentence as a Buyer hereunder. Upon such assignment (in accordance with the foregoing provisions of this Section 22) and recordation in the Register, (a) such assignee shall be a party hereto and to each Program Agreement to the extent of the percentage or portion set forth in the Assignment and Acceptance, and shall succeed to the applicable rights and obligations of Administrative Agent and Buyers hereunder, as applicable, and (b) Administrative Agent and Buyer, as applicable, shall be released from its obligations hereunder and under the Program Agreements. Any assignment hereunder shall be deemed a joinder of such assignee as a Buyer hereto. Unless otherwise stated in the Assignment and Acceptance, Seller shall continue

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to take directions solely from Administrative Agent unless otherwise notified by Administrative Agent in writing. Such assignee may recognize the Transactions as a securitization. Administrative Agent and Buyers may distribute to any prospective or actual assignee this Agreement, the other Program Agreements, any document or other information delivered to Administrative Agent and/or Buyers by Seller. Administrative Agent and Buyers may distribute to any prospective or actual assignee this Agreement, the other Program Agreements, any document or other information delivered to Administrative Agent and/or Buyers by Seller; provided that any such prospective and actual assignee has agreed to abide by confidentiality obligations substantially similar to those that are applicable to Administrative Agent and/or Buyers.
    b.     Participations. Any Buyer may sell participations to one (1) or more Persons in or to all or a portion of its rights and obligations under this Agreement and under the Program Agreements; provided, however, that (i) such Buyer’s obligations under this Agreement or in any Transaction under this Agreement and the other Program Agreements shall remain unchanged, (ii) such Buyer shall remain solely responsible to the other parties hereto for the performance of such obligations; and (iii) Seller shall continue to deal solely and directly with Administrative Agent and/or Buyers in connection with such Buyer’s rights and obligations under this Agreement and the other Program Agreements except as provided in Section 11 hereof. Such Participant may recognize the Transactions as a securitization. Administrative Agent and Buyers may distribute to any prospective or actual participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller. Administrative Agent and Buyers may distribute to any prospective or actual participant this Agreement, the other Program Agreements any document or other information delivered to Administrative Agent and/or Buyers by Seller; provided that any such prospective and actual participant has agreed to abide by confidentiality obligations substantially similar to those that are applicable to Administrative Agent and/or Buyers.
23.Set-off
In addition to any rights and remedies of the Administrative Agent and Buyers hereunder and by law, the Administrative Agent and Buyers shall have the right at any time an Event of Default has occurred and is continuing, without prior notice to the Seller, any such notice being expressly waived by the Seller to the extent permitted by applicable law, to set-off and appropriate and apply against any Obligation from Seller to a Buyer or any of its Affiliates any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other obligation (including to return excess margin), credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by or due from a Buyer or any Affiliate thereof to or for the credit or the account of the Seller. All such set-offs shall be subject to the priorities set forth in the Administration Agreement. The Administrative Agent and the Buyers each agree promptly to notify the Seller after any such set off and application is made by the Administrative Agent or a Buyer; provided, that, the failure to give such notice shall not affect the validity of such set off and application.

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24.Binding Effect; Governing Law; Jurisdiction
a.This Agreement shall be binding and inure to the benefit of the parties hereto and their respective successors and permitted assigns. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.
b.EACH OF SELLER, ADMINISTRATIVE AGENT AND BUYERS HEREBY WAIVES TRIAL BY JURY. SELLER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS IN ANY ACTION OR PROCEEDING. EACH PARTY HEREBY SUBMITS TO, AND WAIVES ANY OBJECTION IT MAY HAVE TO, EXCLUSIVE PERSONAL JURISDICTION AND VENUE IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WITH RESPECT TO ANY DISPUTES ARISING OUT OF OR RELATING TO THE PROGRAM AGREEMENTS.
25.No Waivers, Etc.
No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to Section 6(a), 16(a) or otherwise, will not constitute a waiver of any right to do so at a later date.
26.Intent
a.The parties recognize that each Transaction is a “repurchase agreement” as that term is defined in Section 101 of Title 11 of the United States Code, as amended, a “securities contract” as that term is defined in Section 741 of Title 11 of the United States Code, as amended, and a “master netting agreement” as that term is defined in Section 101(38A)(A) of the Bankruptcy Code, that all payments hereunder are deemed “margin payments” or “settlement payments” as defined in Title 11 of the United States Code, and that the pledge of the Repurchase Assets constitutes “a security agreement or other arrangement or other credit enhancement” that is “related to” the Agreement and Transactions hereunder within the meaning of Sections 101(38A)(A), 101(47)(A)(v) and 741(7)(A)(xi) of the Bankruptcy Code. Seller, Administrative Agent and Buyers further

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recognize and intend that this Agreement is an agreement to provide financial accommodations and is not subject to assumption pursuant to Bankruptcy Code Section 365(a).
b.Administrative Agent’s or a Buyer’s right to liquidate the Purchased Assets delivered to it in connection with the Transactions hereunder or to accelerate or terminate this Agreement or otherwise exercise any other remedies pursuant to Section 16 hereof is a contractual right to liquidate, accelerate or terminate such Transaction as described in Bankruptcy Code Sections 555, 559 and 561; any payments or transfers of property made with respect to this Agreement or any Transaction to satisfy a Margin Deficit shall be considered a “margin payment” as such term is defined in Bankruptcy Code Section 741(5).
c.The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).
d.It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).
e.This Agreement is intended to be a “repurchase agreement” and a “securities contract,” within the meaning of Section 101(47), Section 555, Section 559 and Section 741 under the Bankruptcy Code.
f.Each party agrees that this Agreement is intended to create mutuality of obligations among the parties, and as such, the Agreement constitutes a contract which (i) is between all of the parties and (ii) places each party in the same right and capacity.
27.Disclosure Relating to Certain Federal Protections
The parties acknowledge that they have been advised that:
a.in the case of Transactions in which one of the parties is a broker or dealer registered with the SEC under Section 15 of the 1934 Act, the Securities Investor Protection Corporation has taken the position that the provisions of the SIPA do not protect the other party with respect to any Transaction hereunder;

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b.in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder; and
c.in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable.
28.Power of Attorney
Seller authorizes Administrative Agent to file such financing statement or statements relating to the Repurchase Assets as Administrative Agent, at its option, may deem appropriate. Seller appoints Administrative Agent as Seller’s agent and attorney-in-fact to execute any such financing statement or statements in Seller’s name and to perform all other acts which Administrative Agent deems appropriate to perfect and continue its ownership interest in and/or the security interest granted hereby, if applicable, and to protect, preserve and realize upon the Repurchase Assets, including, but not limited to, the right to endorse notes, complete blanks in documents, transfer servicing, and sign assignments on behalf of Seller as its agent and attorney-in-fact. This agency and power of attorney is coupled with an interest and is irrevocable without Administrative Agent’s consent. Notwithstanding the foregoing, the power of attorney hereby granted may be exercised only during the occurrence and continuance of any Event of Default hereunder. Seller shall pay the filing costs for any financing statement or statements prepared pursuant to this Section 28. In addition the foregoing, Seller agrees to execute a Power of Attorney, in the form of Exhibit A hereto, to be delivered on the date hereof and the Administrative Agent and the Buyers hereby confirm and agree that such Power of Attorney may be exercised only during the occurrence and continuance of an Event of Default hereunder.
29.Buyers May Act Through Administrative Agent
Each Buyer has designated the Administrative Agent under the Administration Agreement for the purpose of performing any action hereunder.
30.Indemnification; Obligations
a.Seller agrees to hold Administrative Agent, Buyers and each of their respective Affiliates and their officers, directors, employees, agents and advisors (each, an “Indemnified Party”) harmless from and indemnify each Indemnified Party (and will reimburse each Indemnified Party as the same is incurred) against all liabilities, losses, damages, judgments, costs and expenses (including, without limitation, reasonable fees and expenses of counsel) of any kind which may be imposed on, incurred by, or asserted against any Indemnified Party relating to or arising out of this Agreement, any Transaction Request, any Program Agreement or any transaction

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contemplated hereby or thereby (including, without limitation, (i) any such liabilities, losses, damages, judgments, costs and expenses directly arising from any acts or omissions of such party and (ii) any wire fraud or data or systems intrusions which causes Administrative Agent or Buyers to suffer any such direct liability, loss, damage, judgment, cost and/or expense), resulting from anything other than the Indemnified Party’s gross negligence or willful misconduct. Seller also agrees to reimburse each Indemnified Party for all reasonable expenses in connection with the enforcement of this Agreement and the exercise of any right or remedy provided for herein, any Transaction Request and any Program Agreement, including, without limitation, the reasonable fees and disbursements of counsel. Seller’s agreements in this Section 30 shall survive the payment in full of the Repurchase Price and the expiration or termination of this Agreement. Seller hereby acknowledges that its obligations hereunder are recourse obligations of Seller and are not limited to recoveries each Indemnified Party may have with respect to the Purchased Assets. Seller also agrees not to assert any claim against Administrative Agent, each Buyer or any of its Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the facility established hereunder, the actual or proposed use of the proceeds of the Transactions, this Agreement or any of the transactions contemplated thereby. THE FOREGOING INDEMNITY AND AGREEMENT NOT TO ASSERT CLAIMS EXPRESSLY APPLIES, WITHOUT LIMITATION, TO THE NEGLIGENCE (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE INDEMNIFIED PARTIES.
b.Reserved.
c.Without limiting the provisions of Section 30(a) hereof, if Seller fails to pay when due any costs, expenses or other amounts payable by it under this Agreement, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of Seller by Administrative Agent (subject to reimbursement by Seller), in its sole discretion.
31.Counterparts
This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement in a Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Agreement. The parties agree that this Agreement, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Agreement may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-SIGN, UETA and any applicable state

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law.  Any document accepted, executed or agreed to in conformity with such laws will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any secure third party electronic signature capture service with appropriate document access tracking, electronic signature tracking and document retention as may be approved by the Administrative Agent in its sole discretion.
32.Confidentiality
a.This Agreement and its terms, provisions, supplements and amendments, and notices hereunder, including without limitation information contained in the monthly Officer’s Compliance Certificate, as well as any information conveyed to Administrative Agent and Buyers during the course of any due diligence review, shall be kept confidential and shall not be divulged to any third party without the written consent of such party except for (i) disclosure to potential and actual assignees, Repledgees and Participants (pursuant to Section 22 hereof), (ii) disclosure to a party’s direct and indirect Affiliates and Subsidiaries, attorneys or accountants, but only to the extent such disclosure is necessary and such parties agree to hold all information in strict confidence, (iii) disclosure required by law, rule, regulation or order of a court or other regulatory body, (iv) any of such information is in the public domain other than due to a breach of this covenant, or (v) disclosure to any approved hedge counterparty to the extent necessary to obtain any Interest Rate Protection Agreement. Notwithstanding the foregoing or anything to the contrary contained herein or in any other Program Agreement, the parties hereto may disclose to any and all Persons, without limitation of any kind, the federal, state and local tax treatment of the Transactions, any fact relevant to understanding the federal, state and local tax treatment of the Transactions, and all materials of any kind (including opinions or other tax analyses) relating to such federal, state and local tax treatment and that may be relevant to understanding such tax treatment; provided that, except as set forth in the first sentence of this clause (a), Seller may not disclose the name of or identifying information with respect to Administrative Agent and Buyers or any pricing terms (including, without limitation, the Purchase Price, Pricing Rate, Purchase Price Percentage, Asset Value, Maximum Value Amount and any other fees specified in the Pricing Side Letter) or other nonpublic business or financial information (including any sublimits and financial covenants) that is unrelated to the federal, state and local tax treatment of the Transactions and is not relevant to understanding the federal, state and local tax treatment of the Transactions, without the prior written consent of the Administrative Agent.
b.Notwithstanding anything in this Agreement to the contrary, the Seller shall comply with all applicable local, state and federal laws, including, without limitation, all privacy and data protection law, rules and regulations that are applicable to the Purchased Assets and/or any applicable terms of this Agreement (the “Confidential Information”). Seller understands that the Confidential Information may contain “nonpublic personal information”, as that term is defined in Section 509(4) of the Gramm-Leach-Bliley Act (the “Act”), and Seller agrees to maintain such nonpublic personal information that it receives hereunder in accordance with the Act and other applicable

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federal and state privacy laws. The Seller shall implement such physical and other security measures as shall be necessary to (a) ensure the security and confidentiality of the “nonpublic personal information” of the “customers” and “consumers” (as those terms are defined in the Act) of Administrative Agent and Buyers or any Affiliate of Administrative Agent or Buyers which Seller holds, (b) protect against any threats or hazards to the security and integrity of such nonpublic personal information, and (c) protect against any unauthorized access to or use of such nonpublic personal information. Seller represents and warrants that it has implemented appropriate measures to meet the objectives of Section 501(b) of the Act and of the applicable standards adopted pursuant thereto, as now or hereafter in effect. Upon request, Seller will provide evidence reasonably satisfactory to allow Administrative Agent and/or Buyers to confirm that the providing party has satisfied its obligations as required under this Section. Without limitation, this may include Administrative Agent’s or Buyers’ review of audits, summaries of test results, and other equivalent evaluations of the Seller. Seller shall notify Administrative Agent immediately following discovery of any breach or compromise of the security, confidentiality, or integrity of nonpublic personal information of the customers and consumers of Administrative Agent, Buyers or any Affiliate of Buyers provided directly to the Seller by Administrative Agent, Buyers or such Affiliate. Seller shall provide such notice to Administrative Agent by personal delivery, by facsimile with confirmation of receipt, or by overnight courier with confirmation of receipt to the applicable requesting individual.
33.Recording of Communications
Administrative Agent, Buyers and Seller shall have the right (but not the obligation) from time to time to make or cause to be made tape recordings of communications between its employees and those of the other party with respect to Transactions. Administrative Agent, Buyers and Seller consent to the admissibility of such tape recordings in any court, arbitration, or other proceedings. The parties agree that a duly authenticated transcript of such a tape recording shall be deemed to be a writing conclusively evidencing the parties’ agreement.
34.Conflicts
    In the event of any conflict between the terms of this Agreement and any other Program Agreement, the documents shall control in the following order of priority: first, the terms of the Pricing Side Letter shall prevail, then the terms of the Administration Agreement, then the terms of this Agreement shall prevail, and then the terms of the other Program Agreements shall prevail.
35.Acknowledgment of Assignment and Administration of Repurchase Agreement
Pursuant to Section 22 above (Non-assignability) of this Agreement, Administrative Agent may sell, transfer and convey or allocate certain Purchased Assets and the related Repurchase Assets and related Transactions to certain affiliates of Administrative Agent and/or one (1) or more CP Conduits (the “Additional Buyers”) with the prior written consent of

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Seller; provided that such consent shall not be required to the extent Administrative Agent or Buyers sells, transfers or conveys to (i) to an Affiliate thereof or (ii) during an Event of Default. Administrative Agent shall notify the Seller promptly after each sale, transfer, conveyance or allocation, provided that the failure to give such notice shall not affect the validity of such sale, transfer, conveyance or allocation. Seller hereby acknowledges and agrees to the joinder of such Additional Buyers and the assignments and the terms and provisions set forth in the Administration Agreement; provided that any Confidential Information provided to an Additional Buyer shall be provided subject to a commercially reasonable non-disclosure agreement. The Administrative Agent shall administer the provisions of this Agreement, subject to the terms of the Administration Agreement for the benefit of the Buyers and any Repledgees, as applicable. For the avoidance of doubt, all payments, notices, communications and agreements pursuant to this Agreement shall be delivered to, and entered into by, the Administrative Agent for the benefit of the Buyers and/or the Repledgees, as applicable. Furthermore, to the extent that the Administrative Agent exercises remedies pursuant to this Agreement, any of the Administrative Agent and/or any Buyer will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 above (Remedies Upon Default). The benefit of all representations, rights, remedies and covenants set forth in this Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer and Repledgees, as applicable. All provisions of this Agreement shall survive the transfers contemplated herein (including any Repledge Transactions) and in the Administration Agreement, except to the extent such provisions are modified by the Administration Agreement. In the event of a conflict between the Administration Agreement and this Agreement, the terms of the Administration Agreement shall control. Notwithstanding that multiple Buyers may purchase individual Purchased Mortgage Loans subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder, subject to the priority of payments provisions set forth in the Administration Agreement.
36.Periodic Due Diligence Review
Seller acknowledges that Administrative Agent and Buyers have the right to perform continuing due diligence reviews with respect to Seller, the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, for the purpose of performing quality control review of the Purchased Assets or otherwise, and Seller agrees that upon reasonable [***] prior notice unless an Event of Default shall have occurred and be continuing, in which case no notice is required, to Seller, Administrative Agent, Buyers or their authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Asset Files and any and all documents, data, records, agreements, instruments or information relating to such Purchased Assets (including, without limitation, quality control review) in the possession or under the control of Seller and/or the Custodian. Seller also shall make available to Administrative Agent and Buyers a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Administrative Agent and Buyers may purchase Purchased Assets from Seller based solely upon the information provided by Seller to

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Administrative Agent and Buyers in the Asset Schedule and the representations, warranties and covenants contained herein, and that Administrative Agent or Buyers, at their option, have the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets purchased in a Transaction, including, without limitation, ordering an Acceptable Valuation, new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loans. Administrative Agent or Buyers may underwrite such Purchased Assets itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Seller agrees to cooperate with Administrative Agent, Buyers and any third party underwriter in connection with such underwriting, including, but not limited to, providing Administrative Agent, Buyers and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Seller further agrees that Seller shall pay all out-of-pocket costs and expenses incurred by Administrative Agent and Buyers in connection with Administrative Agent’s and Buyers’ activities pursuant to this Section 36.
37.Authorizations
Any of the persons whose signatures and titles appear on Schedule 2 are authorized, acting singly, to act for Seller or Administrative Agent to the extent set forth therein, as the case may be, under this Agreement. The Seller may amend Schedule 2 from time to time by delivering a revised Schedule 2 to Administrative Agent and expressly stating that such revised Schedule 2 shall replace the existing Schedule 2.
38.Administration of Repurchase Agreement
To the extent that the Administrative Agent exercises remedies pursuant to this Agreement, any of the Administrative Agent and/or any Buyer will have the right to bid on and/or purchase any of the Repurchase Assets pursuant to Section 16 (Remedies Upon Default). The benefit of all representations, rights, remedies and covenants set forth in the Agreement shall inure to the benefit of the Administrative Agent on behalf of each Buyer and/or the Repledgees. All provisions of the Agreement shall survive the transfers contemplated herein (including any Repledge Transactions) and in the Administration Agreement, except to the extent such provisions are modified by the Administration Agreement. In the event of a conflict between the Administration Agreement and this Agreement, the terms of the Administration Agreement shall control. Notwithstanding that multiple Buyers may purchase individual Mortgage Loans subject to Transactions entered into under this Agreement, all Transactions shall continue to be deemed a single Transaction and all of the Repurchase Assets shall be security for all of the Obligations hereunder, subject to the priority of payments provisions set forth in the Administration Agreement.
39.Acknowledgement of Anti-Predatory Lending Policies
Administrative Agent has in place internal policies and procedures that expressly prohibit its purchase of any High Cost Mortgage Loan.

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40.Documents Mutually Drafted
The Seller, Administrative Agent and the Buyers agree that this Agreement and each other Program Agreement prepared in connection with the Transactions set forth herein have been mutually drafted and negotiated by each party, and consequently such documents shall not be construed against either party as the drafter thereof.
41.General Interpretive Principles
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
a.the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;
b.accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
c.references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
d.a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
e.the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision;
f.the term “include” or “including” shall mean without limitation by reason of enumeration;
g.all times specified herein or in any other Program Agreement (unless expressly specified otherwise) are local times in New York, New York unless otherwise stated;
h.all references herein or in any Program Agreement to "good faith" means good faith as defined in Section 1-201 of the UCC as in effect in the State of New York; and an Event of Default that has been waived in writing shall be deemed not to be continuing.
42.Bankruptcy Non-Petition

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The parties hereby agree that they shall not institute against, or join any other person in instituting against, any Buyer that is a CP Conduit any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one (1) year and one (1) day after the latest maturing commercial paper note issued by the applicable CP Conduit is paid in full. Nothing in this Section 42 shall preclude any party (i) from filing any claim prior to the expiration of the aforementioned one year and one day period in (A) any insolvency proceeding voluntarily filed or commenced by such CP Conduit or (B) any involuntary insolvency proceeding filed or commenced by a Person other than such party, or (ii) from commencing against such CP Conduit any legal action which is not an insolvency proceeding.

43.Limited Recourse
The obligations of each Buyer under this Agreement or any other Program Agreement are solely the corporate obligations of such Buyer. No recourse shall be had for the payment of any amount owing by any Buyer under this Agreement, or for the payment by any Buyer of any fee in respect hereof or any other obligation or claim of or against such Buyer arising out of or based on this Agreement, against any stockholder, partner, member, employee, officer, director or incorporator or other authorized person of such Buyer. In addition, notwithstanding any other provision of this Agreement, the parties agree that all payment obligations of any Buyer that is a CP Conduit under this Agreement shall be limited recourse obligations of such Buyer, payable solely from the funds of such Buyer available for such purpose in accordance with its commercial paper program documents. Each party waives payment of any amount which such Buyer does not pay pursuant to the operation of the preceding sentence until the day which is at least one (1) year and one (1) day after the payment in full of the latest maturing commercial paper note (and waives any “claim” against such Buyer within the meaning of Section 101(5) of the Bankruptcy Code or any other Debtor Relief Law for any such insufficiency until such date).
44. Pool Subdivisions
The Administrative Agent may from time to time deliver to Seller a Pool Subdivision Notice which notice shall identify a Pool of Purchased Mortgage Loans that shall be treated separately from the remaining Purchased Mortgage Loans (which remaining Purchased Mortgage Loans shall constitute another Pool). The Administrative Agent may modify any such Pool Subdivision Notice from time to time to readjust the composition of the Pools identified therein. Following delivery of a Pool Subdivision Notice, the calculations with respect to Price Differential (and all of the component calculations used in determining such calculation) shall be calculated separately on the basis of the Purchased Mortgage Loans comprising each Pool, which shall result in a separate Price Differential for each Pool. For the avoidance of doubt, a Pool Subdivision Notice shall not (a) modify or otherwise affect the rights and obligations of the parties under the Program Agreements except as expressly contemplated in this Section 44; and (b) shall not be construed as a Severance Notice as contemplated by Section 19 of this Agreement.

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45.Nominee
a.Seller, Administrative Agent and the Buyers hereby acknowledge and agree, and Seller hereby appoints, the Nominee as (i) their nominee as mortgagee of record and payee on the FHA Connection System with respect to each Early Buyout Loan, and the Nominee hereby accepts such appointment, and (ii) as nominee and agent of Seller, Administrative Agent and the Buyers as set forth herein, to the extent applicable.
b.Following receipt by Nominee of written notice of the occurrence of an Event of Default, the Nominee agrees to take direction from the Administrative Agent with respect to the FHA Loans, Early Buyout Loans and any related Purchased Mortgage Loans.
c.It is the intent of the Seller, Servicer, Administrative Agent and the Buyers that the Nominee retains bare legal title to the Early Buyout Loans and the related Purchased Mortgage Loans for all purposes including, without limitation, for purposes of Section 541(d) of the Bankruptcy Code and accordingly, Nominee, in their capacity as a nominee, shall have no property right to such Purchased Mortgage Loans.
d.Administrative Agent may, upon notice to the Seller, terminate the Nominee and appoint itself or another person as the successor nominee following an Event of Default that is continuing.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

ATLAS SECURITIZED PRODUCTS, L.P., as Administrative Agent and a Buyer

By: Atlas Securitized Products GP, LLC, its general partner
By:_______________________________
Name:
Title:

AGF WHCO 1-A3 LP, as a Buyer

By: AASP Management, LP, its investment manager

By:_______________________________
Name: William B. Kuesel
Title: Vice President and AGM General Counsel, Americas

Signature Page to the Master Repurchase Agreement (Atlas-WHCO/loanDepot)

LOANDEPOT.COM, LLC, as Seller

By: ________________________________
Name: David Hayes
Title: Chief Financial Officer

Signature Page to the Master Repurchase Agreement (Atlas-WHCO/loanDepot)

SCHEDULE 1-A
REPRESENTATIONS AND WARRANTIES WITH RESPECT TO PURCHASED MORTGAGE LOANS
As to each Purchased Mortgage Loan subject to any Transaction outstanding on a Purchase Date, the Seller shall be deemed to make the following representations and warranties to the Administrative Agent as of such date and at all times a Purchased Mortgage Loan is subject to a Transaction. With respect to those representations and warranties which are made to the best of Seller’s knowledge, if it is discovered by such Seller or Administrative Agent that the substance of such representation and warranty is inaccurate, notwithstanding such Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty for purposes of determining Asset Value.
(a)    Payments Current. Except with respect to a Mortgage Loan that is an Early Buyout Loan or a Non-Performing Mortgage Loan, all payments required to be made up to the Purchase Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited -- it being understood that a payment is not required to be made until after the expiration of any applicable grace period. Except with respect to a Mortgage Loan that is an Early Buyout Loan or a Non-Performing Mortgage Loan, no payment required under the Mortgage Loan is delinquent nor has any payment under the Mortgage Loan been delinquent at any time since the origination of the Mortgage Loan (in each case it being understood that payment is delinquent after the expiration of any applicable grace period) and, if the Mortgage Loan is a Co-op Loan, no foreclosure action or private or public sale under the Uniform Commercial Code is, to the knowledge of Seller, being threatened or commenced with respect to the Co-op Loan. The first Monthly Payment shall be made, or shall have been made, with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note.
(b)    No Outstanding Charges. All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. Neither the Seller nor the Qualified Originator from which Seller acquired the Mortgage Loan has advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the proceeds of the Mortgage Loan, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest thereunder.
Schedule 1-A-1
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(c)    Original Terms Unmodified. Except with respect to a Mortgage Loan that is an Early Buyout Loan, the terms of the Mortgage Note (and the Proprietary Lease, the Assignment of Proprietary Lease and Stock Power with respect to each Co-op Loan) and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination; except by a written instrument which has been recorded, if necessary to protect the interests of Buyers, and which has been delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required, and its terms are reflected on the Custodial Mortgage Loan Schedule. No Mortgagor in respect of the Mortgage Loan has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by such policy, and which assumption agreement is part of the Asset File delivered to the Custodian and the terms of which are reflected in the Custodial Mortgage Loan Schedule.
(d)    No Defenses. The Mortgage Loan (and the Assignment of Proprietary Lease related to each Co-op Loan) is not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto, and, with respect to a Mortgage Loan other than an Early Buyout Loan and no Mortgagor in respect of the Mortgage Loan was a debtor in any state or Federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated. Except with respect to a Mortgage Loan that is an Early Buyout Loan, the Seller has no knowledge nor has it received any notice that any Mortgagor in respect of the Mortgage Loan is a debtor in any state or federal bankruptcy or insolvency proceeding.
(e)    Hazard Insurance. The Mortgaged Property is insured by a fire and extended perils insurance policy, issued by a Qualified Insurer, and such other hazards as are customary in the area where the Mortgaged Property is located, and to the extent required by Seller as of the date of origination consistent with the Underwriting Guidelines. If any portion of the Mortgaged Property is in an area identified by any federal Governmental Authority as having special flood hazards, and flood insurance is available, a flood insurance policy meeting the current guidelines of the Federal Emergency Management Agency is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of the Mortgage Loan (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under the National Flood Insurance Act of 1968, as amended by the Flood Disaster Protection Act of 1973. All such insurance policies (collectively, the “hazard insurance policy”) contain a standard mortgagee clause naming the Seller, its successors and assigns (including, without limitation, subsequent owners of the Mortgage Loan), as mortgagee, and may not be reduced, terminated or canceled without thirty (30) days’ prior written notice to the
Schedule 1-A-2
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mortgagee. No such notice has been received by the Seller. All premiums on such insurance policy have been paid. The related Mortgage obligates the Mortgagor to maintain all such insurance and, at such Mortgagor’s failure to do so, authorizes the mortgagee to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer and is in full force and effect. The Seller has not engaged in, and has no knowledge of the Mortgagor’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Seller.
(f)    Environmental Compliance. There does not exist on the Mortgaged Property any hazardous substances, hazardous materials, hazardous wastes, solid wastes or other pollutants, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq., or other applicable federal, state or local environmental laws including, without limitation, asbestos, in each case in excess of the permitted limits and allowances set forth in such environmental laws to the extent such laws are applicable to the Mortgaged Property. There is no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; there is no violation of any applicable environmental law (including, without limitation, asbestos), rule or regulation with respect to the Mortgaged Property; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of said property.
(g)    Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Seller shall maintain or shall cause its agent to maintain in its possession, available for the inspection of Administrative Agent, and shall deliver to Administrative Agent, upon demand, evidence of compliance with all such requirements.
(h)    No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any
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instrument been executed that would affect any such release, cancellation, subordination or rescission. Except with respect to a Mortgage Loan that is an Early Buyout Loan, Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has Seller waived any default resulting from any action or inaction by the Mortgagor.
(i)    Location and Type of Mortgaged Property. The Mortgaged Property is located in an Acceptable State as identified in the Custodial Mortgage Loan Schedule and, other than with respect to a BPL – Long, consists of a single parcel of real property with a detached single family residence erected thereon, or a two to four family dwelling, or an individual condominium unit in a low rise Co-op Project, or an individual unit in a planned unit development or a de minimis planned unit development; provided, however, that any condominium unit, Co-op Unit or planned unit development shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings or shall conform to underwriting guidelines acceptable to Administrative Agent in its sole discretion and that no residence or dwelling is a mobile home. No portion of the Mortgaged Property is used for commercial purposes; provided, that, the Mortgaged Property may be a mixed use property if such Mortgaged Property conforms to underwriting guidelines acceptable to Administrative Agent in its sole discretion.
(j)    Validity of Lien. The Mortgage is a valid, subsisting, enforceable and perfected, with respect to each Mortgage Loan other than a Second Lien Mortgage Loan or HELOC, first priority lien and first priority security interest or, with respect to a Second Lien Mortgage Loan or HELOC, a second lien or a second priority security interest, in each case, on the real property included in the Mortgaged Property, including all buildings on the Mortgaged Property and all installations of mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:
a.    the lien of current real property taxes and assessments not yet due and payable;
b.    covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in lender’s title insurance policy delivered to the originator of the Mortgage Loan and (a) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal;
c.    other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property;
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d.     in the case of a Second Lien Mortgage Loan or HELOC, the first lien on the Mortgaged Property.
Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (a) with respect to Mortgage Loans other than Second Lien Mortgage Loans and HELOCs, first lien and first priority security interest and (b) with respect to Second Lien Mortgage Loans and HELOCs, second lien and second priority interest, in each case, on the property described therein and Seller has full right to pledge and assign the same to Administrative Agent. Except with respect to a Second Lien Mortgage Loan or HELOC, the Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage.
(k)    Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any such agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a Mortgage Loan has taken place on the part of any Person, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Asset File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein. To the best of the Seller’s knowledge, except as disclosed to Administrative Agent in writing, all tax identifications and property descriptions are legally sufficient; and tax segregation, where required, has been completed.
(l)    Full Disbursement of Proceeds. Other than with respect to Holdback Amounts in the related Holdback Account and HELOCs, there is no further requirement for future advances under the Mortgage Loan, and, other than with respect to Business Purpose Mortgage Loans, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with (except with regard to any FHA 203(k) loan, as applicable). All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage. All broker fees have been properly assessed to the Mortgagor and no claims will arise as to broker fees that are double charged and for which the Mortgagor would be entitled to reimbursement.
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(m)    Ownership. Seller has full right to sell the Mortgage Loan to Buyers free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan, Buyers will own such Mortgage Loan (and with respect to any Co-op Loan, the sole owner of the related Assignment of Proprietary Lease) free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest except any such security interest created pursuant to the terms of this Agreement.
(n)    Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (ii) either (A) organized under the laws of such state, (B) qualified to do business in such state, (C) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (D) not doing business in such state.
(o)    Title Insurance. Unless such Mortgage Loan is a Co-op Loan, a HELOC or a Second Lien Mortgage Loan, the Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title, the form and substance of which is acceptable to prudent mortgage lending institutions making mortgage loans in the area wherein the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae, Freddie Mac or GNMA, as applicable, and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae, Freddie Mac or GNMA, as applicable, and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (a), (b), (c) and (d) of paragraph (j) of this Schedule 1-A, and in the case of adjustable rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Monthly Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exception or to replace the standard survey exception with a specific survey reading. The Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy, and such lender’s title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder or servicer of the related Mortgage,
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including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other Person, and no such unlawful items have been received, retained or realized by the Seller.
(p)    No Defaults. Other than (i) Mortgage Loans that are Early Buyout Loans or Non-Performing Mortgage Loans, or (ii) Mortgage Loans which have defects that are otherwise disclosed to Administrative Agent in writing, there is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event has occurred which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither Seller nor its predecessors have waived any default, breach, violation or event of acceleration; and with respect to each Co-op Loan, there is no default in complying with the terms of the Mortgage Note, the Assignment of Proprietary Lease and the Proprietary Lease and all maintenance charges and assessments (including assessments payable in the future installments, which previously became due and owing) have been paid, and Seller has the right under the terms of the Mortgage Note, Assignment of Proprietary Lease and Recognition Agreement to pay any maintenance charges or assessments owed by the Mortgagor.
(q)    No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the Mortgage.
(r)    Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning and building law, ordinance or regulation.
(s)    Origination; Payment Terms. The Mortgage Loan was originated by or in conjunction with a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar banking institution which is supervised and examined by a federal or state authority. Other than with respect to HELOCs, principal and interest payments on the Mortgage Loan commenced no more than sixty (60) days after funds were disbursed (or after the interest only period expired, as applicable) in connection with the Mortgage Loan other than a Non-Agency Non-QM Mortgage Loan identified on the Asset Schedule. The Mortgagor contributed from their own funds to the purchase price for the Mortgaged Property, as required by the applicable Agency. Interest on the Mortgage Loan (other than a HELOC) is calculated on the basis of a 360 day year consisting of
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twelve 30 day months and interest on a HELOC is calculated on the basis of a 365 day (or 366 day year in the case of a leap year) and consisting of the actual number of days in each month. With respect to adjustable rate Mortgage Loans, the Mortgage Interest Rate is adjusted on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin (rounded up or down to the nearest .125%), subject to the Mortgage Interest Rate Cap. Other than with respect to HELOCs and Business Purpose Mortgage Loans, the Mortgage Note is payable on the first day of each month in either (x) equal monthly installments of principal and interest or (y) interest only with regard to those Mortgage Loans which have an interest only period, which installments of interest with respect to adjustable rate Mortgage Loans, are subject to change on the Interest Rate Adjustment Date due to adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than forty (40) years from commencement of amortization (other than with respect to a Second Lien Mortgage Loan that is originated as a home equity revolving line of credit).
(t)    Customary Provisions. The Mortgage Note has a stated maturity. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor or restriction on the Seller which would interfere with the right to sell the Mortgaged Property at a trustee's sale or otherwise or the right to foreclose on the related Mortgage. Except with respect to Business Purpose Mortgage Loans, the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac, Fannie Mae or GNMA, as applicable.
(u)    Occupancy of the Mortgaged Property. Other than with respect to Business Purpose Mortgage Loans, as of the Purchase Date the Mortgaged Property is lawfully occupied under applicable law. Other than with respect to Business Purpose Mortgage Loans, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Seller has not received notification from any Governmental Authority that the Mortgaged Property is in material noncompliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Seller has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Other than with respect to Business Purpose Mortgage Loans, with respect to any Mortgage Loan originated with an “owner occupied” Mortgaged Property,
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the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence.
(v)    No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in clause (j) above.
(w)    Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Custodian or Administrative Agent to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(x)    Transfer of Mortgage Loans. Except with respect to Mortgage Loans intended for purchase by GNMA and for Mortgage Loans registered with MERS, the Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located.
(y)    Due On Sale. Except with respect to Mortgage Loans intended for purchase by GNMA, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder.
(z)    No Buydown Provisions; No Graduated Payments or Contingent Interests. Except with respect to Agency Mortgage Loans, the Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by Seller, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature.
(aa)    Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the Purchase Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. With respect to each Mortgage Loan other than a Co-op Loan, a Second Lien Mortgage Loan or a HELOC, the lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority with respect to Mortgage Loans, by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae, Freddie Mac or GNMA. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan.
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(bb)    No Condemnation Proceeding. There are no current condemnation proceedings with respect to the Mortgaged Property and the Seller has no knowledge of any such proceedings.
(cc)    Collection Practices; Escrow Deposits; Interest Rate Adjustments. The origination and collection practices used by the originator, each servicer of the Mortgage Loan and the Seller with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and, where required under the applicable Underwriting Guidelines, has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited.
(dd)    Conversion to Fixed Interest Rate. Except as allowed by Fannie Mae, Freddie Mac or GNMA or otherwise as expressly approved in writing by Administrative Agent, with respect to adjustable rate Mortgage Loans, the Mortgage Loan is not convertible to a fixed interest rate Mortgage Loan.
(ee)    Other Insurance Policies. No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable special hazard insurance policy, private mortgage insurance policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or by any officer, director, or employee of the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance.
(ff)    Servicemembers Civil Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge, of any relief requested or allowed to the Mortgagor under the Servicemembers Civil Relief Act of 2003.
(gg)    Appraisal. The Asset File contains either (i) to the extent permitted by the applicable Agency, a Property Inspection Waiver (as defined in the applicable Agency guidelines), (ii) as required by the applicable Underwriting Guidelines, the valuation waterfall product value for HELOCs and CES or (ii) an appraisal of the related Mortgaged Property signed prior to the funding of the Mortgage
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Loan by a qualified appraiser, duly appointed by Seller, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 as amended and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated; provided that the foregoing requirement shall not apply to Agency Mortgage Loans where the applicable Agency does not so require it. As of the origination date, no appraisal is more than one hundred and twenty (120) days old.
(hh)    Disclosure Materials. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans, and the Seller maintains such statement in the Asset File.
(ii)    Construction or Rehabilitation of Mortgaged Property. Other than with respect to a Business Purpose Mortgage Loan, no Mortgage Loan (other than an FHA 203(k) loan) was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade in or exchange of a Mortgaged Property.
(jj)    No Defense to Insurance Coverage. No action has been taken or failed to be taken, no event has occurred and no state of facts exists or has existed on or prior to the Purchase Date (whether or not known to Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under any private mortgage insurance (including, without limitation, any exclusions, denials or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured) whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor or any party involved in the application for such coverage, including the appraisal, plans and specifications and other exhibits or documents submitted therewith to the insurer under such insurance policy, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.
(kk)    Capitalization of Interest. The Mortgage Note does not by its terms provide for the capitalization or forbearance of interest.
(ll)    No Equity Participation. No document relating to the Mortgage Loan provides for any contingent or additional interest in the form of participation in the cash flow of the Mortgaged Property or a sharing in the appreciation of the value of the Mortgaged Property. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
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(mm)    Proceeds of Mortgage Loan. The proceeds of the Mortgage Loan have not been and shall not be used to satisfy, in whole or in part, any debt owed or owing by the Mortgagor to the Seller or any Affiliate or correspondent of the Seller, except in connection with a refinanced Mortgage Loan; provided, however, no such refinanced Mortgage Loan shall have been originated pursuant to a streamlined mortgage loan refinancing program.
(nn)    Origination Date. (i) With respect to Mortgage Loans other than correspondent loans, Scratch and Dent Mortgage Loans and Early Buyout Loans, the Purchase Date is no more than thirty (30) days following the origination date and (ii) with respect to correspondent loans (other than Early Buyout Loans and Scratch and Dent Mortgage Loans), the Purchase Date is no more than one-hundred and eighty (180) days following the origination date.
(oo)    No Exception. The Custodian has not noted any material exceptions on a Custodial Mortgage Loan Schedule with respect to the Mortgage Loan which would materially adversely affect the Mortgage Loan or Administrative Agent’s or Buyers’ interest in the Mortgage Loan.
(pp)    Mortgage Submitted for Recordation. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
(qq)    Documents Genuine. Such Purchased Mortgage Loan and all accompanying collateral documents are complete and authentic and all signatures thereon are genuine. Except for FHA 203(k) loans or HELOCs, such Purchased Mortgage Loan is a “closed” loan fully funded by Seller and held in Seller’s name.
(rr)    Bona Fide Loan. Such Purchased Mortgage Loan arose from a bona fide loan, complying with all applicable State and Federal laws and regulations, to persons having legal capacity to contract and is not subject to any defense, set-off or counterclaim.
(ss)    Reserved,
(tt)    Description. Each Purchased Mortgage Loan conforms to the description thereof as set forth on the related Custodial Mortgage Loan Schedule delivered to the Custodian and Administrative Agent.
(uu)    Located in U.S. No collateral (including, without limitation, the related real property and the dwellings thereon and otherwise) relating to a Purchased Mortgage Loan is located in any jurisdiction other than in one of the fifty (50) states of the United States of America or the District of Columbia.
(vv)    Underwriting Guidelines. Except with respect to Mortgage Loans that are Early Buyout Loans or Scratch and Dent Mortgage Loans, each Purchased
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Mortgage Loan has been originated in accordance with the Underwriting Guidelines (including all supplements or amendments thereto) previously provided to Administrative Agent.
(ww)    Aging. Such Purchased Mortgage Loan has not been subject to a Transaction hereunder for more than the applicable Aging Limit (to the extent there is an applicable Aging Limit for such Mortgage Loan).
(xx)    Committed Mortgage Loans. Each Committed Mortgage Loan is covered by a Take-out Commitment, does not exceed the availability under such Take-out Commitment (taking into consideration mortgage loans which have been purchased by the respective Take-out Investor under the Take-out Commitment and mortgage loan which Seller has identified to Administrative Agent as covered by such Take-out Commitment) and conforms to the requirements and the specifications set forth in such Take-out Commitment and the related regulations, rules, requirements and/or handbooks of the applicable Take-out Investor and is eligible for sale to and insurance or guaranty by, respectively the applicable Take-out Investor and applicable insurer. Each Take-out Commitment is a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
(yy)    Reserved.
(zz)    Reserved.
(aaa)    Predatory Lending Regulations; High Cost Mortgage Loans. No Mortgage Loan is classified as High Cost Mortgage Loans.
(bbb)    Credit Score and Reporting. As of the Purchase Date, the Mortgagor’s credit score as listed on the Asset Schedule is no more than one hundred twenty (120) days old. Full, complete and accurate information with respect to the Mortgagor’s credit file was furnished to Equifax, Experian and Trans Union Credit Information in accordance with the Fair Credit Reporting Act and its implementing regulations.
(ccc)    Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Asset Documents as agent and bailee for Administrative Agent or Administrative Agent’s agent and to promptly forward such Asset Documents in accordance with the provisions of the Custodial Agreement and the Escrow Instruction Letter.
(ddd)    FHA Mortgage Insurance; VA Loan Guaranty. With respect to the FHA Loans, the FHA Mortgage Insurance Contract is or eligible to be in full force and
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effect and there exists no impairment to full recovery without indemnity to the Department of Housing and Urban Development or the FHA under FHA Mortgage Insurance. With respect to the VA Loans, the VA Loan Guaranty Agreement is in full force and effect to the maximum extent stated therein. All necessary steps have been taken to keep such guaranty or insurance valid, binding and enforceable and each of such is the binding, valid and enforceable obligation of the FHA and the VA, respectively, to the full extent thereof, without surcharge, set off or defense. Except with respect to a Mortgage Loan that is an Early Buyout Loan, each FHA Loan and VA Loan was originated in accordance with the criteria of an Agency for purchase of such Mortgage Loans.
(eee)    Asset Schedule. The information set forth in the related Asset Schedule and all other information or data furnished by, or on behalf of, Seller to Administrative Agent is complete, true and correct in all material respects.
(fff)    Qualified Mortgage. Other than with respect to Business Purpose Mortgage Loans or a HELOC, notwithstanding anything to the contrary set forth in this Agreement, on and after January 10, 2014 (or such later date as set forth in the relevant regulations), (i) prior to the origination of each Mortgage Loan, the originator made a reasonable and good faith determination that the Mortgagor had a reasonable ability to repay the loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 CFR 1026.43(c) and (ii) other than Non-Agency Non-QM Mortgage Loans, unless otherwise approved in writing by Administrative Agent or a Buyer, each Mortgage Loan is a “Qualified Mortgage” as defined in 12 CFR 1026.43(e).
(ggg)    Co-op Loan: Valid First Lien. With respect to each Co-op Loan, the related Mortgage is a valid, enforceable and subsisting first priority security interest on the related Co-op Shares securing the related Proprietary Lease, subject only to (a) liens of the Co-op Corporation for unpaid assessments representing the Mortgagor’s pro rata share of the Co-op Corporation’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the security interest. There are no liens against or security interests in the Co-op Shares relating to each Co-op Loan (except for unpaid maintenance, assessments and other amounts owed to the related cooperative which individually or in the aggregate will not have a material adverse effect on such Co-op Loan), which have priority equal to or over Seller’s security interest in such Co-op Shares.
(hhh)    Co-op Loan: Compliance with Law. With respect to each Co-op Loan, the related Co-op Corporation that owns title to the related Co-op Project is a “cooperative housing corporation” within the meaning of Section 216 of the Internal Revenue Code, and is in material compliance with applicable federal, state and local laws
Schedule 1-A-14
LEGAL02/46008510v3

which, if not complied with, could have a material adverse effect on the Mortgaged Property.
(iii)    Co-op Loan: No Pledge. With respect to each Co-op Loan, there is no prohibition against pledging the Co-op Shares or assigning the Proprietary Lease. With respect to each Co-op Loan, (i) the term of the related Proprietary Lease is longer than the term of the Co-op Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Co-op Shares owned by such Mortgagor first to the Co-op Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Co-op Shares or assigning the Proprietary Lease and (iv) the Recognition Agreement is on a form of agreement published by Aztech Document Systems, Inc. as of the date hereof or includes provisions which are no less favorable to the lender than those contained in such agreement. To the extent required by the Take-out Investor with respect to such Co-op Loan, Seller shall also deliver to the Custodian an executed Assignment of Recognition Agreement (as such term is defined in the Custodial Agreement) with respect to such Co-op Loan.
(jjj)    Co-op Loan: Acceleration of Payment. With respect to each Co-op Loan, each Assignment of Proprietary Lease contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the material benefits of the security provided thereby. The Assignment of Proprietary Lease contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Co-op Unit is transferred or sold without the consent of the holder thereof.
        (kkk)    TRID Compliance. Other than with respect to a Business Purpose Mortgage Loan, a HELOC or Second Lien Mortgage Loan, with respect to each Mortgage Loan where the Mortgagor’s loan application for the Mortgage Loan was taken on or after October 3, 2015, such Mortgage Loan was originated in compliance with the TILA-RESPA Integrated Disclosure Rule.

        (lll)    Wet-Ink Mortgage Loans. With respect to each Mortgage Loan that is a Wet-Ink Mortgage Loan, the Settlement Agent has been instructed in writing by Seller to hold the related Asset Documents as agent and bailee for Administrative Agent or Administrative Agent’s agent and to promptly forward such Asset Documents in accordance with the provisions of the related Custodial Agreement and the Escrow Instruction Letter.

(mmm)     eNote Legend. If the Mortgage Loan is an eMortgage Loan, the related eNote contains the Agency-Required eNote Legend.
(nnn) Payment Terms. Each HELOC provides for the initial draw period specified in the Underwriting Guidelines and an initial payment period (the “Revolving HELOC Period”) during which the Mortgagor is required to make monthly payments of interest payable in arrears for a 120-month period and requires repayment of the unpaid principal balance thereof over a period following the Revolving HELOC Period which is not in excess of 240 months.
Schedule 1-A-15
LEGAL02/46008510v3

(ooo)    eNotes. With respect to each eMortgage Loan, the related eNote satisfies all of the following criteria:
(i)the eNote bears a digital or electronic signature;
(ii)the Hash Value of the eNote indicated in the MERS eRegistry matches the Hash Value of the eNote as reflected in the eVault;
(iii)there is a single Authoritative Copy of the eNote, as applicable and within the meaning of Section 9-105 of the UCC or Section 16 of the UETA, as applicable, that is held in the eVault;
(iv)the Location status of the eNote on the MERS eRegistry reflects the MERS Org ID of the Custodian;
(v)the Controller status of the eNote on the MERS eRegistry reflects the MERS Org ID of Administrative Agent;
(vi)the Delegatee status of the eNote on the MERS eRegistry reflects the MERS Org ID of Custodian;
(vii)the Master Servicer Field status of the eNote on the MERS eRegistry reflects the MERS Org ID of Servicer or Seller;
(viii)the Subservicer Field status of the eNote on the MERS eRegistry (i) reflects, if there is a third-party subservicer, such subservicer’s MERS Org ID or (ii) if there is not a subservicer, is blank;
(ix)There is no Control Failure, eNote Replacement Failure or Unauthorized Master Servicer or Subservicer Modification with respect to such eNote;
(x)the eNote is a valid and enforceable Transferable Record or comprises “electronic chattel paper” within the meaning of the UCC;
(xi)there is no defect with respect to the eNote that would result in Administrative Agent having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA or the UCC, as applicable) of the Transferable Record; and
(xii)there is no paper copy of the eNote in existence nor has the eNote been papered-out.
Schedule 1-A-16
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(ppp)    Type of Loan. With respect to each Business Purpose Mortgage Loan, (i) the Mortgage Loan is primarily for business or commercial purposes (as referenced in the Truth and Lending Act and its implementing regulation, Regulation Z) and not primarily for personal, family or household purposes and (ii) the Mortgaged Property securing the related Mortgage is non-owner occupied. Such Business Purpose Mortgage Loan is not subject to the Truth in Lending Act and its implementing regulation, Regulation Z, and the Real Estate Settlement Procedures Act and its implementing regulation, Regulation X. The Mortgagor has executed a business purpose affidavit stating that the Business Purpose Mortgage Loan is for commercial, business or investment purposes only and that the Mortgagor is not and will not occupy or claim the property as a primary or secondary residence.

(qqq)    Income/Employment/Assets. With respect to each Business Purpose Mortgage Loan, the originator verified the Mortgagor’s income, employment, and assets in accordance with the Underwriting Guidelines.

(rrr)    Source of Loan Payments. With respect to Business Purpose Mortgage Loans, no payments due and payable under the terms of the Mortgage Note and Mortgage, have been paid by any person (other than the Mortgagor and any guarantor) who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan.

(sss)    Local Law Compliance. With respect to each Business Purpose Mortgage Loan, the terms of the related loan documents require the related Mortgagor to cause the Mortgaged Property to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(ttt)    Licenses and Permits. With respect to each Business Purpose Mortgage Loan, each Mortgagor covenants in the loan documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of each related Mortgaged Property in full force and effect, and all such licenses, permits and applicable governmental authorizations are in effect. Seller is not aware of any Mortgagor, guarantor or other obligor on any Mortgage Loan having received notice of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to any Mortgaged Property.

(uuu)    Mortgage Provisions. With respect to each Business Purpose Mortgage Loan, the Mortgage Note or the Mortgage contain provisions regarding the rights and remedies of the holder thereof for the realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure, subject to receivership, bankruptcy, insolvency, moratorium and other laws and principles of equity affecting the rights of creditors, whether considered in a proceeding at law or in equity.

Schedule 1-A-17
LEGAL02/46008510v3

(vvv)    General Liability Insurance. With respect to each Business Purpose Mortgage Loans, the related Mortgaged Property is required pursuant to the related Mortgage to be (or the holder of the Mortgage can require that the Mortgaged Property be), and at origination the Seller received evidence that such Mortgaged Property was, insured by a hazard and rental loss insurance policy (as applicable) in amounts as required for similar properties in accordance with the Underwriting Guidelines.

(www)    Assignment of Leases and Rents. With respect to each Business Purpose Mortgage Loan, any assignment of leases, rents and profits or similar document or instrument executed by the related Mortgagor in connection with the origination of the related Mortgage Loan, as such document may be amended, modified, renewed or extended from time to time (the “Assignment of Leases and Rents”) was duly executed, acknowledged and delivered and establishes and creates a valid and enforceable first priority collateral assignment of, or lien on, the related Mortgagor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject to legal limitations of general applicability to mortgage loans similar to the Mortgage Loan, and the Mortgagor and each assignor of such Assignment of Leases and Rents to the Seller have the full right to assign the same. Each Business Purpose Mortgage Loan contains an Assignment of Leases and Rents, and such Assignment of Leases and Rents is included either in the related Mortgage or in a related separate assignment document. The related assignment of any Assignment of Leases and Rents not included in the related Mortgage has been executed and delivered to the Administrative Agent in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Leases and Rents) all of the assignor’s right, title and interest in, to and under such Assignment of Leases and Rents.

(xxx)    Non-conforming Uses. With respect to each Business Purpose Mortgage Loan, if the Mortgaged Property constitutes a legal nonconforming use, the nonconforming improvements may be rebuilt to current density and used and occupied for such nonconforming purposes if damaged or destroyed or ordinance and law endorsement to hazard policy unless otherwise disclosed to Administrative Agent in writing.

(yyy)    No Releases. With respect to each Business Purpose Mortgage Loan, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the valuation for such Mortgaged Property, and/or generates income, from the lien of the related Mortgage except upon payment in full of all amounts due under the related Business Purpose Mortgage Loan.

(zzz)    Credit Limits. With respect to each HELOC, if the Seller has increased a Mortgagor’s Credit Limit, (i) Seller has notified the Administrative Agent in writing of Seller’s decision to increase a Mortgagor’s Credit Limit in accordance with Asset Documents, (ii) such increase has been effected by Seller through modification of
Schedule 1-A-18
LEGAL02/46008510v3

the Mortgage Loan with the Mortgagor; (iii) the Seller has delivered to the Administrative Agent an updated Asset Schedule reflecting the modification to the Mortgage Loan and (iv) the Seller has delivered to the Custodian any modified Asset Documents.  Notwithstanding anything to the contrary herein, in no event shall Administrative Agent or Buyers have any obligation to fund any Draws with respect to any HELOC, which obligations shall be retained by the Seller.

(aaaa)    Draws In Compliance With Laws. Each Draw under the HELOC has been disbursed in accordance with all applicable laws, rules and regulations, including, without limitation, all state and local licensing requirements.

(bbbb)    HELOC Terms. With respect to HELOCs, the related Mortgagor may request advances up to the Credit Limit within the first (1st) ten (10) years following the date of origination.

(cccc)    Revolving Term. Each HELOC provides for an initial period (the “Revolving Period”) during which the Mortgagor is required to make monthly payments of interest payable in arrears and requires repayment of the unpaid principal balance thereof over a period following the Revolving Period (the “Repayment Period”) which is not in excess of one hundred twenty (120) months. As of the Purchase Date no HELOC was in its Repayment Period. The Mortgage Interest Rate on each Mortgage Loan adjusts periodically in accordance with the Credit Line Agreement. On each Interest Rate Adjustment Date the Seller has made interest rate adjustments on the Mortgage Loan which are in compliance with the related Mortgage, Mortgage Note and Credit Line Agreement and applicable law.

(dddd)    Access; Utilities; Separate Tax Lots. With respect to each Business Purpose Mortgage Loan, each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related title policy insuring such Mortgaged Property.

Schedule 1-A-19
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SCHEDULE 2
AUTHORIZED REPRESENTATIVES
SELLER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below are authorized, acting singly, to act for Seller under this Agreement:

Name	Title	Authorized Signature
    [***]

Schedule 2 (Master Repurchase Agreement)(LoanDepot)
LEGAL02/46008538v3

ADMINISTRATIVE AGENT AND BUYER AUTHORIZATIONS
Any of the persons whose signatures and titles appear below, including any other authorized officers, are authorized, acting singly, to act for Administrative Agent and/or Buyers under this Agreement:

Name	Title	Signature
[***]
Schedule 2
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SCHEDULE 3
NON-AFFILIATE JOINT VENTURE COMPANIES

[***]
Schedule 3
LEGAL02/46008510v3

EXHIBIT A
FORM OF POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that loanDepot.com, LLC (“Seller”) hereby irrevocably constitutes and appoints Atlas Securitized Products, L.P. (“Administrative Agent”) and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of Seller and in the name of Seller or in its own name, from time to time in Administrative Agent’s discretion:
(a)    in the name of Seller, or in its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any assets purchased by Administrative Agent on behalf of certain Buyers and/or Repledgees under the Master Repurchase Agreement, dated November 14, 2024 (as the same may be amended, restated, supplemented or otherwise modified from time to time) (the “Assets”), and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Administrative Agent for the purpose of collecting any and all such moneys due with respect to any other assets whenever payable;
(b)    to pay or discharge taxes and liens levied or placed on or threatened against the Assets;
(c)    (i) to direct any party liable for any payment under any Assets to make payment of any and all moneys due or to become due thereunder directly to Administrative Agent or as Administrative Agent shall direct; (ii) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Assets; (iii) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any Assets; (iv) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Assets or any proceeds thereof and to enforce any other right in respect of any Assets; (v) to defend any suit, action or proceeding brought against Seller with respect to any Assets; (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (vii) above and, in connection therewith, to give such discharges or releases as Administrative Agent may deem appropriate; (viii) to cause the mortgagee of record to be changed to Administrative Agent on the FHA or VA system, as applicable; and (ix) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any Assets as fully and completely as though Administrative Agent were the absolute owner thereof for all purposes, and to do, at Administrative Agent’s option and Seller’s expense, at any time, and from time to time, all acts and things which Administrative Agent deems necessary to protect, preserve or realize upon the Assets and Administrative Agent’s Liens thereon and to effect the intent of this Agreement, all as fully and effectively as Seller might do;
Exhibit A-1
LEGAL02/46008510v3

(d)    for the purpose of carrying out the transfer of servicing with respect to the Assets from Seller to a successor servicer appointed by Administrative Agent in its sole discretion and to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish such transfer of servicing, and, without limiting the generality of the foregoing, Seller hereby gives Administrative Agent the power and right, on behalf of Seller, without assent by Seller, to, in the name of Seller or its own name, or otherwise, prepare and send or cause to be sent “good-bye” letters to all mortgagors under the Assets, transferring the servicing of the Assets to a successor servicer appointed by Administrative Agent in its sole discretion; and
(e)    for the purpose of delivering any notices of sale to mortgagors or other third parties, including without limitation, those required by law.
Seller hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.
Seller also authorizes Administrative Agent, from time to time, to execute, in connection with any sale, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Assets.
The powers conferred on Administrative Agent hereunder are solely to protect Administrative Agent’s interests in the Assets and shall not impose any duty upon it to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to Seller for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.
TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OF SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND ADMINISTRATIVE AGENT ON ITS OWN BEHALF AND ON BEHALF OF ADMINISTRATIVE AGENT’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.
[REMAINDER OF PAGE INTENTIONALLY BLANK. SIGNATURES FOLLOW.]
Exhibit A-2
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IN WITNESS WHEREOF Seller has caused this Power of Attorney to be executed and Seller’s seal to be affixed this _____ day of _________, 20[_].

loanDepot.com, LLC By: _____________________________ Name: Title:

Exhibit A-1
LEGAL02/46008510v3

STATE OF                                                )
COUNTY OF                                          )

On ________________________ before me, _____________________________________ Notary Public, personally Appeared ____________________, who proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature_________________________________________

Exhibit A-4
LEGAL02/46008510v3

EXHIBIT B
FORM OF ESCROW INSTRUCTION LETTER
The escrow instruction letter (the “Escrow Instruction Letter”) shall also include the following instruction to the Settlement Agent (the “Escrow Agent”):
Atlas Securitized Products, L.P. (the “Administrative Agent”), has agreed to provide funds (“Escrow Funds”) to loanDepot.com, LLC to finance certain mortgage loans (the “Mortgage Loans”) for which you are acting as Escrow Agent.
You hereby agree that (a) you shall receive such Escrow Funds from Administrative Agent to be disbursed in connection with this Escrow Instruction Letter, (b) you will hold such Escrow Funds in trust, without deduction, set-off or counterclaim for the sole and exclusive benefit of Administrative Agent until such Escrow Funds are fully disbursed on behalf of Administrative Agent in accordance with the instructions set forth herein, and (c) you will disburse such Escrow Funds on the date specified for closing (the “Closing Date”) only after you have followed the Escrow Instruction Letter’s requirements with respect to the Mortgage Loans. In the event that the Escrow Funds cannot be disbursed on the Closing Date in accordance with the Escrow Instruction Letter, you agree to promptly remit the Escrow Funds to the Administrative Agent by re-routing via wire transfer the Escrow Funds in immediately available funds, without deduction, set-off or counterclaim, back to the account specified in Administrative Agent’s incoming wire transfer.
You further agree that, upon disbursement of the Escrow Funds, you will hold all Asset Documents specified in the Escrow Instruction Letter in escrow as agent and bailee for Administrative Agent, and will forward the Asset Documents and original Escrow Instruction Letter in connection with such Mortgage Loans by overnight courier to the Custodian within five (5) Business Days following the date of origination.
You agree that all fees, charges and expenses regarding your services to be performed pursuant to the Escrow Instruction Letter are to be paid by Seller or its borrowers, and Administrative Agent shall have no liability with respect thereto.
You represent, warrant and covenant that you are not an affiliate of or otherwise controlled by Seller, and that you are acting as an independent contractor and not as an agent of Seller.
The provisions of this Escrow Instruction Letter may not be modified, amended or altered, except by written instrument, executed by the parties hereto and Administrative Agent. You understand that Administrative Agent shall act in reliance upon the provisions set forth in this Escrow Instruction Letter, and that Administrative Agent on behalf of Buyers and certain Repledgees is an intended third party beneficiary hereof.
Exhibit B
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Whether or not an Escrow Instruction Letter executed by you is received by the Custodian, your acceptance of the Escrow Funds shall be deemed to constitute your acceptance of the Escrow Instruction Letter.

Exhibit B
LEGAL02/46008510v3